EXHIBIT 99.7

                        ---------------------------------
                           CONVERSION APPRAISAL UPDATE
                                     REPORT

                           WILLOW GROVE BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                                WILLOW GROVE BANK
                            Maple Glen, Pennsylvania

                                  Dated As Of:
                                February 6, 2002
                        ---------------------------------

                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                       [LETTERHEAD OF RP FINANCIAL, L.C.]

                                                     February 6, 2002

Board of Directors
Willow Grove Mutual Holding Company
Willow Grove Bancorp
Willow Grove Bank
Welsh and Norristown Roads
Maple Glen, Pennsylvania 19002-8030

Members of the Boards:

      At your request, we have completed and hereby provide an updated independent appraisal ("Appraisal Update") of the estimated pro forma market value of the common stock to be issued by Willow Grove Bancorp, Maple Glen, Pennsylvania ("Bancorp" or "Willow Grove") in connection with the mutual-to-stock conversion of Willow Grove Mutual Holding Company (the "MHC"). The MHC currently has a majority ownership interest in, and its principal asset consists of, approximately 56.94 percent of the common stock of Bancorp (the "MHC Shares"), the mid-tier holding company for Willow Grove Bank, Maple Glen, Pennsylvania (the "Bank"). The remaining 43.06 percent of Bancorp's common stock is owned by public stockholders. Bancorp owns 100 percent of the outstanding common stock of the Bank. It is our understanding that Bancorp will offer its stock, representing the majority ownership interest held by the MHC, to depositors of the Bank, the Bank's ESOP, borrowers of the Bank, directors officers and employees, current stockholders of Willow Grove Bancorp, members of the local community, and the public at large (the Subscription and Community offerings).

      This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS, including the most recent revisions as of October 21, 1994, and applicable interpretations thereof.

      Our original appraisal report, dated December 7, 2001 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

      This update has been prepared to reflect changes in stock market conditions for thrifts since the Original Appraisal and Willow Grove's recent financial developments as of December 31, 2001.

Board of Directors
February 6, 2002
Page 2


Plan of Conversion

      On September 7, 2001, the Board of Directors of the MHC adopted the plan of conversion pursuant to which the MHC will convert from the mutual holding company form of ownership to 100 percent ownership of the Bank's common stock by Bancorp. The MHC will be merged into the Bank and the MHC will no longer exist. As part of the conversion, Bancorp will sell shares of common stock in an offering that will represent the ownership interest in Bancorp currently owned by the MHC. As of February 1, 2002, the MHC's ownership interest in Bancorp approximated 56.94 percent. Bancorp will also issue shares of its common stock to the public stockholders of Bancorp pursuant to an exchange ratio that will result in the public shareholders owning the same aggregate percentage of the newly issued Bancorp common stock as owned immediately prior to the conversion.

Limiting Factors and Considerations

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change time to time, no assurance can be given that persons who purchase shares of common stock in the Offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

      RP Financial's updated valuation was determined based on the financial condition and operations of Bancorp as of December 31, 2001, the date of the most recent financial data included in the Company's Prospectus.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client financial institutions.

      This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in Bancorp's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Board of Directors
February 6, 2002
Page 3


Discussion of Relevant Considerations

      1. Financial Results

            Table 1 presents summary balance sheet and income statement data through December 31 2001. The overall composition of Bancorp's updated balance sheet was generally comparable to the December 31, 2001 data, with Bancorp experiencing modest asset growth during the quarter. The balance sheet growth was largely funded by deposits, which resulted in an increase in cash and equivalents as the balance of loans diminished.

            Growth Trends

            Bancorp's total assets increased by approximately $6 million over the three months ended December 31, 2001, attributable to deposit growth which funded the purchase of investments. The balance of loans decreased during the fourth calendar quarter of 2001 due to relatively high prepayment rates experienced in the single-family mortgage portfolio. Equity decreased as interim earnings were offset by the payment of dividends and a reduction in the value of securities classified as available for sale ("AFS") as interest rates trended upward in December.

            Loan Receivable

            Loans receivable decreased from $454.7 million, as of September 30, 2001, to $439.2 million, as of December 31, 2001, to equal 68.2 percent of total assets. The reduction in the loan portfolio balance overall is largely attributable to accelerated prepayments in the single-family mortgage loan portfolio and to Bancorp's reluctance to add to portfolio newly-originated fixed rate residential mortgage loans in the low rate environment prevailing during the period. Balances in other segments of the loan portfolio including the commercial and home equity portfolios remained comparatively stable over the three months ended December 31, 2001.

            Cash and Investment Securities

            The balance of cash and cash eqivalents increased over the quarter ended December 31, 2001, by $20.5 million to equal $44.8 million, or 6.96 percent of assets. Investment securities declined slightly over the quarter ended December 31, 2001, to equal $138.9 million, or 21.58 percent of total assets. The majority of Bancorp's investments consist primarily of U.S. agency securities (primarily callable securities), mortgage-backed securities ("MBS"), equity securities (including a mutual fund investing in adjustable rate mortgage loans, or "ARMS") and a small balance of municipal bonds.

            Funding Structure

            Deposit balances continued to grow, increasing by approximately $6 million over the three months ended December 31, 2001. Bancorp's funding was supplemented with a modest level of borrowed funds, which decreased by less than $1 million over the quarter.

Board of Directors
February 6, 2002
Page 4


                                     Table 1
                           Willow Grove Bancorp, Inc.
                              Recent Financial Data

                                           At September 30, 2001       At December 31, 2001
                                           ---------------------       --------------------
                                                           % of                        % of
                                             Amount       Assets         Amount       Assets
                                             ------       ------         ------       ------
                                             ($000)         (%)          ($000)         (%)
Balance Sheet Data
Assets                                     $ 637,437      100.00%      $ 643,656      100.00%
Cash and cash equivalents                     24,347        3.82          44,820        6.96
Investment Securities - AFS                  139,566       21.89         138,871       21.58
Loans available for sale                       4,498        0.71           5,002        0.78
Loans receivable (net)                       454,654       71.33         439,162       68.23
Intangible assets                              1,238        0.19           1,181        0.18
Deposits                                     503,091       78.92         509,148       79.10
Borrowed funds                                65,415       10.26          64,728       10.06
Total equity                                  63,194        9.91          62,870        9.77
Total tangible equity                         61,956        9.72          61,689        9.58

                                          12 Months Ended 9/30/01     12 Months Ended 12/31/01
                                          -----------------------     ------------------------
                                                         % of Avg.                   % of Avg.
                                             Amount       Assets         Amount       Assets
                                             ------       ------         ------       ------
                                             ($000)         (%)          ($000)         (%)
Summary Income Statement
Interest income                            $  44,923        7.40%      $  44,823        7.23%
Interest expense                             (24,443)      (4.03)        (23,788)      (3.84)
                                           ---------       -----       ---------       -----
  Net interest income                      $  20,480        3.37%      $  21,035        3.39%
Provision for losses                            (900)      (0.15)         (1,246)      (0.20)
                                           ---------       -----       ---------       -----
  Net interest income after provisions     $  19,580        3.22%      $  19,789        3.19%
Other operating income                         1,473        0.24           1,526        0.25
Operating expense                            (14,291)      (2.35)        (14,845)      (2.40)
                                           ---------       -----       ---------       -----
  Net operating income                     $   6,762        1.11%      $   6,470        1.04%
Gain(Loss) on sale of AFS securities              15        0.00             169        0.03
Gain(Loss) on sale of AFS loans                  491        0.08             624        0.10
Non-recurring provisions on loans             (7,220)      (1.19)         (3,128)      (0.50)
                                           ---------       -----       ---------       -----
  Total non-operating income/(expense)     $  (6,714)      (1.11)%     $  (2,335)      (0.38)%
Net income before tax                             48        0.01           4,135        0.67%
Income taxes                                     108        0.02          (1,339)      (0.22)
                                           ---------       -----       ---------       -----
  Net income                               $     156        0.03%      $   2,796        0.45%

    Addback: Non-recurring expense             6,714        1.11           2,335        0.38
  Tax effect (1)                              (2,283)      (0.38)           (794)      (0.13)
                                           ---------       -----       ---------       -----
     Estimated core net income             $   4,587        0.76%      $   4,337        0.70%

(1)   Based on a 34 percent effective tax rate.

Source: Willow Grove Bancorp's audited and unaudited financial statements and RP
        Financial calculations.

Board of Directors
February 6, 2002
Page 5


            Equity

            Total equity decreased by approximately $324,000 during the quarter to equal $62.9 million, or 9.77 percent of assets. At the same date, tangible equity equaled $61.7 million, equal to 9.58 percent of total assets.

            Income and Expense Trends

            Bancorp's trailing 12 month earnings increased in the most recent period, from $156,000 for the 12 months ended September 30, 2001, to $2.8 million for the 12 months ended December 31, 2001. Bancorp's return on average assets ("ROA") increased to 0.45 percent of average assets for the 12 months ended December 31, 2001, up from 0.03 percent of average assets for the earlier period. In contrast, adjusted (or "core") net income decreased modestly from $4.6 million, or 0.76 percent of average assets, to $4.4 million, or 0.70 percent of average assets. The largest adjustment to earnings in both periods was for non-recurring loan loss provisions related to two large commercial loans. The reduction in core net income is primarily attributable to higher loan loss provisions and operating expenses, which were partially offset by growth in net interest income and other non-interest income.

            Net Interest Income

            Bancorp's net interest income increased slightly for the most recent trailing 12 month period in dollar terms and as a percent of average assets. Specifically, net interest income increased by $555,000 to $21.0 million while the net interest ratio increased by 2 basis points to 3.39 percent for the most recent period.

            Loan Loss Provisions

            Provisions for loan losses (normalized basis) increased by nearly $346,000 to $1.2 million, or 0.20 percent of average assets, and reflect additional provisions as a result of chargeoffs during the quarter, and as management continued to evaluate the impact of continued diversification of the loan portfolio and prevailing economic conditions in its markets.

            Non-Interest Income

            Non-interest income increased nominally for the most recent period to $1.5 million, or 0.25 percent of average assets. Bancorp's non-interest income is largely generated from the core deposit base, in the form of various fees and charges on deposit accounts and transactions.

            Operating Expenses

            Bancorp's operating expenses have been increasing due to asset growth, de novo branches and revenue diversification efforts. The growth trend in operating expenses has continued based on updated financial data as total operating expenses increased to $14.8 million, equal to 2.40 percent of average assets.

            Bancorp expects that the operating expenses will continue to increase given continued expansion and diversification plans and the incremental costs of additional stock-related benefit

Board of Directors
February 6, 2002
Page 6


plans in conjunction with the second step conversion. Continued growth and reinvestment of the conversion proceeds should increase revenues sufficiently to offset the anticipated expense increase.

            Efficiency Ratio

            Bancorp's efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) of approximately 65.8 percent for the most recent 12 months reflects a small increase from the 65.1 percent ratio for the 12 months ended September 30, 2001.

            Non-Operating Income/Expense

            During the 12 months ended September 30, 2001, net non-operating expenses totaled $6.7 million, primarily consisting of expenses related to the chargeoff of two commercial loans equal to $7.2 million, offset by gains on the sale of loans and AFS securities. Net non-operating expenses decreased to $2.3 million, equal to 0.38 percent of assets for the twelve months ended December 31, 2001, as a portion of the non-recurring commercial loan chargeoff expenses fell out of trailing twelve month earnings.

            Taxes

            Bancorp's tax rate approximated 32 percent for the twelve months ended December 31, 2001, which closely approximates the 34 percent marginal tax rate on taxable income as estimated by management.

      2. Peer Group Financial Comparisons

            Tables 2 and 3 present the most updated financial characteristics and operating results available for Bancorp, the Peer Group and all publicly-traded savings institutions.

            Financial Condition

            The balance sheet ratios for Bancorp and the Peer Group reflected modest change since the Original Appraisal. Relative to the Peer Group, Bancorp's interest-earning assets composition continued to reflect a modestly lower level of loans and a higher level of MBS and cash and investments.

            The Peer Group continues to maintain a higher ratio of capital relative to Bancorp on a pre-conversion basis. Bancorp's equity base of 9.8 percent was slightly below the Peer Group's average net worth ratio 10.0 percent. However, with the addition of stock proceeds, Bancorp's pro forma capital position is expected to increase to levels in excess of the Peer Group average. Bancorp's higher pro forma capital will provide greater leverage potential than the Peer Group, although in the intermediate term the higher capital will lead to a disadvantage in terms of return on equity ("ROE").

RP FINANCIAL, LC.
===========================================
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                     Table 2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                            As of September 30, 2001

                                                                  Balance Sheet as a Percent of Assets

                                        ====================================================================================
                                          Cash &      MBS &                    Borrowed  Subd.   Net   Goodwill &  Tang. Net
                                        Investments   Inv.    Loans  Deposits   Funds     Debt  Worth    Intang.     Worth
                                        -----------   ----    -----  --------   -----     ----  -----    -------     -----
Willow Grove Bancorp
December 31, 2001                               7.0    21.6    69.0      79.1      10.1    0.0    9.8     0.2        9.6

All Public Companies                            5.3    21.5    69.2      67.4      20.3    0.1   10.3     0.5        9.9
State of PA                                     4.8    34.6    56.6      63.9      25.6    0.1    8.4     0.5        7.9
Comparable Group Average                        6.2    33.7    57.0      65.9      22.3    0.0   10.0     0.5        9.5
Mid-Atlantic Companies                          4.9    37.2    54.8      63.5      24.6    0.0    9.8     0.5        9.3
New England Companies                           8.6    27.6    60.8      70.1      18.3    0.0   10.4     0.4         10

Comparable Group

Mid-Atlantic Companies
GAF GA Financial Corp., Inc. of PA              4.9    41.2    50.9      60.3      26.7    0.0   11.4     0.0       11.3
LARL Laurel Capital Group Inc of PA             7.3    23.5    67.8      79.0       8.3    0.0   10.3     0.0       10.3
NEP Northeast PA Fin. Corp of PA                1.1    32.3    61.6      63.8      26.0    0.0    9.4     1.5        7.9
PBCI Pamrapo Bancorp, Inc. of NJ                2.7    26.0    69.2      77.5      11.5    0.0    8.9     0.0        8.9
THRD TF Fin. Corp. of Newtown PA               13.6    32.2    50.4      59.0      31.6    0.0    8.1     0.7        7.4
THTL Thistle Group Holdings of PA               3.7    56.4    35.0      58.0      24.9    0.0   12.2     1.1       11.1
WVFC WVS Financial Corp. of PA                  1.0    48.6    48.9      46.9      42.9    0.0    8.1     0.0        8.1

New England Companies
BYS Bay State Bancorp, Inc. of MA               1.5     8.0    86.3      61.7      26.7    0.0   10.5     0.0       10.5
MASB MassBank Corp. of Reading MA              25.3    40.0    33.3      86.8       0.0    0.0   11.9     0.1       11.8
NMIL Newmil Bancorp, Inc. of CT                 3.4    35.5    57.4      77.9      12.5    0.0    8.5     1.5        7.0
WRO Woronoco Bancorp, Inc of MA                 4.1    26.8    66.2      53.8      34.1    0.0   10.8     0.1       10.7

                                                       Balance Sheet Annual Growth Rates              Regulatory Capital
                                      ========================================================================================
                                                  Cash &    Loans             Borrows.   Net   Tang. Net                    Reg.
                                      Assets   Investments  & MBS  Deposits  & Subdebt  Worth    Worth    Tangible   Core   Cap.
                                      ------   -----------  -----  --------  ---------  -----    -----    --------   ----   ----
Willow Grove Bancorp
December 31, 2001                      10.41         45.73    0.8     10.84      18.24   2.41       2.81   8.30      8.30   15.32

All Public Companies                    9.74         12.37   8.29     11.32       2.64   6.32       5.91   9.37      9.27   16.72
State of PA                             7.67         14.71   6.24      9.27       1.65  10.93      10.98   7.91      7.80   17.61
Comparable Group Average                9.75          3.02  16.11     11.39      -7.27  10.27       6.85   8.06      8.45   17.35
Mid-Atlantic Companies                  6.45          0.49  14.84      7.11      -2.36   9.21       7.41   7.72      8.01   16.88
New England Companies                  15.52          7.45  18.35     18.87     -17.11  12.14       5.86   8.64      9.23   18.17

Comparable Group

Mid-Atlantic Companies
GAF GA Financial Corp., Inc. of PA      0.43        -12.98  17.76      3.62     -12.71  15.78      16.11   9.48      9.48   21.23
LARL Laurel Capital Group Inc of PA     0.96          1.36   1.19      8.96     -47.16  12.31      12.31     NM      9.73   19.46
NEP Northeast PA Fin. Corp of PA       26.91         39.38  19.93     22.89      51.26   3.92     -12.95   6.50      6.50   11.70
PBCI Pamrapo Bancorp, Inc. of NJ       15.72          2.15  23.05      9.77         NM   1.45       1.45   8.06      8.06   15.82
THRD TF Fin. Corp. of Newtown PA       -0.30        -16.66  19.77     -0.21      -2.37  11.82      14.98   6.82      6.82   15.49
THTL Thistle Group Holdings of PA      12.19           7.6   25.1      3.47      20.82  11.14      11.92   7.73      7.73   19.19
WVFC WVS Financial Corp. of PA        -10.72        -17.43  -2.97      1.27     -23.99   8.03       8.03     NM      7.75   15.30

New England Companies
BYS Bay State Bancorp, Inc. of MA       2.90        -12.56    5.2     16.25     -17.56  -1.72      -1.72   8.61      8.61   12.52
MASB MassBank Corp. of Reading MA       4.32          5.13   3.74      2.78     -33.33   9.21       9.42     NM     11.02   31.87
NMIL Newmil Bancorp, Inc. of CT        47.55         41.18  50.44     41.29         NM  42.69      17.28   6.95      6.95   12.26
WRO Woronoco Bancorp, Inc of MA         7.31         -3.96  14.01     15.16      -0.43  -1.62      -1.53  10.35     10.35   16.03

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
===========================================
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                     Table 3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 2001

                                                Net Interest Income                            Other Income
                                      ======================================               ===================
                                                                      Loss        NII                              Total
                                        Net                          Provis.     After     Loan   R.E.   Other     Other
                                      Income  Income  Expense   NII   on IEA    Provis.    Fees  Oper.  Income     Income
                                      ------  ------  -------   ---   ------    -------    ----  -----  ------     ------
Willow Grove Bancorp
December 31, 2001                       0.45    7.23     3.84  3.39     0.20       3.19    0.00   0.00   0.25      0.25

All Public Companies                    0.79    7.24     4.22  3.02     0.15       2.87    0.07   0.01   0.45      0.53
State of PA                             0.58    6.92     4.31  2.61     0.24       2.37    0.03  -0.01   0.40      0.42
Comparable Group Average                0.89    6.93     3.92  3.01     0.07       2.94    0.01   0.00   0.32      0.33
Mid-Atlantic Companies                  0.87    6.92     3.99  2.92     0.10       2.82    0.01   0.00   0.32      0.33
New England Companies                   0.92    6.95     3.79  3.16     0.01       3.15    0.01   0.00   0.33      0.33

Comparable Group

Mid-Atlantic Companies
GAF GA Financial Corp., Inc. of PA      0.59    6.59     4.00  2.59     0.09       2.50    0.00  -0.02   0.37      0.34
LARL Laurel Capital Group Inc of PA     1.40    7.04     3.93  3.11     0.01       3.10    0.03   0.00   0.30      0.32
NEP Northeast PA Fin. Corp of PA        0.64    7.23     4.17  3.06     0.18       2.88    0.00   0.00   0.59      0.59
PBCI Pamrapo Bancorp, Inc. of NJ        0.93    7.29     3.61  3.68     0.06       3.62    0.07   0.00   0.29      0.35
THRD TF Fin. Corp. of Newtown PA        0.66    6.57     3.81  2.76     0.07       2.69    0.00   0.00   0.26      0.26
THTL Thistle Group Holdings of PA       0.62    6.52     3.99  2.53     0.08       2.45    0.00   0.00   0.23      0.23
WVFC WVS Financial Corp. of PA          1.25    7.19     4.45  2.74     0.21       2.53    0.00   0.00   0.18      0.18

New England Companies
BYS Bay State Bancorp, Inc. of MA       0.90    7.89     4.27  3.62     0.06       3.56    0.00   0.00   0.24      0.24
MASB MassBank Corp. of Reading MA       1.15    6.08     3.64  2.44     0.01       2.43    0.00   0.00   0.14      0.14
NMIL Newmil Bancorp, Inc. of CT         1.00    7.01     3.27  3.74    -0.08       3.81    0.03   0.00   0.46      0.49
WRO Woronoco Bancorp, Inc of MA         0.62    6.84     3.98  2.86     0.06       2.80    0.01   0.00   0.47      0.47

                                        G&A/Other Exp.    Non-Op. Items       Yields, Costs and Spreads
                                      =================  ================  ===============================

                                                                                                              MEMO:     MEMO:
                                        G&A    Goodwill   Net   Extraord.    Yield      Cost    Yield-Cost  Assets/  Effective
                                      Expense   Amort.   Gains    Items    on Assets  of Funds    Spread    FTE Emp.   Tax Rate
                                      -------   ------   -----    -----    ---------  --------    ------    --------   --------
Willow Grove Bancorp
December 31, 2001                        2.37      0.03  -0.38       0.00       7.59      4.54        3.05   3,556      32.38

All Public Companies                     2.29      0.04   0.12       0.00       7.40      4.72        2.68   4,487      34.89
State of PA                              1.97      0.06   0.00       0.00       7.20      4.80        2.41   5,594      27.53
Comparable Group Average                 2.01      0.05   0.06       0.00       7.13      4.42        2.71   5,018      31.44
Mid-Atlantic Companies                   1.94      0.05   0.03       0.00       7.13      4.51        2.62   5,177      27.88
New England Companies                    2.13      0.04   0.12      -0.01       7.13      4.26        2.87   4,780      37.66

Comparable Group

Mid-Atlantic Companies
GAF GA Financial Corp., Inc. of PA       2.06      0.02  -0.04       0.00       6.80      4.53        2.27   4,225      17.51
LARL Laurel Capital Group Inc of PA      1.55      0.00  -0.09       0.00       7.15      4.45        2.70   5,768      36.01
NEP Northeast PA Fin. Corp of PA         2.53      0.13   0.12       0.00       7.61      4.67        2.94   4,596      31.28
PBCI Pamrapo Bancorp, Inc. of NJ         2.50      0.00   0.00       0.00       7.47      4.08        3.39   5,495      36.78
THRD TF Fin. Corp. of Newtown PA         1.97      0.10   0.01       0.00       6.77      4.19        2.58   4,219      25.26
THTL Thistle Group Holdings of PA        2.00      0.10   0.20       0.00       6.88      4.77        2.11      NM      20.18
WVFC WVS Financial Corp. of PA           0.97      0.00   0.00       0.00       7.24      4.85        2.39   6,761      28.14

New England Companies
BYS Bay State Bancorp, Inc. of MA        2.23      0.00  -0.05       0.00       8.07      4.75        3.32   5,496      40.37
MASB MassBank Corp. of Reading MA        1.20      0.03   0.45       0.00       6.19      4.17        2.02   6,261      35.72
NMIL Newmil Bancorp, Inc. of CT          2.60      0.11  -0.02       0.00       7.24      3.61        3.64   3,682      36.36
WRO Woronoco Bancorp, Inc of MA          2.47      0.01   0.11      -0.03       7.02      4.52        2.51   3,681      38.19

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors
February 6, 2002
Page 9


            Bancorp's funding liabilities continue to reflect a strategy which is more dependent upon retail deposits, as Bancorp's deposits equaled 79.1 percent of assets versus the 65.9 percent Peer Group average. The Peer Group has relied on a higher level of borrowed funds (10.1 percent for Bancorp versus 22.3 percent of assets on average for the Peer Group).

            Bancorp's interest-earning assets ("IEA") position (including cash and equivalents) remained relatively stable, equal to 97.6 percent of assets and thus remains above the Peer Group average equal to 96.9 percent. Bancorp continues to maintain a higher ratio of interest-bearing liabilities ("IBL") due to lower capitalization, equal to 89.2 percent of assets, relative to the Peer Group's ratio of 88.2 percent. As a result, Bancorp's IEA/IBL ratio of 109.4 percent is relatively currently at a disadvantage to the Peer Group average of
109.9 percent, but this will be reversed on a post-offering basis. The strengthened pro forma capital position, the potential withdrawal of deposits to purchase Offering stock and the reinvestment of proceeds in IEA should enhance Bancorp's financial position and earnings power.

            Updated growth rates for Bancorp and the Peer Group indicate little change relative to the trends noted in the Original Appraisal (Bancorp's growth rates are annual rates for the 12 months ended December 31, 2001 while the Peer Group's growth rates are for the 12 months ended September 30, 2001). In this regard, Bancorp's growth of assets (10.41 percent) remains relatively comparable to the Peer Group's asset growth (9.75 percent), as relatively modest loan growth was offset by comparatively stronger growth in the balance of cash and investments.

            Equity growth rates for Bancorp and the Peer Group approximated 2.41 percent and 10.27 percent, respectively, as the Peer Group reported comparatively stronger profitability (due in large measure to significant loan chargeoffs posted by Bancorp). Excluding the impact of the commercial loan chargeoffs and including the proceeds reinvestment benefit, Willow Grove's pro forma ROE is expected to fall well below the Peer Group average over the near term until the additional capital raised in the offering can be effectively leveraged.

            Income and Expense Trends

            Willow Grove and the Peer Group reported profitability ratios of
0.45 percent and 0.88 percent, respectively (see Table 3), for the most recent 12 month period, as Willow Grove's non-recurring commercial loan chargeoffs substantially diminished its core profitability. In terms of core profitability, Willow Grove's pre-conversion core ROA approximated 0.70 percent of average assets, which remains below the Peer Group's core profitability average of 0.86 percent.

            Neither Bancorp nor the Peer Group's updated net interest margin changed significantly. The net interest income ratio equaled 3.39 percent and
3.00 percent of average assets for Bancorp and Peer Group, respectively. Bancorp continues to maintain a favorable net interest income ratio primarily owing to higher asset yields which have supported the ratio of interest income to average assets.

            Bancorp's loan loss provisions remain above the Peer Group average, even after excluding the non-recurring chargeoffs. Specifically, loan loss provisions equaled 0.20 percent of average assets for Willow Grove (on a normalized basis) versus an average of 0.07 percent of average assets for the Peer Group.

Board of Directors
February 6, 2002
Page 10


            Willow Grove's higher operating expense ratio continued to offset the earnings benefit of Bancorp's higher ratio of net interest income. The operating expense ratios for Willow Grove and the Peer Group were 2.37 percent and 2.01 percent, respectively, based on updated financial data while intangible amortization was relatively nominal. As discussed in the Original Appraisal, factors contributing to Willow Grove's higher operating expenses include recent efforts to expand and diversify while certain Peer Group members engaged in wholesale leverage strategies. On a post-offering basis, Willow Grove's operating expenses can be expected to increase with the addition to the stock benefit plans. At the same time, Willow Grove will have greater capacity for growth, given a higher pro forma capital ratio.

            Non-interest operating income remained lower for Bancorp in comparison to the Peer Group, equal to 0.25 percent and 0.33 percent, respectively, in part reflecting competitive conditions which have limited Bancorp's ability to expand fee income.

            The efficiency ratio remains less favorable for Bancorp, equal to
65.1 percent versus 60.4 percent for the Peer Group on average. Bancorp's efficiency ratio is expected to realize improvement on a post-offering basis with the investment of the net proceeds, although the incremental expense of the stock benefit plans may diminish such benefit.

            Net non-operating income was limited for the Peer Group while net non-operating expenses equaled 0.38 percent of average assets for Bancorp reflecting the impact of chargeoffs related to two large commercial loans.

            Bancorp's effective tax rate of 32.38 percent is similar to the Peer Group's average tax rate of 31.44 percent based on updated financial data.

      3. Stock Market Conditions

            Since the date of the Original Appraisal, the performance of the overall stock market has been mixed. Fresh concerns about the corporate earnings outlook pushed stocks lower in mid-December 2001, despite the Federal Reserve's eleventh interest rate cut of the year. During the second half of December, stocks generally moved higher on year end buying and favorable economic data that showed surprisingly strong new home construction. Notwithstanding the year end rally, the Dow Jones Industrial Average ("DJIA") closed seven percent lower for the year and the NASDAQ Composite Index ("NASDAQ") declined 21 percent in 2001, providing for the worst two-year performance in the stock market in 23 years. The stock market began 2002 with a New Year rally, as investors bet on a forthcoming economic recovery and an upturn in corporate earnings. The momentum of the advance faded in mid-January, reflecting concerns that the markets were pricing in more of a recovery than the economy was showing. On February 1, 2002, the DJIA closed at 9907.26 or 1.4 percent lower since the date of Original Appraisal and the NASDAQ closed at 1911.24 or 5.4 percent lower since the date of the Original Appraisal.

            The market for thrift issues generally outperformed the broader stock market, since the date of the Original Appraisal. Thrift stocks trended higher in mid- and late-December 2001, reflecting expectations that earnings would benefit from the additional interest rate cuts implemented by the Federal Reserve during the fourth quarter. For the year, the SNL Index for

Board of Directors
February 6, 2002
Page 11


all publicly-traded thrifts posted a gain of 5.0 percent. Further gains were registered in thrift stocks at the beginning of 2002, with the strongest performance turned in by the largest companies. Expectations of strong fourth quarter earnings and growing sentiment of a slow economic recovery that would support a continuation of the steep yield curve were factors that contributed to the advance in thrift stocks. Thrift issues stabilized in mid-January and then moved higher in late-January, as investors were encouraged by fourth quarter earnings. On Febraury 1, 2002 the SNL Index for all publicly-traded thrifts closed at 980.7, an increase of 9.8 percent since the date of the Original Appraisal.

            The updated pricing measures for all publicly-traded thrifts and the Peer Group reflected more modest increases compared to the 9.8 percent increase indicated for the SNL Index since the date of the Original Appraisal. The more favorable performance exhibited by the SNL Index implies that the large-cap issues outperformed the small-cap issues since the Original Appraisal date. In particular, the pricing measures shown for the Peer Group and all publicly-traded thrifts are based on absolute averages and, thus, the market performance of each of the companies comprising the pricing measure averages have an equal impact on the calculation of the averages. Comparatively, the SNL Index is a market capitalization weighted index, which results in the larger market capitalization issues having a more significant impact on the overall performance of the SNL Index.

            In analyzing the changes in the Peer Group prices, we note that three companies have exhibited relatively strong price appreciation while the remaining eight companies' prices reflect comparatively modest change with several realizing modest price declines. The three companies realizing strong price appreciation (13 percent on average) include MassBank Corp. of MA, Laurel Capital Group of PA, and Woronoco Bancorp of MA. The appreciation in these three companies stock prices was concurrent with the release of strong December earnings results coupled with the announcement of increased dividends and stock repurchases among other factors. Accordingly, we have focused on the change in the median pricing measures in the foregoing analysis which provides a better measure of the interim change in pricing for the majority of the Peer Group institutions.

            Overall, since the date of the Original Appraisal, the changes in the median pricing measures for the Peer Group and all publicly-traded thrifts were similar but both were below the increase in the SNL Index. On average, the Peer Group's median pricing measures reflects appreciation in the range of 4 to 5 percent while the change in the median pricing measures for all publicly-traded thrifts exhibited greater variance, with the earnings based pricing measures increasing by approximately 2 percent and the book value based pricing measures increasing by approximately 5 percent. A comparative pricing analysis of all publicly-traded thrifts and the Peer Group is shown in the following table, based on market prices as of December 7, 2001 and February 1, 2002.

Board of Directors
February 6, 2002
Page 12


                                     Table 4
                         Median Pricing Characteristics

                                             At Dec. 7,   At Feb. 1,     Percent
                                                2001         2002        Change
                                                ----         ----        -------
Peer Group
Price/Earnings (x)                              14.10x       14.56x       3.3%
Price/Core Earnings (x)                         13.94        14.77        6.0
Price/Book (%)                                 109.68%      114.35%       4.3
Price/Tangible Book (%)                        116.64       120.44        3.3
Price/Assets (%)                                11.22        11.59        3.3

All Publicly-Traded Thrifts
Price/Earnings (x)                              13.36x       13.77x       3.1%
Price/Core Earnings (x)                         14.95        15.35        2.7
Price/Book (%)                                 106.95%      108.71        1.6
Price/Tangible Book (%)                        110.96       115.09        3.7
Price/Assets (%)                                10.89        11.26        3.4

Other
SNL Thrift Index                                893.2        980.7        9.8%
Willow Grove Bancorp Trading Price/Share      $ 18.75      $ 19.59        4.5

            Since the date of the Original Appraisal, the trading price of Willow Grove reflects a trading range of $18.00 per share to $19.59 per share, equal to the closing price as of February 1, 2002. The trading prices generally reflect an upward trend since the date of the Original Appraisal with the highest trading prices generally being reported toward the latter end of the period.

            The "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies. Accordingly, as discussed in the Original Appraisal, RP Financial has considered the pro forma pricing and trading level of recently converted companies in this updated appraisal. Since the date of the Original Appraisal, three standard conversion offerings, two MHC offerings and one second-step conversion was completed. As shown in Table 5, the recent standard conversion offerings, on average, increased 23.7 percent from their IPO prices during the first week of trading. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions equaled 58.7 percent and 28.0 times, respectively.

            There has been one second step offering completed since the date of the Original Appraisal. PHSB Financial Corporation based in western Pennsylvania completed its second step stock offering on December 21, 2001, closing approximately midway between the minimum and midpoint of the offering range. PHSB Financial Corporation closed its offering at a pro forma P/B ratio equal to
67.2 percent and 14.6 times pro forma earnings and realized approximately 20 percent appreciation during the first week of aftermarket trading.

Board of Directors
February 6, 2002
Page 13

RP FINANCIAL, LC.


                                    TABLE 5
                 PRICING CHARACTERISTICS AND AFTER-MARKET TRENDS
                RECENT CONVERSIONS COMPLETED (LAST THREE MONTHS)



               Institutional Information
-------------------------------------------------------------
                                                                              Pre-Conversion Data
                                                                    -------------------------------------
                                                                     Financial Info.      Asset Quality

                            Conversion        Equity NPAs/ Res.

INSTITUTION                       STATE       DATE      TICKER      ASSETS     ASSETS     ASSETS    COV.
-----------                       -----       ----      ------      ------    --------   -------   -----
                                                                    ($Mil)       (%)       (%)      (%)

STANDARD CONVERSIONS
--------------------
Allied First Bancorp,Inc.*        IL        12/31/01     AFBA       $   83      5.48%      0.01%    5533%
Clover Leaf Financial Corp.       IL        12/28/01     CLOV       $   87      7.31%      1.68%      41%
City Savings Financial Corp.      IN        12/27/01     CSFC       $   73      7.19%      1.68%      45%

                               AVERAGE - STANDARD CONVERSIONS:      $   81      6.66%      1.12%    1873%
                               MEDIANS - STANDARD CONVERSIONS:      $   83      7.19%      1.68%      45%

SECOND STEP CONVERSIONS
-----------------------
PHSB Financial Corporation*       PA        12/21/01     PHSB       $  290     11.55%      0.19%     269%

                               AVERAGE - SECOND STEP CONVERSIONS:   $  290     11.55%      0.19%     269%
                               MEDIANS - SECOND STEP CONVERSIONS:   $  290     11.55%      0.19%     269%

MUTUAL HOLDING COMPANIES(6)
---------------------------
Westfield Financial, Inc. MHC*    MA        12/28/01     WFD        $ 722      11.37%      0.34%     150%
AJS Bancorp, Inc. MHC             IL        12/27/01     AJSB       $ 201      10.28%      0.73%     169%


                          AVERAGES - MUTUAL HOLDING COMPANIES:      $ 461      10.83%      0.54%     159%
                           MEDIANS - MUTUAL HOLDING COMPANIES:      $ 461      10.83%      0.54%     159%

                                   AVERAGES - ALL CONVERSIONS:      $ 243       8.86%      0.77%    1035%
                                    MEDIANS - ALL CONVERSIONS:      $ 144       8.80%      0.54%     159%




              Offering Information               Contribution to                  Insider Purchases
                                                Charitable Found.
  ----------------------------------------- --------------------------  -------------------------------------
                                                                         BENEFIT PLANS               Initial
    Gross          %        % of     Exp./                 % of                   Recog-   Mgmt.&   Dividend
    PROC.       OFFERED.     MID     PROC.      FORM     OFFERING        ESOP     PLANS     DIRS.     YIELD
  --------      ---------   ------  -----     -------   ----------      ------ ---------- -------- ----------
  ($Mil.)         (%)        (%)     (%)                    (%)           (%)      (%)     (%)(2)      (%)

  $   6.1         100%       132%    9.4%       NA          NA           0.0%      4.0%     13.2%     0.00%
  $   6.6         100%       132%    6.7%       NA          NA           8.0%      4.0%     16.2%     0.00%
  $   5.6         100%       132%    8.6%       NA          NA           8.0%      4.0%      8.2%     0.00%

  $   6.1         100%       132%    8.2%       N.A.        N.A.         5.3%      4.0%     12.5%     0.00%
  $   6.1         100%       132%    8.6%       N.A.        N.A.         8.0%      4.0%     13.2%     0.00%

  $  22.0          63%        93%    3.7%       NA          NA           8.0%      4.0%      2.3%     3.10%

  $  22.0          63%        93%    3.7%       NA          NA           8.0%      4.0%      2.3%     3.10%
  $  22.0          63%        93%    3.7%       NA          NA           8.0%      4.0%      2.3%     3.10%

  $  49.7          47%       132%    3.2%       NA          NA           8.0%      4.0%      3.5%     2.00%
  $  11.8          49%       132%    4.7%       NA          NA           8.0%      4.0%      7.0%     0.00%

  $  30.8          48%       132%    3.9%       NA          NA           8.0%      4.0%      5.3%     1.00%
  $  30.8          48%       132%    3.9%       NA          NA           8.0%      4.0%      5.3%     1.00%

  $  17.0          76%       125%    6.0%       N.A.        N.A.         6.7%      4.0%      8.4%     0.85%
  $   9.2          81%       132%    5.7%       N.A.        N.A.         8.0%      4.0%      7.6%     0.00%


                     Pro Forma Data
-----------------------------------------------------

        Pricing Ratios            Financial Charac.
 ---------------------------  -----------------------

           Core                                           IPO
  P/TB      P/E      P/A      ROA      TE/A      ROE     PRICE
 -----      ---      ---      ---      ----      ---     -----
  (%)       (x)      (%)      (%)      (%)       (%)      ($)

  62.1%    14.7x     6.9%    0.5%      11.1%     4.2%    $10.00
  56.3%    49.3x     7.1%    0.1%      12.7%     1.1%    $10.00
  57.7%    19.9x     7.2%    0.3%      12.5%     2.2%    $10.00

  58.7%    28.0x     7.1%    0.3%      12.1%     2.5%    $10.00
  57.7%    19.9x     7.1%    0.3%      12.5%     2.2%    $10.00

  67.2%    14.6x    11.3%    0.8%      16.9%     4.6%    $10.00

  67.2%    14.6x    11.3%    0.8%      16.9%     4.6%    $10.00
  67.2%    14.6x    11.3%    0.8%      16.9%     4.6%    $10.00

  61.9%    17.9x    13.1%    0.8%      16.3%     8.0%    $10.00
  59.1%    27.5x    10.9%    0.4%      18.4%     2.2%    $10.00

  60.5%    22.7x    12.0%    0.6%      17.3%     5.1%    $10.00
  60.5%    22.7x    12.0%    0.6%      17.3%     5.1%    $10.00

  60.7%    24.0x     9.4%    0.5%      14.6%     3.7%    $10.00
  60.5%    18.9x     9.1%    0.4%      14.5%     3.2%    $10.00



                         Post-IPO Pricing Trends
--------------------- --------------------------- -----------------------------
                             Closing Price:

   First                    After                       After
 Trading       %            First        %              First         %
   Day      Change          Week(4)    Change          Month(5)     Change
   ---      ------          ------     ------          -------      ------
   ($)        (%)             ($)       (%)              ($)         (%)
--------------------- --------------------------- -----------------------------

 $11.90      19.0%         $11.85      18.5%           $11.93       19.3%
 $12.50      25.0%         $13.00      30.0%           $13.05       30.5%
 $12.00      20.0%         $12.25      22.5%           $12.75       27.5%

 $12.13      21.3%         $12.37      23.7%           $12.58       25.8%
 $12.00      20.0%         $12.25      22.5%           $12.75       27.5%

 $12.24      22.4%         $12.00      20.0%           $12.46       24.6%

 $12.24      22.4%         $12.00      20.0%           $12.42       24.6%
 $12.24      22.4%         $12.00      20.0%           $12.42       24.6%

 $13.34      33.4%         $13.15      31.5%           $13.53       35.4%
 $13.20      32.0%         $13.00      30.0%           $13.23       32.0%

 $13.27      32.7%         $13.08      30.8%           $13.33       33.7%
 $13.27      32.7%         $13.08      30.8%           $13.33       33.7%

 $12.53      25.3%         $12.54      25.4%           $12.82       28.2%
 $12.37      23.7%         $12.63      26.3%           $12.90       29.0%
-------------------------------------------------------------------------------

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.
(2)  As a percent of MHC offering for MHC transactions.
(3)  Does not take into account the adoption of SOP 93-6.
(4)  Latest price if offering is less than one week old.
(5)  Latest price if offering is more than one week but less than one month old.
(6)  Mutual holding company pro forma data on full conversion basis.
(7)  Simultaneously converted to commercial bank charter.
(8)  Converted to a commercial bank charter.

                                                                January 18, 2002

Board of Directors
February 6, 2002
Page 14


Valuation Adjustments

      In the Original Appraisal, we made the following adjustments to Willow Grove's pro forma value based upon our comparative analysis to the Peer Group:

                                                                  Previous
Key Valuation Parameters                                    Valuation Adjustment
------------------------                                    --------------------

Financial Condition                                         Slight Downward
Profitability, Growth and Viability of Earnings             Moderate Downward
Asset Growth                                                Slight Upward
Primary Market Area                                         Slight Upward
Dividends                                                   No Adjustment
Liquidity of the Shares                                     No Adjustment
Marketing of the Issue                                      Slight Downward
Management                                                  No Adjustment
Effect of Government Regulations and Regulatory Reform      No Adjustment

      The updated financial condition and earnings of Bancorp and the Peer Group led us to conclude that the valuation adjustments for financial condition and profitability, growth, and viability of earnings should remain unchanged from the Original Appraisal. The factors concerning the valuation parameters of asset growth, primary market area, dividends, liquidity of the shares, management and effect of government regulation and regulatory reform did not change since the Original Appraisal date. Accordingly, those parameters were not discussed further in this Update.

      The general market for the Peer Group has increased, while the market for all thrift issues as well as the broader market indices has declined since the date of the Original Appraisal. Activity in the new issue market has been limited, but the recent offerings that have been completed have been well received and have traded above their IPO prices in initial trading activity. Overall, taking into account the foregoing factors, we believe that an increase in the Bank's estimated pro market value as set forth in the Original Appraisal is appropriate, primarily to reflect the moderate increase in the Peer Group's pricing ratios.

Valuation Approaches

      In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, including the fully-converted analysis described above, we considered the three key pricing ratios in valuing Bancorp's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Bancorp's prospectus for reinvestment rate, the effective tax rate, offering expenses and stock benefit plan assumptions (summarized in Exhibits 2 and 3). In

Board of Directors
February 6, 2002
Page 15


our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group.

      Consistent with the Original Appraisal, this Update continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Based on the foregoing, and taking into account the increase in the Peer Group's pricing ratios, RP Financial concluded that, as of February 6, 2002, based on stock prices as of February 1, 2002, the aggregate pro forma market value of Bancorp's conversion stock was $85,183,320 at the midpoint, equal to 8,518,332 shares at $10.00 per share, which reflects a 7.8 percent increase relative to the midpoint valuation established in the Original Appraisal. The midpoint and resulting valuation range is based on the sale of a 56.9% ownership interest to the public, which provides for an $48.5 million public offering at the midpoint value.

      P/E Approach. The application of the P/E valuation method requires calculating Bancorp's pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. Bancorp's reported earnings, incorporating the reinvestment of $97,000 of MHC assets at an after-tax reinvestment rate of 1.64%, equaled $2.798 million for the 12 months ended December 31, 2001. In deriving Bancorp's core earnings, the adjustments made to reported earnings was to eliminate on a tax effected basis gains on the sale of loans and non-recurring loan chargeoff expenses, which equaled $793,000 and $3.128 million, respectively, for the 12 months ended December 31, 2001. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 34.0% for the gains eliminated, Bancorp's core earnings were determined to equal $4.339 million for the 12 months ended December 31, 2001. Comparable adjustments were made to the Peer Group's earnings in the calculation of core earnings.

                                                                         Amount
                                                                         ------
                                                                         ($000)

       Trailing 12 Month Net Income (12/31/01)                          $ 2,798
       Less: Net Gains on Sale of Loans and Investments                    (793)
       Plus: Non-Recurring Loan Chargeoff Expenses                        3,128
       Tax Effect (1)                                                      (794)
                                                                        -------
         Core Earnings Estimate                                         $ 4,339

      (1)   Reflects a 34.0% effective tax rate on the adjustments.

      Based on Bancorp's estimated core earnings (reported earnings is not meaningful for valuation purposes), and incorporating the impact of the pro forma assumptions discussed previously, Bancorp's pro forma core P/E multiple at the $85.2 million updated midpoint value equaled 18.56 times, which provided for a premium of 25.2 percent relative to the Peer Group's median core earnings multiple of 14.83 times (see Table 6). The premium has increased relative to the
17.6 percent premium based on core earnings at the midpoint valuation

RP FINANCIAL, LC.
===========================================
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                     Table 6
                              Public Market Pricing
                    Willow Grove Bancorp and the Comparables
                             As of February 1, 2002

                                              Market         Per Share Data
                                          Capitalization    ================
                                        =================     Core     Book              Pricing Ratios(3)
                                         Price/    Market   12 Month  Value/
                                                                               ====================================
Financial Institution                   Share(1)    Value    EPS(2)    Share   P/E    P/B     P/A    P/TB   P/Core
                                        --------    -----    ------    -----   ---    ---     ---    ----   ------
                                          ($)      ($Mil)      ($)      ($)    (x)    (%)     (%)    (%)       (x)
Willow Grove Bancorp
Superrange                                 10.00   112.65       0.28   10.46   35.93   95.60  16.13   96.57    24.09
Range Maximum                              10.00    97.96       0.32   11.29   31.71   88.60  14.17   89.55    21.16
Range Midpoint                             10.00    85.18       0.36   12.24   27.93   81.71  12.43   82.65    18.56
Range Minimum                              10.00    72.41       0.42   13.53   24.06   73.93  10.67   74.84    15.91

All Public Companies(7)
Averages                                   17.20   274.18       1.01   14.74   15.18  119.74  12.42  127.11    16.27
Medians                                       --       --         --      --   13.77  108.71  11.26  115.09    15.35

All Non-MHC State of PA(7)
Averages                                   15.24   259.62       0.98   14.19   12.91  108.42   8.99  111.25    14.04
Medians                                       --       --         --      --   11.53  101.76    8.9  103.04    12.42

Comparable Group Averages
Averages                                   21.92    71.21       1.58   18.99   13.94  117.02  11.49  123.46    14.83
Medians                                       --       --         --      --   14.56  114.35  11.59  120.44    14.77

State of PA
CMSB   Commonwealth Bancorp Inc of PA      22.21   229.90       1.25   14.57   17.77  152.44  13.71   182.5    17.77
ESBF   ESB Financial Corp. of PA           10.50    74.78       0.98    11.3   10.71   92.92   6.13  101.94    10.71
FSBI   Fidelity Bancorp, Inc. of PA        16.75    33.25       1.71   17.87    9.15   93.73   5.96      99     9.8
FBBC   First Bell Bancorp, Inc. of PA      14.59    69.42       1.17   14.16   11.96  103.04   8.09  103.04    12.47
FKFS   First Keystone Fin., Inc of PA      14.35    29.19       1.16   15.05   11.86   95.35   5.97   95.35    12.37
GAF    GA Financial Corp., Inc. of PA      16.70    92.00       0.99   18.08   17.58   92.37  10.52   92.73    16.87
HARL   Harleysville Svgs Fin Cp of PA      19.60    43.77       1.69   15.32    11.2  127.94   7.85  127.94    11.6
LARL   Laurel Capital Group Inc of PA      19.50    37.93       1.93    13.7   10.54  142.34  14.61  142.34    10.1
NEP    Northeast PA Fin. Corp of PA        16.85    82.45       0.86    15.5   17.19  108.71  10.19  129.82    19.59
PHSB   PHSB Financial Corp of PA           12.79    44.73       0.69   14.89   18.54    85.9  14.49    85.9    18.54
PVSA   Parkvale Financial Corp of PA       22.00   124.70       2.43   17.12    8.87   128.5    8.9  128.88     9.05
PHFC   Pittsburgh Home Fin Corp of PA      11.35    15.99       0.21   15.32      NM   74.09   4.04   74.67       NM
PRBC   Prestige Bancorp, Inc. of PA         8.60     9.11      -2.26   11.41      NM   75.37    4.6   75.37       NM
PFNC   Progress Financial Corp. of PA       7.80    44.73      -0.11     9.4      NM   82.98   4.97   87.05       NM
SOV    Sovereign Bancorp, Inc. of PA       12.78  3221.20       0.78    8.53      NM  149.82   9.21      NM    16.38
THRD   TF Fin. Corp. of Newtown PA         21.35    58.03       2.15   20.98   10.62  101.76   8.25  112.13     9.93
THTL   Thistle Group Holdings of PA        10.15    68.31       0.51   13.09   15.62   77.54   9.44   85.15     19.9
USAB   USABancshares.com, Inc. of PA(7)      .34     1.89      -1.46    0.77      NM   44.16   0.66   44.74       NM
WVFC   WVS Financial Corp. of PA           16.20    44.13       1.78   10.72     9.1  151.12  12.19  151.12      9.1
WYPT   Waypoint Financial Corp of PA       15.55   609.20       0.76   12.54      NM     124  11.73  127.67    20.46

                                                                                 Financial Characteristics(6)
                                              Dividends(4)
                                                                      =====================================================
                                        ========================                                Reported         Core
                                        Amount/          Payout      Total  Equity/   NPAs/  =============   =============
Financial Institution                    Share   Yield  Ratio(5)    Assets   Assets  Assets    ROA     ROE    ROA     ROE
                                         -----   -----  --------    ------   ------  ------    ---     ---    ---     ---
                                          ($)     (%)     (%)       ($Mil)    (%)     (%)      (%)     (%)    (%)     (%)
Willow Grove Bancorp
Superrange                                 0.23   2.28     81.94       699    16.87    0.69   0.45    2.66    0.67    3.97
Range Maximum                              0.26   2.62     83.16       691    15.99    0.70   0.45    2.79    0.67    4.19
Range Midpoint                             0.30   3.02     84.24       685    15.22    0.70   0.45    2.93    0.67    4.40
Range Minimum                              0.35   3.55     85.36       679    14.43    0.71   0.44    3.07    0.67    4.65

All Public Companies(7)
Averages                                   0.41    2.5     33.82     2,166    10.56    0.68   0.77    8.02    0.69    7.04
Medians                                      --     --        --        --       --      --     --      --      --      --

All Non-MHC State of PA(7)
Averages                                   0.43   2.66     40.36     2,762     8.34    0.68   0.57    6.88    0.57    6.95
Medians                                      --     --        --        --       --      --     --      --      --      --

Comparable Group Averages
Averages                                   0.71   3.33     45.35       634     9.99    0.41   0.89    9.37    0.86    9.11
Medians                                      --     --        --        --       --      --     --      --      --      --

State of PA
CMSB   Commonwealth Bancorp Inc of PA      0.56   2.52      44.8     1,677     8.99    0.63   0.75    8.57    0.75    8.57
ESBF   ESB Financial Corp. of PA            0.4   3.81     40.82     1,220      6.6     0.3   0.58    9.76    0.58    9.76
FSBI   Fidelity Bancorp, Inc. of PA        0.48   2.87     28.07       558     6.35    0.48   0.65   10.87    0.61   10.16
FBBC   First Bell Bancorp, Inc. of PA      0.48   3.29     41.03       858     7.85    0.06   0.69    9.21    0.66    8.83
FKFS   First Keystone Fin., Inc of PA      0.36   2.51     31.03       489     6.26    0.65   0.51     8.4    0.49    8.06
GAF    GA Financial Corp., Inc. of PA      0.72   4.31     72.73       875    11.39    0.23   0.59    5.59    0.62    5.83
HARL   Harleysville Svgs Fin Cp of PA      0.52   2.65     30.77       557     6.14    0.05   0.74   11.95    0.72   11.54
LARL   Laurel Capital Group Inc of PA      0.72   3.69     37.31       260    10.27    0.31    1.4   14.15    1.46   14.77
NEP    Northeast PA Fin. Corp of PA        0.44   2.61     51.16       809     9.38    0.64   0.64    6.38    0.56     5.6
PHSB   PHSB Financial Corp of PA           0.32    2.5     46.38       309    16.87    0.19   0.78    4.63    0.78    4.63
PVSA   Parkvale Financial Corp of PA       0.72   3.27     29.63     1,401     6.92    0.52   1.05   15.17    1.03   14.86
PHFC   Pittsburgh Home Fin Corp of PA      0.36   3.17        NM       395     5.46    0.76   0.05    0.94    0.07    1.41
PRBC   Prestige Bancorp, Inc. of PA           0      0        NM       198     6.11    3.46  -1.01  -16.78   -1.18  -19.55
PFNC   Progress Financial Corp. of PA         0      0        NM       899     5.99    1.01   0.16    2.76   -0.07   -1.22
SOV    Sovereign Bancorp, Inc. of PA        0.1   0.78     12.82    34,987     6.15    0.75   0.12    1.97    0.57    9.62
THRD   TF Fin. Corp. of Newtown PA          0.6   2.81     27.91       703     8.11    0.49   0.78    9.74    0.84   10.42
THTL   Thistle Group Holdings of PA        0.32   3.15     62.75       724    12.18    0.46   0.62    5.15    0.49    4.04
USAB   USABancshares.com, Inc. of PA          0      0        NM       285      1.5    0.58  -3.45      NM   -2.53      NM
WVFC   WVS Financial Corp. of PA           0.64   3.95     35.96       362     8.07    1.35   1.24   17.42    1.24   17.42
WYPT   Waypoint Financial Corp of PA        0.4   2.57     52.63     5,193     9.46    0.49   0.42    4.78    0.64    7.26

                                         MEMO:
                                        Exchange   2nd Step
Financial Institution                    Ratio     Proceeds
                                         -----     --------
                                                    ($Mil)
Willow Grove Bancorp
Superrange                                2.28       64.14
Range Maximum                             1.98       55.78
Range Midpoint                            1.72       48.50
Range Minimum                             1.47       41.23

All Public Companies(7)
Averages
Medians

All Non-MHC State of PA(7)
Averages
Medians

Comparable Group Averages
Averages
Medians

State of PA
CMSB   Commonwealth Bancorp Inc of PA
ESBF   ESB Financial Corp. of PA
FSBI   Fidelity Bancorp, Inc. of PA
FBBC   First Bell Bancorp, Inc. of PA
FKFS   First Keystone Fin., Inc of PA
GAF    GA Financial Corp., Inc. of PA
HARL   Harleysville Svgs Fin Cp of PA
LARL   Laurel Capital Group Inc of PA
NEP    Northeast PA Fin. Corp of PA
PHSB   PHSB Financial Corp of PA
PVSA   Parkvale Financial Corp of PA
PHFC   Pittsburgh Home Fin Corp of PA
PRBC   Prestige Bancorp, Inc. of PA
PFNC   Progress Financial Corp. of PA
SOV    Sovereign Bancorp, Inc. of PA
THRD   TF Fin. Corp. of Newtown PA
THTL   Thistle Group Holdings of PA
USAB   USABancshares.com, Inc. of PA
WVFC   WVS Financial Corp. of PA
WYPT   Waypoint Financial Corp of PA

RP FINANCIAL, LC.
===========================================
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                     Table 6
                              Public Market Pricing
                    Willow Grove Bancorp and the Comparables
                             As of February 1, 2002

                                              Market         Per Share Data
                                          Capitalization    ================
                                        =================     Core     Book              Pricing Ratios(3)
                                         Price/    Market   12 Month  Value/   ====================================
Financial Institution                   Share(1)    Value    EPS(2)    Share   P/E    P/B     P/A    P/TB   P/Core
                                        --------    -----    ------    -----   ---    ---     ---    ----   ------
                                          ($)      ($Mil)      ($)      ($)    (x)    (%)     (%)    (%)       (x)
Comparable Group

BYS    Bay State Bancorp, Inc. of MA       38.00    62.62       2.71   31.55   14.56  120.44  12.64  120.44    14.02
GAF    GA Financial Corp., Inc. of PA      16.70    92.00       0.99   18.08   17.58   92.37  10.52   92.73    16.87
LARL   Laurel Capital Group Inc of PA      19.50    37.93       1.93    13.7   10.54  142.34  14.61  142.34     10.1
MASB   MassBank Corp. of Reading MA        42.00   132.17       2.58   36.73   12.07  114.35  13.58  115.45    16.28
NMIL   Newmil Bancorp, Inc. of CT          15.75    69.16        1.2   11.59   13.35  135.89  11.59  165.27    13.13
NEP    Northeast PA Fin. Corp of PA        16.85    82.45       0.86    15.5   17.19  108.71  10.19  129.82    19.59
PBCI   Pamrapo Bancorp, Inc. of NJ         26.15    67.41       1.77   18.15   14.77  144.08  12.78  144.08    14.77
THRD   TF Fin. Corp. of Newtown PA         21.35    58.03       2.15   20.98   10.62  101.76   8.25  112.13     9.93
THTL   Thistle Group Holdings of PA        10.15    68.31       0.51   13.09   15.62   77.54   9.44   85.15     19.9
WVFC   WVS Financial Corp. of PA           16.20    44.13       1.78   10.72     9.1  151.12  12.19  151.12      9.1
WRO    Woronoco Bancorp, Inc of MA         18.50    69.13       0.95   18.76   17.96   98.61  10.61   99.52    19.47

                                                                                 Financial Characteristics(6)
                                              Dividends(4)
                                                                    =====================================================
                                        ========================                                Reported        Core
                                        Amount/          Payout      Total  Equity/   NPAs/  =============  =============
Financial Institution                    Share   Yield  Ratio(5)    Assets   Assets  Assets    ROA     ROE   ROA     ROE
                                         -----   -----  --------    ------   ------  ------    ---     ---   ---     ---
                                          ($)     (%)     (%)       ($Mil)    (%)     (%)      (%)     (%)   (%)     (%)
Comparable Group

BYS    Bay State Bancorp, Inc. of MA       0.72   1.89     26.57       495     10.5    0.01   0.89    8.17   0.92    8.49
GAF    GA Financial Corp., Inc. of PA      0.72   4.31     72.73       875    11.39    0.23   0.59    5.59   0.62    5.83
LARL   Laurel Capital Group Inc of PA      0.72   3.69     37.31       260    10.27    0.31    1.4   14.15   1.46   14.77
MASB   MassBank Corp. of Reading MA        1.32   3.14     51.16       973    11.88    0.06   1.15    9.91   0.85    7.35
NMIL   Newmil Bancorp, Inc. of CT           0.5   3.17     41.67       597     8.53     0.3   0.99   11.26   1.01   11.45
NEP    Northeast PA Fin. Corp of PA        0.44   2.61     51.16       809     9.38    0.64   0.64    6.38   0.56     5.6
PBCI   Pamrapo Bancorp, Inc. of NJ         1.44   5.51        NM       527     8.87    0.65   0.93    9.83   0.93    9.83
THRD   TF Fin. Corp. of Newtown PA          0.6   2.81     27.91       703     8.11    0.49   0.78    9.74   0.84   10.42
THTL   Thistle Group Holdings of PA        0.32   3.15     62.75       724    12.18    0.46   0.62    5.15   0.49    4.04
WVFC   WVS Financial Corp. of PA           0.64   3.95     35.96       362     8.07    1.35   1.24   17.42   1.24   17.42
WRO    Woronoco Bancorp, Inc of MA         0.44   2.38     46.32       652    10.76    0.05   0.61    5.48   0.56    5.05

(1)   Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2002 by RP Financial, LC.

Board of Directors
February 6, 2002
Page 18


in the Original Appraisal. The implied premiums reflected in Bancorp's pro forma P/E multiples take into consideration the discount implied for Bancorp's pro forma P/B ratio.

      P/B Approach. The application of the P/B valuation method requires calculating Bancorp's pro forma market value by applying a valuation P/B ratio to Bancorp's pro forma book value. Bancorp's pre-conversion book value was adjusted to include $97,000 of equity held at the MHC level which will be consolidated with Bancorp's capital as a result of the conversion. Based on the $85.2 million midpoint valuation, Bancorp's pro forma P/B and P/TB ratios equaled 81.71 percent and 82.56 percent, respectively. In comparison to the median P/B and P/TB ratios for the Peer Group of 114.35 percent and 120.44 percent, Bancorp's ratios reflected a discount of 28.5 percent on a P/B basis and a discount of 31.4 percent on a P/TB basis. The discounts have diminished modestly relative to the Original Appraisal (the P/B ratio was discounted to the Peer Group median by 29.0 percent and the P/TB ratio was discounted by 32.4 percent).

      P/A Approach. The P/A valuation methodology determines market value by applying a valuation P/A ratio to Bancorp's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Bancorp's value equaled 12.43 percent of pro forma assets. Comparatively, the Peer Group companies exhibited a median P/A ratio of 11.59 percent, which implies a 7.3 percent premium being applied to Bancorp's pro forma P/A ratio, as compared to 4.3 percent in the Original Appraisal.

Valuation Conclusion

      Based on the foregoing, it is our opinion that, as of February 6, 2002, based on stock prices as of February 1, 2002, the estimated aggregate pro forma market value of Bancorp, inclusive of the sale of the MHC's ownership interest to the public shareholders has increased to 85,183,320 at the midpoint, which reflects a 7.8 percent increase relative to the valuation midpoint established in the Original Appraisal. Based on this valuation and the approximate 56.9 ownership interest being sold in the public offering, the midpoint value of Bancorp's stock offering was $48,500,000, equal to 4,850,000 shares at a per share value of $10.00. The offering range includes a minimum offering of $41,225,000, equal to 4,122,500 shares at $10.00 per share (85.0% of the midpoint) and a maximum offering of 55,775,000, equal to 5,577,500 shares at $10.00 per share (115.0% of the midpoint). In the event the appraised value is subject to an increase, the offering range may be increased up to a supermaximum value of $64,414,125, equal to 6,414,125 shares at $10.00 per share, without requiring a resolicitation. The pro forma valuation calculations relative to the Peer Group are shown in Table 6 and are detailed in Exhibit 2 and Exhibit 3.

Board of Directors
February 6, 2002
Page 19


Establishment of the Exchange Ratio

      OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of Bancorp's common stock for newly issued shares of Bancorp as a fully converted company. The Board of Directors has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate public ownership percentage in Bancorp equal to 43.06% as of February 6, 2001. Pursuant to this formula, the exchange ratio to be received by the existing minority shareholders of Bancorp will be determined at the end of the offering based on the total number of shares sold in the Subscription and Community offerings. As shown in Table 6, the exchange ratio for the minority shareholders would be 1.46553 shares, 1.72415 shares, 1.98278 shares and 2.28019 shares at the minimum, midpoint, maximum and supermaximum of the offering range, respectively. RP Financial expresses no opinion on the proposed exchange of newly issued shares for the shares held by the minority stockholders or on the proposed exchange ratio.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ Ronald S. Riggins
                                        ----------------------------------
                                        Ronald S. Riggins
                                        President and Managing Director


                                        /s/ James P. Hennessey
                                        ----------------------------------
                                        James P. Hennessey
                                        Senior Vice President

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

  Exhibit
   Number                    Description
  -------                    -----------

     1            Stock Prices: As of February 1, 2002

     2            Pro Forma Analysis Sheet

     3            Pro Forma Effect of Conversion Proceeds

     4            Firm Qualifications Statement

                                   EXHIBIT 1

                                  Stock Prices
                             As of February 1, 2002

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------          -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)

SAIF-Insured Thrifts(195)                     16.61  11,282   264.5        17.85   12.74   16.51    0.55   22.61     3.77
NYSE Traded Companies(11)                     26.27  94,671 2,622.1        31.36   19.81   26.17    0.13   24.29    10.54
AMEX Traded Companies(17)                     18.80   3,718    72.4        19.31   14.17   18.44    1.90   24.83     6.86
NASDAQ Listed OTC Companies(167)              15.72   6,353   122.9        16.77   12.11   15.64    0.44   22.25     2.98
California Companies(13)                      29.06  36,771 1,538.3        33.23   21.23   28.31    3.04   20.56     5.33
Florida Companies(9)                          14.20  25,523   325.7        14.88    9.58   14.32   -0.38   50.72    12.76
Mid-Atlantic Companies(37)                    16.45  16,981   301.4        17.45   12.30   16.34    1.02   26.40     4.36
Mid-West Companies(92)                        15.35   7,175   152.4        16.45   11.95   15.30    0.29   21.19     2.66
New England Companies(7)                      25.15  10,419   309.6        26.33   19.16   25.03    0.66   24.76     4.08
North-West Companies(9)                       16.44  10,909   247.6        17.02   13.00   16.41   -0.07   19.24     3.81
South-East Companies(21)                      13.96   3,473    50.2        14.78   11.21   13.85    0.38   14.54     3.47
South-West Companies(4)                       18.19   2,569    61.1        21.11   14.50   18.12   -0.35   20.46     2.38
Western Companies (Excl CA)(3)                14.10   2,732    32.7        15.87   11.69   14.07    0.15   15.91     2.97
Thrift Strategy(179)                          16.27   7,124   181.9        17.41   12.51   16.18    0.55   22.07     3.37
Mortgage Banker Strategy(9)                   20.69  46,433   695.3        22.58   15.04   20.76   -0.49   33.22     5.60
Real Estate Strategy(3)                       17.39   4,959    88.3        19.32   12.96   17.18    0.34   21.48     2.81
Diversified Strategy(4)                       21.57 115,763 2,980.7        25.20   17.26   20.97    3.20   22.52    17.71
Companies Issuing Dividends(167)              16.85  11,833   288.5        18.11   13.03   16.74    0.65   21.49     3.46
Companies Without Dividends(28)               15.08   7,695   108.5        16.19   10.89   15.05   -0.06   29.88     5.78
Equity/Assets <6%(16)                         16.36  20,989   478.1        18.99   12.39   16.32    0.16   20.10     3.48
Equity/Assets 6-12%(131)                      17.35  11,853   298.0        18.58   13.21   17.23    0.59   23.10     3.94
Equity/Assets >12%(48)                        14.73   6,653   106.7        15.55   11.62   14.65    0.58   22.07     3.41
Converted Last 3 Mths (no MHC)(1)             12.79   3,497    44.7        14.13    8.59   12.45    2.73   37.97     7.03
Actively Traded Companies(16)                 25.14  64,757 1,892.9        27.17   19.44   24.87    1.25   19.64     6.03
Market Value Below $20 Million(51)            11.65   1,326    13.8        12.76    9.31   11.60    0.47   16.19     2.10
Holding Company Structure(192)                16.65  11,427   268.4        17.88   12.77   16.54    0.59   22.62     3.71
Assets Over $1 Billion(51)                    21.63  34,562   875.5        23.76   16.12   21.46    0.40   26.44     5.48
Assets $500 Million-$1 Billion(34)            16.88   4,719    72.1        17.73   13.06   16.86    0.17   21.44     3.22
Assets $250-$500 Million(47)                  15.95   2,746    40.0        16.67   12.07   15.80    1.13   26.92     4.69
Assets less than $250 Million(63)             12.73   1,430    16.8        13.81   10.22   12.67    0.44   16.64     1.89
Goodwill Companies(109)                       17.05  15,907   334.1        18.46   13.02   16.89    0.76   21.50     4.52
Non-Goodwill Companies(86)                    16.03   5,040   170.6        17.03   12.37   16.00    0.27   24.09     2.76
Acquirors of FSLIC Cases(7)                   30.51  61,373 2,554.0        35.48   23.71   30.09    0.67    5.62     6.04

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)

SAIF-Insured Thrifts(195)                     1.16    1.01   15.21   14.46   166.08
NYSE Traded Companies(11)                     1.98    1.53   15.21   13.65   250.09
AMEX Traded Companies(17)                     1.26    1.08   18.42   17.72   196.92
NASDAQ Listed OTC Companies(167)              1.10    0.97   14.87   14.17   157.03
California Companies(13)                      2.54    2.33   20.16   19.61   291.25
Florida Companies(9)                          0.65    0.53   10.62   10.33   117.54
Mid-Atlantic Companies(37)                    0.99    0.92   13.99   13.14   175.29
Mid-West Companies(92)                        1.10    0.91   15.26   14.59   150.60
New England Companies(7)                      1.79    1.52   20.98   18.49   250.84
North-West Companies(9)                       1.18    1.00   15.55   14.18   142.24
South-East Companies(21)                      0.92    0.79   14.16   13.82   134.92
South-West Companies(4)                       1.83    1.79   15.89   14.60   247.42
Western Companies (Excl CA)(3)                0.88    0.83   14.68   14.56   168.60
Thrift Strategy(179)                          1.13    0.98   15.27   14.64   160.50
Mortgage Banker Strategy(9)                   1.46    1.31   15.65   12.87   245.62
Real Estate Strategy(3)                       1.78    1.64   13.01   12.96   164.75
Diversified Strategy(4)                       1.62    1.31   13.20   11.63   227.96
Companies Issuing Dividends(167)              1.21    1.09   15.30   14.51   163.84
Companies Without Dividends(28)               0.85    0.54   14.63   14.14   180.66
Equity/Assets <6%(16)                         1.21    0.78   13.50   11.77   270.87
Equity/Assets 6-12%(131)                      1.28    1.13   15.43   14.61   178.78
Equity/Assets >12%(48)                        0.84    0.77   15.18   14.92    98.59
Converted Last 3 Mths (no MHC)(1)             0.69    0.69   14.89   14.89    88.28
Actively Traded Companies(16)                 1.89    1.87   15.60   13.57   221.53
Market Value Below $20 Million(51)            0.67    0.58   13.67   13.38   136.37
Holding Company Structure(192)                1.17    1.02   15.22   14.46   165.38
Assets Over $1 Billion(51)                    1.58    1.35   15.04   13.51   207.53
Assets $500 Million-$1 Billion(34)            1.28    1.16   15.81   15.15   174.83
Assets $250-$500 Million(47)                  1.09    0.93   15.78   15.20   164.42
Assets less than $250 Million(63)             0.81    0.71   14.61   14.35   127.60
Goodwill Companies(109)                       1.19    1.05   14.99   13.68   174.44
Non-Goodwill Companies(86)                    1.12    0.96   15.52   15.52   154.80
Acquirors of FSLIC Cases(7)                   2.12    2.10   18.78   17.22   277.27

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------      ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)

BIF-Insured Thrifts(36)                       20.32  16,347   420.7        21.35   14.64   20.09    1.00  29.39     5.16
NYSE Traded Companies(2)                      30.94  81,125 2,735.7        32.29   20.83   31.26   -1.94  38.02    17.94
AMEX Traded Companies(4)                      16.91   3,064    54.7        17.56   12.83   16.86    0.36  28.68     2.34
NASDAQ Listed OTC Companies(30)               20.03  13,516   303.4        21.11   14.45   19.74    1.31  28.85     4.63
California Companies(1)                       21.10   5,942   125.4        23.00   15.90   21.50   -1.86   8.21     0.67
Mid-Atlantic Companies(11)                    24.48  44,102 1,226.4        26.02   16.28   24.29    0.77  41.04     8.08
New England Companies(20)                     19.95   6,043   128.3        20.81   14.82   19.66    1.12  28.21     3.94
North-West Companies(3)                       14.28   6,220    87.1        14.74   10.95   14.08    1.42  14.74     5.60
South-East Companies(1)                        7.15   3,115    22.3         8.00    6.22    7.00    2.14  12.07     5.15
Thrift Strategy(31)                           20.56  15,083   413.8        21.47   14.75   20.28    1.22  31.00     5.54
Mortgage Banker Strategy(1)                   19.97  87,116 1,739.7        22.38   14.50   20.05   -0.40  19.22    14.11
Real Estate Strategy(2)                       15.64   6,663   100.3        16.62   11.92   15.85   -1.03  13.98     4.20
Diversified Strategy(2)                       21.75   8,340   177.7        23.98   15.91   21.59    0.59  27.35    -3.77
Companies Issuing Dividends(33)               20.29  16,672   429.9        21.30   14.60   20.04    1.09  30.05     5.30
Companies Without Dividends(3)                21.10   5,942   125.4        23.00   15.90   21.50   -1.86   8.21     0.67
Equity/Assets <6%(6)                          14.56   4,132    65.0        15.66   10.91   14.55    0.09  28.65     1.38
Equity/Assets 6-12%(25)                       21.81  19,898   529.2        22.90   15.46   21.51    1.24  31.11     5.99
Equity/Assets >12%(5)                         17.77   9,073   184.3        18.49   13.66   17.70    0.55  21.70     4.18
Actively Traded Companies(9)                  22.33   5,315   105.5        23.29   16.33   21.91    1.80  27.50     4.95
Market Value Below $20 Million(3)             17.26   1,134    18.8        18.02   13.07   17.65   -2.87  26.79    -1.28
Holding Company Structure(33)                 20.18  17,839   459.7        21.22   14.53   19.95    1.10  29.51     5.46
Assets Over $1 Billion(14)                    24.10  33,917   917.4        25.51   16.74   23.84    1.07  35.25     6.90
Assets $500 Million-$1 Billion(9)             19.69   4,901    88.4        20.34   14.70   19.51    1.31  26.22     6.93
Assets $250-$500 Million(10)                  17.05   2,768    40.1        17.91   12.60   16.69    1.36  25.23     2.50
Assets less than $250 Million(3)              13.89   1,794    20.0        14.68   10.78   14.10   -1.20  21.88     0.87
Goodwill Companies(26)                        22.23  21,188   562.0        23.35   15.59   21.95    1.20  34.05     6.06
Non-Goodwill Companies(10)                    15.91   5,213    95.8        16.77   12.46   15.80    0.52  18.66     3.09

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)

BIF-Insured Thrifts(36)                       1.47    1.28   14.76   13.72   161.14
NYSE Traded Companies(2)                      1.93    0.33   15.80   11.38   143.63
AMEX Traded Companies(4)                      1.43    1.35   15.21   14.69   158.87
NASDAQ Listed OTC Companies(30)               1.44    1.34   14.62   13.75   162.78
California Companies(1)                       3.05    3.05   22.70   22.68   241.09
Mid-Atlantic Companies(11)                    1.48    1.04   13.36   11.07   158.48
New England Companies(20)                     1.49    1.40   15.63   14.90   170.50
North-West Companies(3)                       1.16    1.03   13.21   13.19   114.06
South-East Companies(1)                       0.29    0.29    7.60    7.60    68.64
Thrift Strategy(31)                           1.41    1.22   15.16   14.02   160.52
Mortgage Banker Strategy(1)                   1.17    1.20    7.08    7.07    94.89
Real Estate Strategy(2)                       2.00    1.98   14.18   14.17   153.37
Diversified Strategy(2)                       1.87    1.57   13.60   12.39   210.79
Companies Issuing Dividends(33)               1.42    1.23   14.51   13.44   158.64
Companies Without Dividends(3)                3.05    3.05   22.70   22.68   241.09
Equity/Assets <6%(6)                          1.49    1.22   10.32   10.09   193.65
Equity/Assets 6-12%(25)                       1.53    1.34   15.19   13.87   166.70
Equity/Assets >12%(5)                         1.13    1.07   16.25   15.90   108.47
Actively Traded Companies(9)                  1.78    1.63   17.07   16.53   174.89
Market Value Below $20 Million(3)             1.26    1.13   14.21   14.16   140.84
Holding Company Structure(33)                 1.42    1.23   14.60   13.49   156.30
Assets Over $1 Billion(14)                    1.57    1.31   15.00   13.01   155.21
Assets $500 Million-$1 Billion(9)             1.53    1.26   16.62   16.08   172.42
Assets $250-$500 Million(10)                  1.43    1.39   13.86   13.56   176.38
Assets less than $250 Million(3)              0.94    0.85   12.01   11.97   116.77
Goodwill Companies(26)                        1.59    1.35   15.51   14.01   176.56
Non-Goodwill Companies(10)                    1.19    1.13   13.04   13.04   125.68

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change  From
                                                     Shares  Market      ---------------          -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                      17.06  12,547    80.4        17.86   10.44   17.01    0.88  64.04     8.95
BIF-Insured Thrifts(7)                        18.60  32,748   312.9        20.03   12.87   18.59   -0.20  47.05     3.50
AMEX Traded Companies(2)                      11.04   6,429    38.1        11.39    7.75   10.95    0.90  41.44     5.01
NASDAQ Listed OTC Companies(26)               18.10  19,531   158.3        19.14   11.46   18.06    0.53  60.69     7.57
Mid-Atlantic Companies(18)                    17.70  14,597   121.4        18.30    9.97   17.48    1.60  73.75     8.67
Mid-West Companies(5)                         16.36  25,174   203.7        17.16   12.09   16.45   -0.13  29.48     3.80
New England Companies(3)                      17.11  32,949   268.0        19.76   14.56   17.45   -1.94  12.41     0.35
South-East Companies(2)                       18.94  12,016    58.8        20.71   12.98   19.43   -2.09  78.30    15.16
Thrift Strategy(27)                           17.31  16,567   130.7        18.07   10.73   17.27    0.61  62.37     7.53
Diversified Strategy(1)                       22.00  61,500   551.1        28.25   20.75   22.10   -0.45 -16.60     3.48
Companies Issuing Dividends(26)               17.43  18,733   154.5        18.41   11.06   17.35    0.76  56.88     6.50
Companies Without Dividends(2)                18.33  15,201    79.6        19.39   12.13   18.75   -1.63  83.30    16.82
Equity/Assets 6-12%(15)                       18.47  23,837   202.9        19.60   11.21   18.27    1.55  61.91     7.79
Equity/Assets >12%(13)                        16.55  13,041    93.6        17.39   11.08   16.66   -0.42  56.26     6.93
Market Value Below $20 Million(1)              8.40   2,277     8.1         9.10    5.50    8.30    1.20  46.09     7.69
Holding Company Structure(25)                 17.32  17,110   138.4        18.04   10.65   17.25    0.63  61.39     6.51
Assets Over $1 Billion(7)                     19.36  51,074   431.7        20.95   13.82   19.31    0.26  31.83     4.63
Assets $500 Million-$1 Billion(5)             19.75  10,798    72.0        20.85   12.49   19.98   -0.71  72.75    10.50
Assets $250-$500 Million(8)                   18.40   4,179    25.7        19.19    9.89   18.18    1.77  82.59     9.80
Assets less than $250 Million(8)              13.61   2,393    13.5        14.09    8.79   13.58    0.56  58.37     6.20
Goodwill Companies(11)                        16.26  19,397   129.3        17.58   10.65   16.04    1.76  52.81     5.40
Non-Goodwill Companies(17)                    18.26  17,864   159.6        19.04   11.44   18.33   -0.15  62.85     8.54
MHC Institutions(28)                          17.51  18,439   148.3        18.50   11.15   17.47    0.56  59.08     7.36
MHC Converted Last 3 Months(1)                13.68  10,580    68.0        13.68   10.00   13.60    0.59  36.80     2.32

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                      0.53    0.58   10.70    9.98    86.28
BIF-Insured Thrifts(7)                        0.87    0.74   11.64   10.78    97.34
AMEX Traded Companies(2)                      0.45    0.41    9.53    9.53    54.29
NASDAQ Listed OTC Companies(26)               0.64    0.65   11.11   10.27    92.71
Mid-Atlantic Companies(18)                    0.62    0.60   10.22    9.51    89.03
Mid-West Companies(5)                         0.61    0.83   12.15   11.04   102.80
New England Companies(3)                      0.95    0.69   12.55   11.90    96.76
South-East Companies(2)                       0.22    0.36   11.91   11.25    55.60
Thrift Strategy(27)                           0.59    0.62   10.78   10.07    85.67
Diversified Strategy(1)                       1.58    0.81   15.32   13.39   177.79
Companies Issuing Dividends(26)               0.66    0.65   10.80   10.03    92.19
Companies Without Dividends(2)                0.31    0.36   12.83   12.17    60.02
Equity/Assets 6-12%(15)                       0.71    0.70   10.79    9.55   110.53
Equity/Assets >12%(13)                        0.54    0.56   11.16   10.87    68.48
Market Value Below $20 Million(1)             0.34    0.31    7.31    7.31    36.39
Holding Company Structure(25)                 0.64    0.62   10.64   10.01    85.81
Assets Over $1 Billion(7)                     0.97    0.85   11.66   10.34   108.11
Assets $500 Million-$1 Billion(5)             0.60    0.61   12.72   11.66    86.79
Assets $250-$500 Million(8)                   0.49    0.50   10.03    9.67    86.07
Assets less than $250 Million(8)              0.42    0.53   10.09    9.71    75.40
Goodwill Companies(11)                        0.75    0.73   11.13    9.24   111.58
Non-Goodwill Companies(17)                    0.55    0.57   10.88   10.79    76.26
MHC Institutions(28)                          0.63    0.63   10.97   10.21    89.51
MHC Converted Last 3 Months(1)                0.56    0.50   11.74   11.74    72.19

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2)  2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
NYSE Traded Companies
BBX   BankAtlantic Bancorp of FL              10.95  58,079   636.0        11.23    5.42   10.81    1.30   84.03    19.28
CF    Charter One Fin., Inc. of OH            29.77 224,340 6,678.6        31.32   24.52   29.70    0.24   10.67     9.65
CFB   Commercial Federal Corp. of NE          24.37  48,027 1,170.4        28.55   20.03   25.04   -2.68   10.32     3.70
DSL   Downey Financial Corp. of CA            46.01  28,213 1,298.1        58.81   32.98   43.59    5.55    0.33    11.54
FED   FirstFed Financial Corp. of CA          26.03  17,295   450.2        36.30   21.90   26.65   -2.33  -16.94     1.56
FBC   Flagstar Bancorp, Inc of MI             19.70  19,140   377.1        26.00   13.63   21.71   -9.26   35.86    -2.14
GSB   Golden State Bancorp of CA              29.09 135,756 3,949.1        35.33   24.07   28.32    2.72    4.94    11.24
GDW   Golden West Fin. Corp. of CA            62.80 155,532 9,767.4        70.00   47.15   62.94   -0.22   14.24     6.71
GPT   GreenPoint Fin. Corp. of NY*            43.05  99,762 4,294.8        44.60   30.34   42.80    0.58   17.95    20.42
OCN   Ocwen Financial Corp. of FL              9.99  67,152   670.8        10.44    5.00    9.99    0.00   71.94    56.58
SOV   Sovereign Bancorp, Inc. of PA           12.78 252,050 3,221.2        13.28    7.75   13.28   -3.77   49.30     4.41
SIB   Staten Island Bancorp of NY*            18.83  62,487 1,176.6        19.97   11.32   19.71   -4.46   58.10    15.45
WES   Westcorp of Irvine CA                   17.43  35,802   624.0        23.70   15.45   15.87    9.83    2.53    -6.64

AMEX Traded Companies
ANA   Acadiana Bancshares, Inc of LA          24.90   1,184    29.5        25.00   18.75   24.00    3.75   32.80     7.33
ANE   Alliance Bncp of New Eng of CT*         12.10   2,337    28.3        13.90    8.56   12.20   -0.82   32.82     0.83
BYS   Bay State Bancorp, Inc. of MA           38.00   1,648    62.6        38.10   28.40   37.35    1.74   32.59     3.97
BHL   Berkshire Hills Bancorp of MA*          21.32   6,425   137.0        21.59   16.75   21.59   -1.25   25.41     5.28
BFD   BostonFed Bancorp, Inc. of MA           24.05   4,451   107.0        25.26   20.50   23.95    0.42   10.88    -0.21
CNY   Carver Bancorp, Inc. of NY              11.30   2,296    25.9        11.40    8.15   10.00   13.00   10.78    25.56
EFC   EFC Bancorp, Inc of Elgin IL            14.11   4,639    65.5        14.50   10.35   13.95    1.15   33.24     1.88
FCB   Falmouth Bancorp, Inc. of MA*           20.75     916    19.0        21.24   16.00   20.50    1.22   28.40    -1.19
FAB   FirstFed America Bancorp of MA          18.79   6,220   116.9        19.98   14.95   18.92   -0.69   13.53     8.30
GAF   GA Financial Corp., Inc. of PA          16.70   5,509    92.0        17.10   13.98   16.45    1.52   17.19    -0.30
GOV   Gouverneur Bcp MHC of NY(42.4)           8.40   2,277     8.1         9.10    5.50    8.30    1.20   46.09     7.69
KNK   Kankakee Bancorp, Inc. of IL            35.00   1,205    42.2        35.75   22.75   35.10   -0.28   49.25    19.45
KYF   Kentucky First Bancorp of KY            12.74     927    11.8        13.00   10.25   12.75   -0.08   24.29    -1.62
NBN   Northeast Bancorp of Auburn ME*         13.45   2,579    34.7        13.50   10.00   13.15    2.28   28.10     4.43
NEP   Northeast PA Fin. Corp of PA            16.85   4,893    82.4        17.50   12.03   16.65    1.20   36.33    -0.30
PFB   PFF Bancorp, Inc. of Pomona CA          28.95  13,221   382.7        29.50   19.25   26.80    8.02   31.59     4.89
SZB   SouthFirst Bancshares of AL             10.95     884     9.7        11.70    9.65   10.95    0.00   -0.45    12.89
SRN   Southern Banc Company of AL             11.40   1,006    11.5        11.40    9.70   11.25    1.33   16.92     1.33
TSH   Teche Hlding Cp of Franklin LA          21.75   2,371    51.6        22.25   16.50   21.19    2.64   29.85     9.85
WSB   Washington SB, FSB of Bowie MD           6.04   4,570    27.6         6.65    3.50    6.00    0.67   50.25    18.20
WFD   Westfield Finl MHC of MA (47.)*         13.68  10,580    68.0        13.68   10.00   13.60    0.59   36.80     2.32
WFI   Winton Financial Corp. of OH             9.49   4,445    42.2        10.50    8.10    9.80   -3.16    5.44     2.04
WRO   Woronoco Bancorp, Inc of MA             18.50   3,737    69.1        18.70   14.09   18.30    1.09   27.59     3.35

NASDAQ Listed OTC Companies
AMFC  AMB Fin. Corp. of Munster IN            10.00     861     8.6        11.63    8.00    9.90    1.01    2.56    11.11
ASBP  ASB Financial Corp. of OH               10.35   1,539    15.9        10.98    8.60   10.79   -4.08   15.00     3.29
ABBK  Abington Bancorp of MA*                 15.75   3,118    49.1        16.85   13.00   15.60    0.96   19.95     4.03
AABC  Access Anytime Bancorp of NM             7.65   1,468    11.2         9.05    6.00    7.85   -2.55   24.19    -4.37
AFBC  Advance Fin. Bancorp of WV              14.20     932    13.2        14.20   10.50   13.90    2.16   33.58     5.19
ALLB  Alliance Bank MHC of PA (20.0)          29.25   3,441    20.1        30.25    9.78   29.99   -2.47  185.64     6.95
AHCI  Ambanc Holding Co., Inc. of NY(8)*      21.52   4,496    96.8        22.00   17.25   21.45    0.33   24.75     0.80
ASBI  Ameriana Bancorp of IN                  13.60   3,147    42.8        14.01   10.50   13.73   -0.95   16.94     1.49
AMFH  American Fin. Holdings of CT*           25.87  20,613   533.3        27.15   19.88   25.80    0.27   28.51     1.81
ABCW  Anchor BanCorp Wisconsin of WI          17.72  24,846   440.3        18.41   12.88   17.96   -1.34   14.32    -0.11
ASFC  Astoria Financial Corp. of NY           29.00  90,767 2,632.2        31.50   24.66   28.25    2.65   10.22     9.60

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
BBX   BankAtlantic Bancorp of FL              0.56    0.57    7.29    6.49    93.30
CF    Charter One Fin., Inc. of OH            2.12    1.94   13.04   11.70   166.21
CFB   Commercial Federal Corp. of NE          0.52    1.61   15.53   11.46   270.31
DSL   Downey Financial Corp. of CA            3.69    3.31   24.76   24.64   379.84
FED   FirstFed Financial Corp. of CA          2.79    2.77   18.06   17.58   265.70
FBC   Flagstar Bancorp, Inc of MI             2.99   -2.02   13.80   13.80   324.57
GSB   Golden State Bancorp of CA              2.87    2.49   17.92   13.15   438.21
GDW   Golden West Fin. Corp. of CA            4.63    4.54   26.59   26.59   366.59
GPT   GreenPoint Fin. Corp. of NY*            2.87    0.29   22.80   14.84   197.93
OCN   Ocwen Financial Corp. of FL            -0.24   -0.90    7.13    6.99    30.81
SOV   Sovereign Bancorp, Inc. of PA           0.16    0.78    8.53    3.07   138.81
SIB   Staten Island Bancorp of NY*            0.98    0.36    8.80    7.92    89.33
WES   Westcorp of Irvine CA                   1.73    1.69   14.70   14.69   276.62

AMEX Traded Companies
ANA   Acadiana Bancshares, Inc of LA          2.08    1.59   22.21   22.21   265.75
ANE   Alliance Bncp of New Eng of CT*         1.42    1.41    9.33    9.31   160.29
BYS   Bay State Bancorp, Inc. of MA           2.61    2.71   31.55   31.55   300.60
BHL   Berkshire Hills Bancorp of MA*          1.41    1.37   21.21   19.51   151.69
BFD   BostonFed Bancorp, Inc. of MA           2.11    0.69   20.62   16.59   328.57
CNY   Carver Bancorp, Inc. of NY              0.28    0.02   14.19   13.97   192.26
EFC   EFC Bancorp, Inc of Elgin IL            0.86    0.85   14.73   14.73   142.38
FCB   Falmouth Bancorp, Inc. of MA*           1.52    1.34   18.03   18.03   157.18
FAB   FirstFed America Bancorp of MA          1.68    1.45   19.25   19.07   280.82
GAF   GA Financial Corp., Inc. of PA          0.95    0.99   18.08   18.01   158.75
GOV   Gouverneur Bcp MHC of NY(42.4)          0.34    0.31    7.31    7.31    36.39
KNK   Kankakee Bancorp, Inc. of IL            2.57    2.26   33.62   29.86   397.91
KYF   Kentucky First Bancorp of KY            0.79    0.79   13.71   13.71    83.51
NBN   Northeast Bancorp of Auburn ME*         1.37    1.29   12.25   11.90   166.31
NEP   Northeast PA Fin. Corp of PA            0.98    0.86   15.50   12.98   165.30
PFB   PFF Bancorp, Inc. of Pomona CA          2.33    2.39   20.80   20.69   226.92
SZB   SouthFirst Bancshares of AL            -0.48   -0.35   16.16   15.52   171.03
SRN   Southern Banc Company of AL             0.48    0.45   17.70   17.66    98.08
TSH   Teche Hlding Cp of Franklin LA          1.81    1.79   21.61   21.61   193.92
WSB   Washington SB, FSB of Bowie MD          0.54    0.34    6.30    6.30    60.73
WFD   Westfield Finl MHC of MA (47.)*         0.56    0.50   11.74   11.74    72.19
WFI   Winton Financial Corp. of OH            0.87    0.65    8.27    8.22   106.75
WRO   Woronoco Bancorp, Inc of MA             1.03    0.95   18.76   18.59   174.42

NASDAQ Listed OTC Companies
AMFC  AMB Fin. Corp. of Munster IN            0.95    0.81   13.20   13.20   161.85
ASBP  ASB Financial Corp. of OH               0.74    0.69    9.48    9.48    91.94
ABBK  Abington Bancorp of MA*                 1.56    1.05   13.43   12.67   254.46
AABC  Access Anytime Bancorp of NM            0.40    0.27    8.64    7.34   118.19
AFBC  Advance Fin. Bancorp of WV              1.35    1.06   18.31   18.31   207.95
ALLB  Alliance Bank MHC of PA (20.0)          0.81    0.81   10.22   10.22   108.17
AHCI  Ambanc Holding Co., Inc. of NY(8)*      0.87    0.92   17.38   15.95   149.61
ASBI  Ameriana Bancorp of IN                  1.06    0.95   13.63   13.13   162.50
AMFH  American Fin. Holdings of CT*           1.38    1.19   19.02   19.02    90.08
ABCW  Anchor BanCorp Wisconsin of WI          1.33    1.16   10.01   10.01   139.71
ASFC  Astoria Financial Corp. of NY           2.32    2.39   16.26   14.19   246.07

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
NASDAQ Listed OTC Companies (continued)
BCSB  BCSB Bankcorp MHC of MD (36.0)          10.00   5,867    21.1        10.35    7.25   10.00    0.00   35.50     8.11
BKMU  Bank Mutual Cp MHC of WI(49.6)          16.10  22,337   177.4        17.75   10.31   16.00    0.63   57.07     5.37
BKUNA BankUnited Fin. Corp. of FL             15.81  25,044   395.9        15.86    9.88   15.45    2.33   62.15     6.46
BFSB  Bedford Bancshares, Inc. of VA          13.85   2,043    28.3        14.35    9.25   13.68    1.24   42.05     1.47
BFFC  Big Foot Financial Corp. of IL          15.27   1,509    23.0        16.95   12.90   15.25    0.13   14.13    -3.35
BRBI  Blue River Bancshares of IN              4.61   1,550     7.1         5.05    3.44    4.90   -5.92   15.25    10.29
BYFC  Broadway Financial Corp. of CA          12.70     910    11.6        12.70    7.88   12.51    1.52   36.41     1.20
BRKL  Brookline Bncp MHC of MA(43.4)*         15.66  26,768   184.8        17.34   12.94   16.65   -5.95   17.04    -4.74
CBES  CBES Bancorp, Inc. of MO                13.80     876    12.1        14.75   10.63   13.80    0.00   29.82     0.00
CITZ  CFS Bancorp, Inc of Munster IN          13.56  13,626   184.8        14.87   10.75   13.68   -0.88   22.60    -5.51
CKFB  CKF Bancorp of Danville KY              16.65     685    11.4        17.50   11.75   16.70   -0.30   28.08    12.65
CAFI  Camco Fin Corp of Cambridge OH          12.85   7,041    90.5        13.75   10.60   13.00   -1.15   23.80     1.18
CFFN  Capitol Fd Fn MHC of KS (35.1)          21.84  74,581   616.1        22.30   15.50   21.80    0.18   33.91     4.80
CAVB  Cavalry Bancorp, Inc. of TN             12.20   7,105    86.7        12.20    9.75   11.79    3.48    6.09     6.46
CEBK  Central Bncrp of Somerville MA*         26.75   1,670    44.7        26.75   17.63   25.03    6.87   49.11     1.36
CHFN  Charter Fincl MHC of GA (20.0)          22.98  19,822    91.1        25.10   14.25   23.90   -3.85  129.80    31.31
CFSL  Chesterfield Financial of IL            17.00   4,174    71.0        17.05   13.60   17.00    0.00   70.00     3.98
CTZN  Citizens First Bancorp of MI            16.80   9,527   160.1        16.90   13.00   16.80    0.00   68.00     7.01
CFSB  Citizens First Fin Corp. of IL          17.56   1,548    27.2        18.60   12.19   17.55    0.06   44.05    -0.79
CBSA  Coastal Bancorp of Houston TX           30.65   5,835   178.8        39.41   24.38   30.14    1.69   20.76     6.06
CFCP  Coastal Fin. Corp. of SC                 9.40  10,693   100.5        10.00    6.75    9.69   -2.99   34.29    -1.98
CMSB  Commonwealth Bancorp Inc of PA          22.21  10,351   229.9        22.95   16.10   22.16    0.23   30.19     0.27
CFFC  Community Fin. Corp. of VA              11.50   2,286    26.3        11.50    9.50   10.90    5.50   21.05     8.49
CIBI  Community Inv. Bncp, Inc of OH           9.75   1,142    11.1        12.97    8.31   10.00   -2.50   17.33    -2.50
CMSV  Community Svgs Bcshrs of FL(8)          18.86   8,660   163.3        18.99   13.56   18.87   -0.05   38.37    -0.68
SBMC  Connecticut Bancshares of CT*           28.89  11,236   324.6        28.94   19.31   26.90    7.40   44.88    11.76
COOP  Cooperative Bancshares of NC            11.80   2,823    33.3        15.25    9.50   11.95   -1.26    3.69     9.26
CRZY  Crazy Woman Creek Bncorp of WY          14.35     790    11.3        18.50   12.06   14.50   -1.03    0.70     7.49
DCOM  Dime Community Bancshars of NY*         29.04  17,197   499.4        29.75   16.29   28.69    1.22   65.94     3.49
DFBS  Dutchfork Bancshares Inc of SC          20.61   1,321    27.2        22.65   16.44   20.65   -0.19   28.33     0.29
ESBF  ESB Financial Corp. of PA               10.50   7,122    74.8        13.25    8.18   10.28    2.14   22.95     1.45
EBSI  Eagle Bancshares of Tucker GA           16.03   5,677    91.0        16.15   12.19   16.15   -0.74   30.22     6.94
ESBK  Elmira Svgs Bank, FSB of NY*            26.10     881    23.0        27.00   18.64   25.25    3.37   22.82     1.16
EFBC  Empire Federal Bancorp of MT            14.27   1,508    21.5        15.49   13.00   14.75   -3.25    2.81    -3.25
EQSB  Equitable Bank of Wheaton MD            27.25   1,310    35.7        28.20   19.75   28.20   -3.37   36.25     6.86
EVRT  Evertrust Fin. Grp, Inc. of WA*         16.80   5,322    89.4        16.80   12.88   16.40    2.44   24.44    10.53
FFDF  FFD Financial Corp of Dover OH          12.06   1,275    15.4        12.50    7.75   12.10   -0.33   72.29     0.50
FFLC  FFLC Bancorp of Leesburg FL             20.50   3,564    73.1        22.25   16.31   21.02   -2.47   24.24    -1.20
FFWC  FFW Corporation of Wabash IN            13.90   1,390    19.3        14.00   11.13   13.50    2.96   22.14     4.51
FMCO  FMS Fin Corp. of Burlington NJ           9.20   6,699    61.6         9.20    6.25    8.51    8.11    2.22     3.02
FFHH  FSF Financial Corp. of MN               18.44   2,156    39.8        18.50   14.06   17.25    6.90   23.43     4.48
FDTR  Federal Trust Corp of FL                 3.40   4,948    16.8         3.89    2.00    3.35    1.49   36.00    -2.58
FBCI  Fidelity Bancorp of Chicago IL          29.40   2,023    59.5        29.40   20.38   29.16    0.82   42.51     6.02
FSBI  Fidelity Bancorp, Inc. of PA            16.75   1,985    33.2        17.50   13.06   16.36    2.38   24.07     3.40
FFFL  Fidelity Bankshares, Inc of FL          17.35  15,788   273.9        17.60   10.24   17.40   -0.29   69.43     8.64
FFED  Fidelity Fed. Bancorp of IN(8)           2.52   5,608    14.1         3.95    1.50    2.75   -8.36   68.00     3.28
FLBC  Finger Lakes Bancorp Inc of NY          10.90   3,343    36.4        11.41    7.50   10.85    0.46   41.74     2.35
FBTC  First BancTrust Corp of IL              14.84   1,521    22.6        15.80   11.25   14.70    0.95   48.40    -1.07
FBEI  First Bancorp of Indiana of IN          13.99   1,795    25.1        16.05   12.25   13.40    4.40   -4.77     5.82
FBSI  First Bancshares, Inc. of MO            12.00   1,791    21.5        14.00    9.65   12.00    0.00   14.29     0.33
FBBC  First Bell Bancorp, Inc. of PA          14.59   4,758    69.4        15.50   13.50   15.30   -4.64   -2.73     4.59
FCAP  First Capital, Inc. of IN               14.10   2,536    35.8        14.75   10.50   14.10    0.00   11.64    -2.08
FDEF  First Defiance Fin. Corp of OH          16.00   6,854   109.7        18.00   12.63   16.05   -0.31   11.81     5.26
FESX  First Essex Bancorp, Inc of MA*         26.30   7,534   198.1        29.55   19.00   25.95    1.35   24.88    -6.67
FFBH  First Fed. Bancshares of AR             23.29   3,182    74.1        23.38   19.25   23.35   -0.26   16.45     1.26

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
BCSB  BCSB Bankcorp MHC of MD (36.0)          0.02    0.02    7.28    7.28    66.62
BKMU  Bank Mutual Cp MHC of WI(49.6)          0.88    0.81   13.61   10.91   131.42
BKUNA BankUnited Fin. Corp. of FL             0.74    0.62   11.89   10.76   209.16
BFSB  Bedford Bancshares, Inc. of VA          1.13    1.13   11.30   11.30   103.88
BFFC  Big Foot Financial Corp. of IL          0.70    0.83   18.55   18.55   149.89
BRBI  Blue River Bancshares of IN            -0.57   -0.56    9.12    7.52    97.89
BYFC  Broadway Financial Corp. of CA          0.60    0.73   15.38   15.38   200.02
BRKL  Brookline Bncp MHC of MA(43.4)*         0.70    0.77   10.58   10.58    40.29
CBES  CBES Bancorp, Inc. of MO               -0.79   -1.12   16.97   16.97   168.61
CITZ  CFS Bancorp, Inc of Munster IN          0.92    0.99   12.49   12.49   115.96
CKFB  CKF Bancorp of Danville KY              1.41    1.41   18.34   16.67   207.65
CAFI  Camco Fin Corp of Cambridge OH          1.13    0.93   11.87   11.44   143.04
CFFN  Capitol Fd Fn MHC of KS (35.1)          0.97    0.97   13.04   13.04   107.39
CAVB  Cavalry Bancorp, Inc. of TN             0.55    0.36    6.72    6.72    58.95
CEBK  Central Bncrp of Somerville MA*         1.53    1.29   23.20   21.78   255.97
CHFN  Charter Fincl MHC of GA (20.0)          0.06    0.22   13.92   12.60    47.85
CFSL  Chesterfield Financial of IL            0.65    0.65   17.78   17.64    79.98
CTZN  Citizens First Bancorp of MI            0.43    0.92   16.23   16.23    96.84
CFSB  Citizens First Fin Corp. of IL          1.38    1.06   19.97   19.97   216.83
CBSA  Coastal Bancorp of Houston TX           3.33    3.35   21.88   18.02   509.62
CFCP  Coastal Fin. Corp. of SC                0.87    0.82    5.35    5.35    71.38
CMSB  Commonwealth Bancorp Inc of PA          1.25    1.25   14.57   12.17   162.04
CFFC  Community Fin. Corp. of VA              0.99    1.03   11.44   11.41   109.09
CIBI  Community Inv. Bncp, Inc of OH          1.00    1.00   10.42   10.42   100.78
CMSV  Community Svgs Bcshrs of FL(8)          0.61    0.65   13.58   13.58   109.70
SBMC  Connecticut Bancshares of CT*           1.08    1.33   20.64   17.65   214.99
COOP  Cooperative Bancshares of NC            0.82    0.97   11.69   11.69   157.20
CRZY  Crazy Woman Creek Bncorp of WY          0.26    0.27   17.16   16.81    87.05
DCOM  Dime Community Bancshars of NY*         1.65    1.63   13.87   10.59   162.41
DFBS  Dutchfork Bancshares Inc of SC          2.59    0.96   25.79   25.79   189.12
ESBF  ESB Financial Corp. of PA               0.98    0.98   11.30   10.30   171.24
EBSI  Eagle Bancshares of Tucker GA          -0.16    0.06   14.82   14.82   205.76
ESBK  Elmira Svgs Bank, FSB of NY*            2.38    2.23   22.51   21.59   320.55
EFBC  Empire Federal Bancorp of MT            0.75    0.60   19.26   19.26    98.53
EQSB  Equitable Bank of Wheaton MD            1.77    1.67   20.59   20.59   364.79
EVRT  Evertrust Fin. Grp, Inc. of WA*         1.02    1.01   17.41   17.41   115.05
FFDF  FFD Financial Corp of Dover OH          0.93    0.84   12.91   12.91   102.50
FFLC  FFLC Bancorp of Leesburg FL             1.62    1.62   17.68   17.68   225.00
FFWC  FFW Corporation of Wabash IN            1.57    1.52   16.02   15.17   170.75
FMCO  FMS Fin Corp. of Burlington NJ          0.74    0.74    7.61    7.61   142.98
FFHH  FSF Financial Corp. of MN               1.62    0.90   18.19   17.06   205.39
FDTR  Federal Trust Corp of FL                0.21    0.11    3.35    3.35    54.96
FBCI  Fidelity Bancorp of Chicago IL          2.41    2.13   24.45   24.45   331.04
FSBI  Fidelity Bancorp, Inc. of PA            1.83    1.71   17.87   16.92   281.23
FFFL  Fidelity Bankshares, Inc of FL          0.39    0.40   11.23   11.08   133.99
FFED  Fidelity Fed. Bancorp of IN(8)          0.04   -0.13    1.95    1.78    30.00
FLBC  Finger Lakes Bancorp Inc of NY          0.42    0.31   11.21   11.21   103.78
FBTC  First BancTrust Corp of IL              1.14    0.80   18.64   18.64   125.84
FBEI  First Bancorp of Indiana of IN          0.67    0.40   17.36   16.06   104.05
FBSI  First Bancshares, Inc. of MO            1.02    1.02   14.30   13.94   129.66
FBBC  First Bell Bancorp, Inc. of PA          1.22    1.17   14.16   14.16   180.35
FCAP  First Capital, Inc. of IN               1.20    1.15   13.14   13.10   108.62
FDEF  First Defiance Fin. Corp of OH          1.72    0.99   15.64   13.68   156.47
FESX  First Essex Bancorp, Inc of MA*         2.17    2.06   16.53   14.22   217.84
FFBH  First Fed. Bancshares of AR             1.58    1.48   22.77   22.77   219.25

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
NASDAQ Listed OTC Companies (continued)
FTFC  First Fed. Capital Corp. of WI          16.00  20,201   323.2        16.35   12.75   15.25    4.92    8.47     1.91
FFKY  First Fed. Fin. Corp. of KY             18.99   3,758    71.4        18.99   13.50   18.49    2.70   23.47    13.31
FFBI  First Federal Bancshares of IL          17.00   2,243    38.1        17.30   14.25   16.94    0.35   12.88     3.34
FFSX  First Federal Bankshares of IA          12.17   4,264    51.9        13.17   10.00   12.25   -0.65    8.18    -1.46
FFBZ  First Federal Bncrp, Inc of OH           6.69   3,134    21.0         7.65    4.75    6.40    4.53   18.83    11.50
FFCH  First Fin. Holdings Inc. of SC          24.91  13,401   333.8        26.00   17.88   24.10    3.36   18.62     3.06
FFHS  First Franklin Corp. of OH              10.06   1,614    16.2        10.50    8.50   10.10   -0.40    8.76    -1.85
FGHC  First Georgia Hold., Inc of GA           3.80   7,714    29.3         5.50    3.10    3.80    0.00   -3.55    -5.00
FFSL  First Independence Corp. of KS          14.30     940    13.4        14.85   12.38   13.91    2.80   15.51     2.07
FKAN  First Kansas Fin. Corp. of KS           14.00   1,026    14.4        15.00   13.25   14.00    0.00    4.63    -2.10
FKFS  First Keystone Fin., Inc of PA          14.35   2,034    29.2        14.50   11.00   14.10    1.77   33.49     2.50
CASH  First Midwest Fin., Inc. of IA          13.45   2,460    33.1        14.05   11.40   13.90   -3.24   12.08    -0.52
FMSB  First Mutual Bncshrs Inc of WA*         13.49   4,716    63.6        14.50   11.00   13.69   -1.46   -1.03    -0.07
FNFG  First Niagara MHC of NY (38.3)*         17.90  25,681   176.0        18.55   10.75   17.88    0.11   56.47     6.36
FNFI  First Niles Fin., Inc. of OH            12.85   1,526    19.6        13.31   10.50   12.85    0.00    7.08    -1.91
FPFC  First Place Fin. Corp. of OH            16.40  14,642   240.1        16.75   11.06   16.36    0.24   45.78     4.13
FSFF  First SecurityFed Fin of IL             20.75   4,305    89.3        20.75   14.75   19.80    4.80   40.68     3.75
FSLA  First Sentinal Bancorp of NJ            12.80  30,940   396.0        13.57   10.44   12.15    5.35   17.00     2.24
FBNW  FirstBank NW Corp. of ID                17.75   1,453    25.8        17.98   13.03   17.98   -1.28   22.92     9.23
FFDB  FirstFed Bancorp, Inc. of AL             6.40   2,305    14.8        10.00    6.20    6.88   -6.98  -36.00    -5.19
FFBK  FloridaFirst Bancorp of FL              17.10   5,487    93.8        17.75   13.38   17.60   -2.84   26.11     6.28
FFIC  Flushing Fin. Corp. of NY*              17.00  13,488   229.3        18.95   11.67   16.10    5.59   41.67    -4.49
FKKY  Frankfort First Bancorp of KY           16.71   1,246    20.8        17.70   13.19   16.80   -0.54   18.26    -4.24
GUPB  GFSB Bancorp, Inc of Gallup NM          12.65   1,150    14.5        14.00   11.13   12.75   -0.78   13.66    -1.17
GSLA  GS Financial Corp. of LA                15.07   1,663    25.1        15.50   14.19   14.90    1.14    1.28     0.87
GBNK  Gaston Fed Bnp MHC of NC(42.1)          14.90   4,209    26.4        16.31   11.70   14.95   -0.33   26.81    -1.00
GCFC  Grand Central Fin. Corp. of OH          10.12   1,750    17.7        13.00    8.51    9.99    1.30  -22.15     2.95
GTPS  Great American Bancorp of IL            20.25     867    17.6        23.37   14.06   20.30   -0.25   33.84   -10.87
PEDE  Great Pee Dee Bancorp of SC             11.89   1,777    21.1        13.00    9.61   12.10   -1.74   14.99    -2.38
GAFC  Greater Atlant. Fin Corp of VA           6.50   3,007    19.5         6.50    3.00    6.20    4.84   52.94     6.56
GCBC  Green Co Bcrp MHC of NY (42.8)          15.75   2,014    13.6        16.00    9.15   15.70    0.32   63.55     4.65
GFED  Guaranty Fed Bancshares of MO           14.39   4,076    58.7        15.13   10.60   14.01    2.71   16.90     8.20
HCBB  HCB Bancshares, Inc. of AR              13.81   1,779    24.6        14.20    8.38   14.00   -1.36   64.80     8.57
HFFC  HF Financial Corp. of SD                11.85   3,694    43.8        14.45   10.20   11.65    1.72    3.04     7.24
HFBA  HFB Financial Corp of KY                14.00   1,297    18.2        14.50   11.00   14.00    0.00   21.74     4.09
HMNF  HMN Financial, Inc. of MN               15.45   4,475    69.1        17.10   13.50   15.61   -1.02    6.11    -0.26
HARB  Harbor Florida Bancshrs of FL           18.46  24,122   445.3        19.98   14.38   18.95   -2.59   31.86     8.59
HARL  Harleysville Svgs Fin Cp of PA          19.60   2,233    43.8        20.60   15.50   20.05   -2.24   24.44    10.99
HFFB  Harrodsburg 1st Fin Bcrp of KY          11.32   1,344    15.2        13.00   10.75   11.26    0.53  -12.92     3.10
HTHR  Hawthorne Fin. Corp. of CA              22.07   5,360   118.3        22.07   15.44   21.46    2.84   42.39    14.95
HMLK  Hemlock Fed. Fin. Corp. of IL           24.88   1,013    25.2        26.00   17.50   26.00   -4.31   42.17    -3.38
HFWA  Heritage Financial Corp of WA           12.10   7,704    93.2        12.22    9.67   11.96    1.17   21.00     1.42
HCBC  High Country Bancorp of CO              17.00     922    15.7        17.50   14.75   16.75    1.49   15.25    -2.86
HIFS  Hingham Inst. for Sav. of MA*           25.25   2,047    51.7        26.25   18.25   24.40    3.48   36.49     6.54
HCFC  Home City Fin. Corp. of OH              10.85     791     8.6        13.65   10.25   10.85    0.00    5.85    -9.58
HOMF  Home Fed Bancorp of Seymour IN          19.70   4,451    87.7        22.22   16.00   19.38    1.65    9.44     5.63
HWEN  Home Financial Bancorp of IN             3.80   1,357     5.2         5.50    3.44    4.00   -5.00  -30.91    -7.32
HLFC  Home Loan Financial Corp of OH          10.75   1,677    18.0        10.95    7.63   10.65    0.94   40.89     0.00
HSTD  Homestead Bancorp, Inc. of LA            9.29     939     8.7         9.53    9.03    9.29    0.00    1.75     0.22
HFBC  HopFed Bancorp of KY                    11.26   3,680    41.4        12.65   11.00   11.42   -1.40   -5.70    -6.01
HZFS  Horizon Fin. Serv. Corp. of IA           9.40     751     7.1         9.40    6.06    8.20   14.63   50.40    20.51
HRZB  Horizon Financial Corp. of WA*          12.55   8,623   108.2        12.92    8.97   12.15    3.29   20.79     6.36
HCBK  Hudson Cty Bcp MHC of NJ(38.7)*         30.39  99,159 1,175.7        30.50   18.31   29.64    2.53   50.07    15.33
HRBT  Hudson River Bancorp Inc of NY          23.50  15,226   357.8        24.58   13.50   23.89   -1.63   63.42     7.31
ITLA  ITLA Capital Corp of CA*                21.10   5,942   125.4        23.00   15.90   21.50   -1.86    8.21     0.67

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
FTFC  First Fed. Capital Corp. of WI          1.39    0.91    8.68    8.09   142.31
FFKY  First Fed. Fin. Corp. of KY             1.60    1.54   14.81   12.41   161.58
FFBI  First Federal Bancshares of IL          0.94    0.88   21.29   21.29   111.65
FFSX  First Federal Bankshares of IA          0.67    0.29   16.47   12.06   149.96
FFBZ  First Federal Bncrp, Inc of OH          0.77    0.71    6.39    6.39    75.13
FFCH  First Fin. Holdings Inc. of SC          1.68    1.55   11.71   10.91   173.61
FFHS  First Franklin Corp. of OH              0.76    0.65   13.83   13.83   169.48
FGHC  First Georgia Hold., Inc of GA          0.26    0.26    2.55    2.48    31.82
FFSL  First Independence Corp. of KS          1.58    1.58   14.51   14.51   156.33
FKAN  First Kansas Fin. Corp. of KS           0.75    0.82   16.95   16.88   148.10
FKFS  First Keystone Fin., Inc of PA          1.21    1.16   15.05   15.05   240.44
CASH  First Midwest Fin., Inc. of IA          0.77    0.79   17.70   16.33   211.81
FMSB  First Mutual Bncshrs Inc of WA*         1.46    1.10   10.82   10.82   141.53
FNFG  First Niagara MHC of NY (38.3)*         0.79    0.78   10.08    6.88   107.05
FNFI  First Niles Fin., Inc. of OH            0.65    0.56   12.05   12.05    62.23
FPFC  First Place Fin. Corp. of OH            0.61    0.73   12.91   11.52   109.17
FSFF  First SecurityFed Fin of IL             1.50    1.49   17.14   17.11    98.38
FSLA  First Sentinal Bancorp of NJ            0.78    0.78    7.41    7.23    66.05
FBNW  FirstBank NW Corp. of ID                1.45    0.82   18.88   18.88   197.95
FFDB  FirstFed Bancorp, Inc. of AL            0.57    0.57    7.97    7.53    79.62
FFBK  FloridaFirst Bancorp of FL              0.92    0.89   17.10   17.10   120.35
FFIC  Flushing Fin. Corp. of NY*              1.04    1.03    9.79    9.50   105.04
FKKY  Frankfort First Bancorp of KY           1.23    1.23   14.57   14.57   120.16
GUPB  GFSB Bancorp, Inc of Gallup NM          1.48    1.45   13.44   13.44   170.69
GSLA  GS Financial Corp. of LA                0.83    0.66   20.96   20.96   115.58
GBNK  Gaston Fed Bnp MHC of NC(42.1)          0.37    0.50    9.89    9.89    63.34
GCFC  Grand Central Fin. Corp. of OH          0.30    0.33   10.41   10.41    74.89
GTPS  Great American Bancorp of IL            1.25    1.22   20.96   20.96   189.62
PEDE  Great Pee Dee Bancorp of SC             0.52    0.52   14.21   13.25    68.53
GAFC  Greater Atlant. Fin Corp of VA         -0.17   -1.15    7.04    6.62   123.25
GCBC  Green Co Bcrp MHC of NY (42.8)          0.54    0.52   12.58   12.58    94.98
GFED  Guaranty Fed Bancshares of MO           0.82    0.74   12.25   12.25    93.36
HCBB  HCB Bancshares, Inc. of AR              0.46    0.46   17.62   17.51   156.61
HFFC  HF Financial Corp. of SD                1.25    1.16   14.65   13.13   203.90
HFBA  HFB Financial Corp of KY                1.14    1.03   16.21   16.03   172.41
HMNF  HMN Financial, Inc. of MN               1.45    1.02   16.16   15.14   161.21
HARB  Harbor Florida Bancshrs of FL           1.00    0.95    9.32    9.18    72.76
HARL  Harleysville Svgs Fin Cp of PA          1.75    1.69   15.32   15.32   249.61
HFFB  Harrodsburg 1st Fin Bcrp of KY          0.51    0.51   16.60   16.33   101.59
HTHR  Hawthorne Fin. Corp. of CA              2.68    2.70   21.77   21.77   350.12
HMLK  Hemlock Fed. Fin. Corp. of IL           2.02    1.78   20.08   18.56   279.55
HFWA  Heritage Financial Corp of WA           0.82    0.68   10.30    9.42    76.82
HCBC  High Country Bancorp of CO              1.54    1.14   16.57   16.57   182.89
HIFS  Hingham Inst. for Sav. of MA*           2.40    2.35   16.11   16.11   183.68
HCFC  Home City Fin. Corp. of OH              1.20    1.00   14.84   14.35   183.36
HOMF  Home Fed Bancorp of Seymour IN          2.14    1.82   16.74   16.42   195.89
HWEN  Home Financial Bancorp of IN            0.34    0.29    4.42    4.42    50.09
HLFC  Home Loan Financial Corp of OH          0.85    0.84   11.77   11.77    75.17
HSTD  Homestead Bancorp, Inc. of LA           0.59    0.51   13.13   13.13   127.81
HFBC  HopFed Bancorp of KY                    0.43    0.74   12.10   12.10    74.26
HZFS  Horizon Fin. Serv. Corp. of IA          0.86    0.80   11.58   11.58   118.17
HRZB  Horizon Financial Corp. of WA*          1.01    0.97   11.39   11.33    85.61
HCBK  Hudson Cty Bcp MHC of NJ(38.7)*         1.25    1.25   12.93   12.93   109.07
HRBT  Hudson River Bancorp Inc of NY          1.04    1.02   14.72   12.03   127.96
ITLA  ITLA Capital Corp of CA*                3.05    3.05   22.70   22.68   241.09

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------        ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
NASDAQ Listed OTC Companies (continued)
ICBC  Independence Comm Bnk Cp of NY          25.90  58,373 1,511.9        26.39   16.31   25.99   -0.35   59.38    13.80
IFSB  Independence FSB of DC                   9.25   1,283    11.9        13.25    9.25    9.55   -3.14  -22.14    -2.63
IPSW  Ipswich Bancshares, Inc. of MA*         13.20   1,926    25.4        13.49    9.25   13.15    0.38   32.00     1.54
JXVL  Jacksonville Bancorp Inc of TX          21.80   1,823    39.7        21.99   16.50   21.75    0.23   23.23     9.00
JXSB  Jcksnville SB MHC of IL (45.6)          11.50   1,909    10.0        11.60    8.80   11.00    4.55   15.69     5.02
KFBI  Klamath First Bancorp of OR             13.10   6,829    89.5        15.20   12.40   13.16   -0.46   -5.14    -0.38
LSBX  LSB Corp of No. Andover MA*             12.30   4,380    53.9        14.00    9.81   12.55   -1.99    9.33    -3.07
LSBI  LSB Fin. Corp. of Lafayette IN          16.60   1,392    23.1        16.95   12.21   16.95   -2.06   28.88     2.15
LARL  Laurel Capital Group Inc of PA          19.50   1,945    37.9        20.00   15.25   18.60    4.84   25.81     4.00
LFED  Leeds Fed Bksr MHC of MD(27.3)(8)       31.70   4,538    39.2        32.35   13.10   31.65    0.16  136.92     0.60
LXMO  Lexington B&L Fin. Corp. of MO          13.00     769    10.0        13.00   11.63   12.40    4.84    0.00     4.84
LIBB  Liberty Bancrp MHC of NJ(36.7)          17.25   3,267    20.7        17.25    8.80   15.90    8.49   88.94    32.69
LFCO  Life Financial Corp of CA(8)             3.50   1,334     4.7         4.53    0.90    3.20    9.38  -22.74    70.73
LNCB  Lincoln Bancorp of IN                   16.65   5,155    85.8        18.00   12.44   16.75   -0.60   29.98    -6.46
LOGN  Logansport Fin. Corp. of IN             17.02   1,035    17.6        17.02   11.38   15.80    7.72   41.83    13.47
MAFB  MAF Bancorp, Inc. of IL                 30.41  22,983   698.9        32.35   25.26   29.05    4.68    8.84     3.08
MFBC  MFB Corp. of Mishawaka IN               21.10   1,340    28.3        21.87   17.31   21.00    0.48   18.87     4.98
MSBF  MSB Financial, Inc of MI                11.00   1,249    13.7        12.39    8.25   10.51    4.66    8.59     2.80
MASB  MassBank Corp. of Reading MA*           42.00   3,147   132.2        43.30   31.75   42.10   -0.24   30.23    17.32
MTXC  Matrix Bancorp, Inc. of CO              10.95   6,485    71.0        11.60    8.25   10.95    0.00   31.77     4.29
MFLR  Mayflower Co-Op. Bank of MA*            13.77   1,352    18.6        14.80   10.13   14.80   -6.96   25.18    -1.36
MDBK  Medford Bancorp, Inc. of MA*            23.29   7,734   180.1        23.29   17.30   22.88    1.79   29.39    10.07
METF  Metropolitan Fin. Corp. of OH            2.80   8,121    22.7         4.50    2.45    3.25  -13.85  -22.87    -8.20
MBBC  Monterey Bay Bancorp of CA              16.10   3,456    55.6        16.50    9.75   15.66    2.81   43.11     3.87
MFSF  MutualFirst Fin. Inc. of IN             15.80   6,835   108.0        15.90   13.88   15.65    0.96    8.00     4.64
MYST  Mystic Fin., Inc of Medford MA*         14.14   1,711    24.2        16.05   13.32   14.30   -1.12   -3.35     1.95
NASB  NASB Fin, Inc. of Grandview MO          16.70   8,504   142.0        18.25   11.88   16.85   -0.89   30.98     6.23
NHTB  NH Thrift Bancshares of NH              15.99   1,923    30.7        16.80   12.00   15.35    4.17   17.92     2.17
NYCB  New York Community Bcrp of NY*          27.59 101,845 2,809.9        31.37   16.78   27.25    1.25   61.72    20.64
NMIL  Newmil Bancorp, Inc. of CT*             15.75   4,391    69.2        16.25   11.19   15.12    4.17   36.96     7.51
NBSI  North Bancshares of Chicago IL          12.00   1,157    13.9        14.50    9.50   12.00    0.00   17.07    -7.69
FFFD  North Central Bancshares of IA          21.70   1,771    38.4        23.35   19.50   20.50    5.85    9.54     5.39
NEIB  Northeast Indiana Bncrp of IN           13.75   1,551    21.3        13.90   10.13   13.85   -0.72   33.37    10.00
NWSB  Northwest Bcrp MHC of PA(25.4)          11.65  47,489   140.6        11.97    8.16   11.12    4.77   24.87     1.84
OCFC  OceanFirst Fin. Corp of NJ              26.50   9,861   261.3        26.95   21.44   25.30    4.74   20.13     9.69
ONFC  Oneida Fincl MHC of NY (43.1)           21.50   3,370    31.2        23.00   12.00   21.75   -1.15   79.17    -2.71
OTFC  Oregon Trail Fin. Corp. of OR           18.15   3,196    58.0        18.45   13.81   18.20   -0.27   30.76     3.42
PBNC  PFS Bancorp Inc of IN                   13.45   1,521    20.5        14.40   10.00   13.50   -0.37   34.50    -1.10
PHSB  PHSB Financial Corp of PA               12.79   3,497    44.7        14.13    8.59   12.45    2.73   37.97     7.03
PVFC  PVF Capital Corp. of OH                 11.20   5,212    58.4        14.00    8.41   11.02    1.63   26.41     0.90
PBCI  Pamrapo Bancorp, Inc. of NJ             26.15   2,578    67.4        27.25   19.75   26.20   -0.19   27.56     0.58
PFED  Park Bancorp of Chicago IL              19.00   1,276    24.2        19.00   14.50   18.65    1.88   22.58     6.98
PVSA  Parkvale Financial Corp of PA           22.00   5,668   124.7        25.50   21.00   22.05   -0.23   -7.37     1.34
PBHC  Pathfinder BC MHC of NY (39.3)*         13.25   2,601    13.6        14.15    5.94   13.25    0.00  120.83     0.00
PFSB  PennFed Fin. Services of NJ             23.38   7,486   175.0        25.00   18.75   23.69   -1.31   23.44    -5.73
PBKB  People's Bancshares, Inc of MA(8)*      22.25   3,291    73.2        22.35   13.25   22.23    0.09   33.31     3.49
PFDC  Peoples Bancorp of Auburn IN            16.60   3,506    58.2        16.88   14.50   16.20    2.47   10.67     3.11
PBCT  Peoples Bank, MHC of CT (40.7)*         22.00  61,500   551.1        28.25   20.75   22.10   -0.45  -16.60     3.48
PCBI  Peoples Community Bcrp. of OH           19.11   2,484    47.5        20.70   13.50   19.58   -2.40   25.72    -7.68
PFFC  Peoples Financial Corp. of OH(8)        12.16   1,234    15.0        12.30    5.75   12.13    0.25   85.37     1.08
PSFC  Peoples Sidney Fin. Corp of OH          10.73   1,502    16.1        10.85    8.13   10.65    0.75   31.98     3.17
PHFC  Pittsburgh Home Fin Corp of PA          11.35   1,409    16.0        13.15   10.00   11.25    0.89   17.13     1.70
PFSL  Pocahontas Bancorp, Inc. of AR          10.25   4,469    45.8        10.25    6.75    9.39    9.16   45.18    18.50
PORT  Port Fin. Corp of Brighton MA           27.75   5,804   161.1        28.39   17.75   28.08   -1.18   54.17     6.44
PTRS  Potters Financial Corp. of OH(8)        21.95     999    21.9        22.05   10.00   21.90    0.23  138.85     0.69

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
ICBC  Independence Comm Bnk Cp of NY          1.26    1.25   14.62   11.28   129.36
IFSB  Independence FSB of DC                  0.13   -0.12   17.91   17.06   202.01
IPSW  Ipswich Bancshares, Inc. of MA*         1.40    1.34    7.83    7.83   156.11
JXVL  Jacksonville Bancorp Inc of TX          2.11    2.10   19.60   19.60   191.17
JXSB  Jcksnville SB MHC of IL (45.6)         -0.01    0.93   10.62    8.89   120.60
KFBI  Klamath First Bancorp of OR             1.07    0.57   16.18    9.94   207.98
LSBX  LSB Corp of No. Andover MA*             0.81    0.80   12.23   12.23    99.91
LSBI  LSB Fin. Corp. of Lafayette IN          1.54    1.36   16.65   16.65   208.63
LARL  Laurel Capital Group Inc of PA          1.85    1.93   13.70   13.70   133.45
LFED  Leeds Fed Bksr MHC of MD(27.3)(8)       0.59    0.59   11.31   11.31    87.08
LXMO  Lexington B&L Fin. Corp. of MO          0.79    0.71   18.93   17.90   164.36
LIBB  Liberty Bancrp MHC of NJ(36.7)          0.27    0.27    9.45    9.45   103.40
LFCO  Life Financial Corp of CA(8)           -3.99   -4.31    7.38    7.38   203.54
LNCB  Lincoln Bancorp of IN                   0.74    0.66   16.53   16.14    94.02
LOGN  Logansport Fin. Corp. of IN             1.25    1.25   16.52   16.52   126.23
MAFB  MAF Bancorp, Inc. of IL                 2.44    2.24   18.16   15.24   232.80
MFBC  MFB Corp. of Mishawaka IN               1.43    0.94   25.71   25.71   308.96
MSBF  MSB Financial, Inc of MI                1.19    0.96   12.32   12.32    73.89
MASB  MassBank Corp. of Reading MA*           3.48    2.58   36.73   36.38   309.24
MTXC  Matrix Bancorp, Inc. of CO              0.85    1.08   10.30   10.30   235.86
MFLR  Mayflower Co-Op. Bank of MA*            1.00    0.92   10.39   10.29   124.50
MDBK  Medford Bancorp, Inc. of MA*            1.85    2.07   14.73   14.50   181.21
METF  Metropolitan Fin. Corp. of OH          -0.24   -0.91    5.65    5.33   194.34
MBBC  Monterey Bay Bancorp of CA              0.96    0.92   14.12   13.64   152.83
MFSF  MutualFirst Fin. Inc. of IN             1.13    1.05   16.13   15.97   112.49
MYST  Mystic Fin., Inc of Medford MA*         0.65    0.93   15.66   15.66   178.98
NASB  NASB Fin, Inc. of Grandview MO          1.92    0.91   11.23   11.09   114.24
NHTB  NH Thrift Bancshares of NH              1.20    1.05   14.90    8.46   256.55
NYCB  New York Community Bcrp of NY*          0.62    0.61    9.77    3.19    87.26
NMIL  Newmil Bancorp, Inc. of CT*             1.18    1.20   11.59    9.53   135.91
NBSI  North Bancshares of Chicago IL          0.41    0.40   11.47   11.47   122.68
FFFD  North Central Bancshares of IA          2.41    2.41   20.59   17.72   214.81
NEIB  Northeast Indiana Bncrp of IN           1.07    1.03   16.74   16.74   151.55
NWSB  Northwest Bcrp MHC of PA(25.4)          0.64    0.58    6.06    4.68    83.75
OCFC  OceanFirst Fin. Corp of NJ              1.69    1.39   14.78   14.60   174.68
ONFC  Oneida Fincl MHC of NY (43.1)           0.84    0.76   13.09   11.65   102.01
OTFC  Oregon Trail Fin. Corp. of OR           1.06    1.19   17.31   17.28   124.02
PBNC  PFS Bancorp Inc of IN                   0.60    0.68   17.35   17.35    82.18
PHSB  PHSB Financial Corp of PA               0.69    0.69   14.89   14.89    88.28
PVFC  PVF Capital Corp. of OH                 1.28    1.12    9.46    9.46   129.38
PBCI  Pamrapo Bancorp, Inc. of NJ             1.77    1.77   18.15   18.15   204.61
PFED  Park Bancorp of Chicago IL              1.36    1.19   22.20   22.20   197.91
PVSA  Parkvale Financial Corp of PA           2.48    2.43   17.12   17.07   247.25
PBHC  Pathfinder BC MHC of NY (39.3)*         0.58    0.41    8.65    7.72    91.42
PFSB  PennFed Fin. Services of NJ             1.69    1.65   15.15   14.30   245.57
PBKB  People's Bancshares, Inc of MA(8)*      1.34   -0.41   11.69   11.29   285.51
PFDC  Peoples Bancorp of Auburn IN            1.34    1.31   16.56   15.64   136.74
PBCT  Peoples Bank, MHC of CT (40.7)*         1.58    0.81   15.32   13.39   177.79
PCBI  Peoples Community Bcrp. of OH           0.94   -0.15   15.61   14.42   167.46
PFFC  Peoples Financial Corp. of OH(8)        0.38    0.19    8.43    8.43    88.50
PSFC  Peoples Sidney Fin. Corp of OH          0.48    0.43   11.43   11.43    91.46
PHFC  Pittsburgh Home Fin Corp of PA          0.14    0.21   15.32   15.20   280.60
PFSL  Pocahontas Bancorp, Inc. of AR          0.32    0.63    9.98    6.86   108.20
PORT  Port Fin. Corp of Brighton MA           1.29    1.24   21.12   21.12   179.32
PTRS  Potters Financial Corp. of OH(8)        1.65    1.72   13.27   13.27   147.12

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of February 1, 2002

                                             Market Capitalization                      Price Change Data
                                            -----------------------
                                                                         ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------
                                                                                                 ------------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2)  2000(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)     (%)
NASDAQ Listed OTC Companies (continued)
PRBC  Prestige Bancorp, Inc. of PA             8.60   1,059     9.1         9.50    8.08    8.50    1.18    0.12    -5.49
PFNC  Progress Financial Corp. of PA           7.80   5,734    44.7         9.13    5.60    8.00   -2.50  -14.57     4.00
PBCP  Provident Bcp MHC of NY (45.2)          27.41   8,024    99.7        29.64   16.31   27.65   -0.87   66.12    -6.13
PROV  Provident Fin. Holdings of CA           27.00   3,716   100.3        27.19   17.25   26.95    0.19   35.00     3.85
PLSK  Pulaski Bncp MHC of NJ (41.8)(8)        32.30   1,921    25.9        32.34    9.75   32.34   -0.12  231.28    27.67
PULB  Pulaski Fin Cp of St. Louis MO          18.35   2,864    52.6        18.38   10.13   18.00    1.94   79.02    16.51
QCBC  Quaker City Bancorp, Inc of CA          31.49   5,220   164.4        33.45   22.38   30.71    2.54   32.59     5.49
RIVR  River Valley Bancorp of IN              24.75     806    19.9        26.00   16.02   26.00   -4.81   49.46    19.57
RVSB  Riverview Bancorp, Inc. of WA           12.29   4,836    59.4        12.35    9.25   12.20    0.74   31.02     1.15
ROME  Rome Bncp Inc MHC of NY (41.6)*         17.30   2,949    21.3        17.75   11.38   17.00    1.76   64.76     1.76
RSLN  Roslyn Bancorp, Inc. of NY*             19.97  87,116 1,739.7        22.38   14.50   20.05   -0.40   19.22    14.11
SCFS  Seacoast Fin Serv Corp of MA*           18.00  24,319   437.7        18.16   12.50   17.35    3.75   37.83     4.96
SFBI  Security Financial Bcrp of IN           20.25   1,922    38.9        20.41   15.88   20.05    1.00   25.54     0.25
SKBO  Skibo Fin Corp MHC of PA(39.4)          13.05   3,130    16.1        13.05    7.00   12.80    1.95   86.43    24.29
SOBI  Sobieski Bancorp of S. Bend IN          13.45     672     9.0        15.00   12.38   13.55   -0.74    6.49    -2.18
SFFS  Sound Fed Bp MHC of NY (41.1)           14.94   4,767    29.2        14.99    9.38   14.75    1.29   58.26    14.48
SSFC  South Street Fin. Corp. of NC*           7.15   3,115    22.3         8.00    6.22    7.00    2.14   12.07     5.15
SMBC  Southern Missouri Bncrp of MO           16.60   1,213    20.1        16.75   13.00   16.50    0.61   24.72     2.47
STFR  St. Francis Cap. Corp. of WI            22.25   9,183   204.3        23.49   16.75   22.70   -1.98   33.79    -3.80
SFFC  StateFed Financial Corp. of IA          10.25   1,277    13.1        11.75    8.50   10.20    0.49   -4.65     0.00
STSA  Sterling Financial Corp. of WA          16.46  10,545   173.6        16.95   11.08   16.54   -0.48   44.13    13.13
SUFI  Superior Financial Corp of AR           15.19   8,863   134.6        16.98   12.06   15.34   -0.98   13.53    -2.94
THRD  TF Fin. Corp. of Newtown PA             21.35   2,718    58.0        23.70   16.63   21.75   -1.84   27.46     1.18
THTL  Thistle Group Holdings of PA            10.15   6,730    68.3        10.40    8.10   10.03    1.20    9.02     3.57
TSBK  Timberland Bancorp, Inc. of WA          15.39   4,460    68.6        16.10   12.75   15.41   -0.13   10.88    -0.71
TRYF  Troy Financial Corp of Troy NY          27.28   9,770   266.5        27.28   14.25   27.16    0.44   81.87    10.00
USAB  USABancshares.com, Inc. of PA(8)*        0.34   5,555     1.9         2.00    0.23    0.31    9.68  -83.00     0.00
UCBC  Union Community Bancorp of IN           14.21   2,100    29.8        14.80   12.40   14.30   -0.63    9.31     2.23
UFBS  Union Fin Bancshares Inc of SC          11.00   1,924    21.2        11.23    9.00   11.23   -2.05   21.41     4.76
UCFC  United Community Fin. of OH              7.20  35,668   256.8         8.70    6.25    7.36   -2.17    4.65     0.00
UPFC  United PanAm Fin. Corp of CA(8)          4.80  15,571    74.7         6.11    0.88    4.90   -2.04  380.00    -1.03
UTBI  United Tenn. Bancshares of TN            9.15   1,344    12.3         9.25    8.25    9.00    1.67    3.86     8.80
WHGB  WHG Bancshrs of Lutherville MD          13.25   1,285    17.0        14.00    9.44   13.65   -2.93   39.47    -5.36
WSFS  WSFS Financial Corp. of DE*             17.20   9,146   157.3        18.40   12.81   17.23   -0.17   29.81    -0.86
WVFC  WVS Financial Corp. of PA               16.20   2,724    44.1        17.45   12.31   16.20    0.00   31.60     2.40
WRNB  Warren Bancorp of Peabody MA*           10.18   7,383    75.2        10.24    7.94   10.20   -0.20   19.76     7.72
WSBI  Warwick Community Bncrp of NY*          21.50   4,992   107.3        21.75   14.13   21.50    0.00   52.16     2.82
WFSL  Washington Federal, Inc. of WA          28.42  57,652 1,638.5        28.42   22.00   27.49    3.38   14.74    10.24
WAYN  Wayne Svgs Bks MHC of OH(47.5)(8)       20.00   2,571    24.4        22.00   11.70   19.49    2.62   25.00    22.70
WYPT  Waypoint Financial Corp of PA           15.55  39,177   609.2        15.55    9.75   15.18    2.44   39.71     3.12
WCFB  Wbstr Cty Fed MHC of IA (38.4)          16.00   1,868    11.5        17.00   13.75   17.00   -5.88   11.27     0.00
WBST  Webster Financial Corp. of CT           32.95  49,149 1,619.5        37.06   26.44   33.26   -0.93   16.64     4.50
WEFC  Wells Fin. Corp. of Wells MN            19.55   1,159    22.7        21.25   16.41   19.45    0.51   14.13     4.43
WEBK  West Essex Bp MHC of NJ (40.2)          17.50   4,921    34.6        18.00    9.80   16.50    6.06   79.49    14.75
WOFC  Western Ohio Fin. Corp. of OH           18.55   1,815    33.7        19.45   17.25   19.05   -2.62    0.92    -1.07
WGBC  Willow Grv Bcp MHC of PA(43.0)(8)       19.59   4,941    41.6        19.59   11.56   19.00    3.11   69.46     1.82
YFCB  Yonkers Fin Corp of Yonkers NY(8)       28.80   2,229    64.2        28.88   16.81   28.65    0.52   68.13     0.52

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
PRBC  Prestige Bancorp, Inc. of PA           -1.94   -2.26   11.41   11.41   186.82
PFNC  Progress Financial Corp. of PA          0.25   -0.11    9.40    8.96   156.84
PBCP  Provident Bcp MHC of NY (45.2)          0.93    0.89   12.79   12.79   109.83
PROV  Provident Fin. Holdings of CA           2.48    0.97   26.37   26.36   288.84
PLSK  Pulaski Bncp MHC of NJ (41.8)(8)        0.54    0.66   12.99   12.99   123.68
PULB  Pulaski Fin Cp of St. Louis MO          1.10    0.68   10.83   10.83   100.83
QCBC  Quaker City Bancorp, Inc of CA          3.20    3.15   21.30   21.19   258.11
RIVR  River Valley Bancorp of IN              2.25    1.92   21.71   21.67   230.91
RVSB  Riverview Bancorp, Inc. of WA           0.86    0.68   11.13   10.95    89.53
ROME  Rome Bncp Inc MHC of NY (41.6)*         0.64    0.66   12.20   12.20    83.56
RSLN  Roslyn Bancorp, Inc. of NY*             1.17    1.20    7.08    7.07    94.89
SCFS  Seacoast Fin Serv Corp of MA*           1.14    1.13   12.34   10.90   135.45
SFBI  Security Financial Bcrp of IN           0.64    0.61   19.37   19.37   106.02
SKBO  Skibo Fin Corp MHC of PA(39.4)          0.26    0.26    7.96    7.96    49.06
SOBI  Sobieski Bancorp of S. Bend IN          0.95    0.79   19.79   19.79   196.14
SFFS  Sound Fed Bp MHC of NY (41.1)           0.83    0.83   12.44    9.51   117.29
SSFC  South Street Fin. Corp. of NC*          0.29    0.29    7.60    7.60    68.64
SMBC  Southern Missouri Bncrp of MO           1.31    1.31   19.12   16.19   203.00
STFR  St. Francis Cap. Corp. of WI            1.95    1.46   17.43   15.98   239.60
SFFC  StateFed Financial Corp. of IA          0.38    0.49   11.08   11.08    80.14
STSA  Sterling Financial Corp. of WA          1.42    1.42   16.03   11.67   279.34
SUFI  Superior Financial Corp of AR           1.45    1.36   14.21    7.76   188.15
THRD  TF Fin. Corp. of Newtown PA             2.01    2.15   20.98   19.04   258.67
THTL  Thistle Group Holdings of PA            0.65    0.51   13.09   11.92   107.51
TSBK  Timberland Bancorp, Inc. of WA          1.19    1.14   15.71   15.71    84.51
TRYF  Troy Financial Corp of Troy NY          0.92    1.03   16.73   13.55   117.95
USAB  USABancshares.com, Inc. of PA(8)*      -1.99   -1.46    0.77    0.76    51.22
UCBC  Union Community Bancorp of IN           0.87    0.85   15.94   15.94    61.98
UFBS  Union Fin Bancshares Inc of SC          0.70    0.59   12.67    9.40   144.36
UCFC  United Community Fin. of OH             0.35    0.35    7.24    6.49    53.17
UPFC  United PanAm Fin. Corp of CA(8)         0.40    0.40    4.74    4.74    41.76
UTBI  United Tenn. Bancshares of TN           0.68    0.69   10.35    9.63    76.11
WHGB  WHG Bancshrs of Lutherville MD          0.32    0.32   13.15   13.11   127.81
WSFS  WSFS Financial Corp. of DE*             1.57    1.07   10.67   10.56   203.74
WVFC  WVS Financial Corp. of PA               1.78    1.78   10.72   10.72   132.85
WRNB  Warren Bancorp of Peabody MA*           0.95    0.91    5.66    5.66    65.64
WSBI  Warwick Community Bncrp of NY*          1.00    0.92   14.98   14.40   165.15
WFSL  Washington Federal, Inc. of WA          1.96    1.93   15.11   14.49   121.44
WAYN  Wayne Svgs Bks MHC of OH(47.5)(8)       0.62    0.54    9.93    9.82   126.95
WYPT  Waypoint Financial Corp of PA           0.50    0.76   12.54   12.18   132.55
WCFB  Wbstr Cty Fed MHC of IA (38.4)          0.60    0.60   11.33   11.33    51.80
WBST  Webster Financial Corp. of CT           2.60    2.54   20.63   14.02   235.62
WEFC  Wells Fin. Corp. of Wells MN            2.36    1.86   19.50   19.50   192.40
WEBK  West Essex Bp MHC of NJ (40.2)          0.63    0.62   10.27    9.54    72.90
WOFC  Western Ohio Fin. Corp. of OH           1.03    0.94   23.43   23.43   185.63
WGBC  Willow Grv Bcp MHC of PA(43.0)(8)       0.03   -0.04   12.80   12.55   129.11
YFCB  Yonkers Fin Corp of Yonkers NY(8)       1.71    1.40   19.10   19.10   256.21

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)

SAIF-Insured Thrifts(195)                    10.32     9.89    0.74    7.77    6.54       0.65    6.69       0.75  150.56    0.91
NYSE Traded Companies(11)                     7.72     6.91    0.67   12.56    6.75       0.43    8.50       0.76  195.13    1.41
AMEX Traded Companies(17)                    10.12     9.85    0.66    6.85    6.26       0.57    5.71       0.32  215.17    0.89
NASDAQ Listed OTC Companies(167)             10.52    10.10    0.75    7.54    6.55       0.67    6.67       0.79  142.56    0.88
California Companies(13)                      7.24     7.09    0.88   13.13    8.74       0.82   12.23       0.54  328.09    1.24
Florida Companies(9)                         10.75    10.48    0.52    6.57    4.31       0.28    4.84       0.67  138.04    1.12
Mid-Atlantic Companies(37)                    8.61     8.05    0.61    7.02    5.28       0.56    6.36       0.59  162.75    0.98
Mid-West Companies(92)                       11.20    10.80    0.77    7.47    6.79       0.68    6.11       0.91  115.33    0.80
New England Companies(7)                      8.67     7.72    0.74    8.76    7.17       0.64    7.32       0.14  435.31    1.15
North-West Companies(9)                      12.60    11.89    0.99    7.97    7.16       0.86    6.84       0.67  196.41    0.92
South-East Companies(21)                     11.03    10.72    0.74    7.14    6.33       0.66    6.52       0.68  143.77    0.83
South-West Companies(4)                       7.43     6.97    0.77   11.08    9.37       0.74   10.64       0.64   83.15    0.64
Western Companies (Excl CA)(3)               11.05    10.91    0.52    6.25    6.21       0.48    6.28       1.17  119.98    2.18
Thrift Strategy(179)                         10.56    10.17    0.75    7.50    6.48       0.66    6.42       0.77  147.38    0.89
Mortgage Banker Strategy(9)                   6.81     5.55    0.59    9.39    6.56       0.57    9.32       0.60  139.12    1.09
Real Estate Strategy(3)                       7.77     7.74    1.03   13.91   10.25       0.91   12.31       0.59  226.63    0.63
Diversified Strategy(4)                      10.10     9.51    0.55   11.20    6.13       0.09    7.91       0.42  329.20    1.95
Companies Issuing Dividends(167)             10.42     9.97    0.79    8.25    7.05       0.72    7.37       0.71  145.21    0.83
Companies Without Dividends(28)               9.66     9.36    0.41    4.63    3.20       0.17    2.06       1.05  190.16    1.46
Equity/Assets <6%(16)                         5.09     4.50    0.39    8.43    5.62       0.21    3.81       0.92  135.61    1.41
Equity/Assets 6-12%(131)                      8.87     8.41    0.73    8.49    6.98       0.65    7.62       0.79  152.27    0.89
Equity/Assets >12%(48)                       15.88    15.59    0.87    5.61    5.64       0.79    5.12       0.60  150.61    0.83
Converted Last 3 Mths (no MHC)(1)            16.87    16.87    0.78    4.63    5.39       0.78    4.63       0.19  268.91    1.09
Actively Traded Companies(16)                 7.62     6.68    0.92   12.46    7.39       0.91   12.35       0.70  121.61    0.90
Market Value Below $20 Million(51)           10.74    10.53    0.57    4.95    5.26       0.50    4.11       1.15  106.24    0.81
Holding Company Structure(192)               10.36     9.92    0.74    7.79    6.55       0.66    6.73       0.75  151.34    0.92
Assets Over $1 Billion(51)                    8.27     7.45    0.78   10.42    6.73       0.67    8.66       0.62  174.58    1.18
Assets $500 Million-$1 Billion(34)            9.49     9.07    0.76    8.67    7.52       0.69    7.75       0.53  179.13    0.85
Assets $250-$500 Million(47)                 10.64    10.32    0.73    7.03    6.43       0.63    5.91       0.61  160.91    0.82
Assets less than $250 Million(63)            12.27    12.06    0.70    5.61    5.94       0.63    5.04       1.11  106.71    0.79
Goodwill Companies(109)                       9.68     8.93    0.71    8.01    6.39       0.62    6.99       0.60  165.71    0.93
Non-Goodwill Companies(86)                   11.19    11.19    0.78    7.44    6.73       0.69    6.29       0.96  129.37    0.89
Acquirors of FSLIC Cases(7)                   7.61     7.06    0.78   11.14    6.21       0.77   11.06       0.77   50.52    0.71

                                                        Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)

SAIF-Insured Thrifts(195)                     14.45  110.13   11.04  117.02   15.74         0.39    2.47   32.55
NYSE Traded Companies(11)                     11.97  165.01   12.58  183.23   13.91         0.28    1.13   24.80
AMEX Traded Companies(17)                     14.55  100.09    9.88  104.23   16.34         0.47    2.74   32.79
NASDAQ Listed OTC Companies(167)              14.58  107.42   11.06  114.24   15.80         0.39    2.54   33.10
California Companies(13)                      12.26  139.49    9.95  145.80   13.83         0.18    0.71    9.31
Florida Companies(9)                          17.80  136.66   14.94  141.71   19.20         0.22    1.22   20.46
Mid-Atlantic Companies(37)                    14.90  117.69   10.23  124.50   15.41         0.41    2.36   33.54
Mid-West Companies(92)                        14.47  101.84   11.12  107.81   15.75         0.42    2.82   35.68
New England Companies(7)                      14.66  118.82   10.42  145.55   16.17         0.58    2.47   34.65
North-West Companies(9)                       14.30  107.84   13.49  120.08   17.71         0.46    2.84   41.28
South-East Companies(21)                      14.77  106.98   11.09  110.38   16.04         0.34    2.62   36.61
South-West Companies(4)                       11.80  108.49    7.83  119.91   14.15         0.35    1.76   16.28
Western Companies (Excl CA)(3)                11.96   97.51   10.14   98.09   12.53         0.33    2.10   16.23
Thrift Strategy(179)                          14.65  107.12   11.04  113.16   15.85         0.40    2.56   33.16
Mortgage Banker Strategy(9)                   13.39  138.69    9.44  162.43   16.54         0.28    1.29   28.66
Real Estate Strategy(3)                        9.83  127.00    9.92  127.48   11.53         0.22    2.19   21.99
Diversified Strategy(4)                       11.42  162.33   15.82  184.31   12.45         0.41    1.65   25.70
Companies Issuing Dividends(167)              14.38  111.60   11.24  118.85   15.54         0.45    2.85   36.97
Companies Without Dividends(28)               15.09  100.50    9.77  105.11   17.91         0.00    0.00    0.00
Equity/Assets <6%(16)                         12.30  114.81    5.87  134.29   13.75         0.20    1.11   16.19
Equity/Assets 6-12%(131)                      13.42  113.49    9.95  120.55   14.88         0.41    2.49   31.70
Equity/Assets >12%(48)                        17.73   99.61   15.61  102.10   18.49         0.40    2.87   40.87
Converted Last 3 Mths (no MHC)(1)             18.54   85.90   14.49   85.90   18.54         0.32    2.50   46.38
Actively Traded Companies(16)                 12.63  161.51   12.42  184.56   13.96         0.52    2.19   32.08
Market Value Below $20 Million(51)            14.59   86.18    9.29   88.06   15.57         0.35    2.92   36.45
Holding Company Structure(192)                14.47  110.40   11.10  117.39   15.73         0.39    2.49   32.85
Assets Over $1 Billion(51)                    14.08  142.68   11.96  159.35   15.80         0.38    1.86   27.53
Assets $500 Million-$1 Billion(34)            13.49  108.20   10.15  112.96   14.73         0.47    2.74   35.35
Assets $250-$500 Million(47)                  15.04  103.31   10.95  108.50   16.22         0.39    2.45   33.05
Assets less than $250 Million(63)             14.85   88.68   10.80   90.36   15.93         0.36    2.87   35.15
Goodwill Companies(109)                       14.33  114.39   10.85  126.47   15.79         0.40    2.46   33.24
Non-Goodwill Companies(86)                    14.60  104.37   11.30  104.37   15.68         0.38    2.49   31.63
Acquirors of FSLIC Cases(7)                   12.70  154.40   11.61  172.96   13.93         0.47    2.18   33.48

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratio
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)

BIF-Insured Thrifts(36)                       9.59     8.89    1.00   11.08    7.42       0.89    9.91     0.43   292.59   1.09
NYSE Traded Companies(2)                     10.69     8.18    1.40   12.20    5.94       0.30    2.69     0.72   64.74    0.85
AMEX Traded Companies(4)                      9.66     9.32    0.92   10.77    8.97       0.87   10.29     0.67  147.76    1.16
NASDAQ Listed OTC Companies(30)               9.50     8.88    0.98   11.04    7.30       0.93   10.38     0.37  329.68    1.10
California Companies(1)                       9.42     9.41    1.29   13.53   14.45       1.29   13.53     2.47   69.52    1.88
Mid-Atlantic Companies(11)                    8.80     7.07    1.08   12.70    6.07       0.79    9.92     0.47  175.15    0.95
New England Companies(20)                     9.51     9.11    0.96   10.82    7.72       0.92   10.32     0.30  374.13    1.13
North-West Companies(3)                      12.03    12.00    1.05    9.41    8.31       0.95    8.09     0.27  386.94    1.24
South-East Companies(1)                      11.07    11.07    0.45    3.79    4.06       0.45    3.79     0.30   66.41    0.26
Thrift Strategy(31)                           9.93     9.15    0.96   10.25    7.07       0.84    9.08     0.35  301.68    1.01
Mortgage Banker Strategy(1)                   7.46     7.45    1.32   17.54    5.86       1.35   17.99     0.15  322.88    1.05
Real Estate Strategy(2)                       9.02     9.02    1.41   15.71   11.89       1.38   15.33     1.35  265.69    1.62
Diversified Strategy(2)                       6.41     5.86    0.92   14.70    8.69       0.77   11.98     0.50  195.27    1.68
Companies Issuing Dividends(33)               9.60     8.87    0.99   11.00    7.20       0.87    9.79     0.35  300.55    1.06
Companies Without Dividends(3)                9.42     9.41    1.29   13.53   14.45       1.29   13.53     2.47   69.52    1.88
Equity/Assets <6%(6)                          5.34     5.25    0.82   15.75   10.34       0.69   13.26     0.33  449.67    1.41
Equity/Assets 6-12%(25)                       9.14     8.24    1.01   11.23    7.12       0.89   10.10     0.46  256.96    1.00
Equity/Assets >12%(5)                        15.16    14.92    1.09    6.62    6.53       1.03    6.31     0.36  309.43    1.25
Actively Traded Companies(9)                  9.95     9.71    1.10   11.82    7.96       1.04   11.29     0.19  449.06    1.11
Market Value Below $20 Million(3)             9.91     9.87    0.91    8.80    7.29       0.82    7.94     0.00    0.00    1.07
Holding Company Structure(33)                 9.74     8.98    1.00   10.95    7.30       0.88    9.72     0.41  291.85    1.09
Assets Over $1 Billion(14)                   10.15     8.74    1.13   11.81    6.68       0.96   10.19     0.53  235.20    1.11
Assets $500 Million-$1 Billion(9)            10.12     9.78    0.95    9.95    7.90       0.82    8.34     0.24  361.01    1.13
Assets $250-$500 Million(10)                  8.07     7.96    0.91   12.12    8.60       0.89   11.80     0.43  371.25    1.11
Assets less than $250 Million(3)             10.30    10.27    0.75    7.13    6.21       0.69    6.56     0.30   66.41    0.80
Goodwill Companies(26)                        8.98     7.98    0.99   11.57    7.42       0.86   10.13     0.50  248.49    1.11
Non-Goodwill Companies(10)                   10.98    10.98    1.01    9.95    7.42       0.95    9.38     0.24  408.34    1.04

                                                        Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)

BIF-Insured Thrifts(36)                       14.56  145.30   13.67  151.60   15.05         0.50    2.58   35.06
NYSE Traded Companies(2)                      17.11  201.40   21.41  263.92     NM          0.68    2.12   35.79
AMEX Traded Companies(4)                      11.78  113.77   10.72  116.84   12.51         0.38    2.23   26.25
NASDAQ Listed OTC Companies(30)               14.79  145.81   13.54  148.30   15.44         0.50    2.67   36.41
California Companies(1)                        6.92   92.95    8.75   93.03    6.92         0.00    0.00    0.00
Mid-Atlantic Companies(11)                    16.08  196.77   17.68  212.07   17.02         0.52    2.05   32.52
New England Companies(20)                     14.08  131.87   12.32  138.71   14.52         0.53    2.77   37.72
North-West Companies(3)                       12.71  110.45   12.93  110.65   13.95         0.40    2.84   36.61
South-East Companies(1)                       24.66   94.08   10.42   94.08   24.66         0.40    5.59    0.00
Thrift Strategy(31)                           15.11  139.99   13.76  146.22   15.51         0.52    2.65   36.41
Mortgage Banker Strategy(1)                   17.07  282.06   21.05  282.46   16.64         0.48    2.40   41.03
Real Estate Strategy(2)                        8.82  136.41   12.13  136.45    9.05         0.23    2.26   24.21
Diversified Strategy(2)                       11.54  160.15   10.26  173.91   14.42         0.52    2.14   25.37
Companies Issuing Dividends(33)               14.80  146.94   13.83  153.49   15.33         0.51    2.67   36.23
Companies Without Dividends(3)                 6.92   92.95    8.75   93.03    6.92         0.00    0.00    0.00
Equity/Assets <6%(6)                           9.75  144.19    7.66  146.43   12.38         0.34    2.40   22.81
Equity/Assets 6-12%(25)                       15.17  153.10   14.01  161.40   15.22         0.52    2.53   34.74
Equity/Assets >12%(5)                         15.59  108.76   16.87  110.63   16.45         0.51    3.01   46.24
Actively Traded Companies(9)                  12.89  136.78   13.15  141.47   13.91         0.65    3.11   39.04
Market Value Below $20 Million(3)             13.71  123.81   12.13  124.45   15.23         0.54    3.34   45.79
Holding Company Structure(33)                 14.85  146.32   13.94  153.09   15.33         0.48    2.53   34.70
Assets Over $1 Billion(14)                    15.71  174.57   17.23  187.62   15.72         0.51    2.06   33.26
Assets $500 Million-$1 Billion(9)             13.59  120.34   11.88  126.61   15.66         0.55    2.75   36.54
Assets $250-$500 Million(10)                  12.71  129.64   10.24  131.42   12.65         0.44    2.77   34.11
Assets less than $250 Million(3)              17.36  113.90   11.56  114.33   18.37         0.49    4.09   45.79
Goodwill Companies(26)                        14.34  153.59   13.77  163.12   14.92         0.51    2.33   33.16
Non-Goodwill Companies(10)                    15.04  126.24   13.44  126.24   15.31         0.46    3.18   39.70

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                     13.73    12.97    0.64    5.13    3.07       0.70    5.60     0.49  236.81    0.85
BIF-Insured Thrifts(7)                       13.78    13.05    0.99    7.38    4.62       0.92    6.36     0.47  370.19    1.09
AMEX Traded Companies(2)                     18.18    18.18    0.88    4.76    4.07       0.79    4.29     0.79   99.70    1.02
NASDAQ Listed OTC Companies(26)              13.34    12.53    0.73    5.88    3.48       0.76    5.96     0.47  270.34    0.91
Mid-Atlantic Companies(18)                   12.05    11.35    0.72    6.14    3.50       0.69    5.82     0.39  264.11    0.84
Mid-West Companies(5)                        13.29    12.42    0.71    5.04    3.39       0.89    7.08     1.01   87.41    0.50
New England Companies(3)                     17.05    16.68    1.15    7.44    5.25       1.05    5.73     0.33  586.66    1.46
South-East Companies(2)                      22.35    20.97    0.36    2.14    1.37       0.64    3.39     0.24  275.01    1.53
Thrift Strategy(27)                          13.97    13.23    0.74    5.57    3.37       0.78    5.83     0.49  264.77    0.89
Diversified Strategy(1)                       8.62     7.53    0.87   10.86    7.18       0.44    5.57     0.51  211.09    1.76
Companies Issuing Dividends(26)              12.93    12.24    0.77    6.08    3.65       0.78    6.08     0.50  266.19    0.87
Companies Without Dividends(2)               22.68    21.30    0.45    2.60    2.18       0.58    2.92     0.31  182.57    1.50
Equity/Assets 6-12%(15)                       9.79     8.73    0.65    6.65    3.70       0.65    6.59     0.71  184.51    0.87
Equity/Assets >12%(13)                       17.69    17.26    0.84    4.92    3.35       0.88    5.05     0.28  332.85    0.97
Market Value Below $20 Million(1)            20.09    20.09    0.98    4.74    4.05       0.89    4.32     0.79   99.70    1.16
Holding Company Structure(25)                13.49    12.89    0.80    6.08    3.68       0.79    5.90     0.36  283.11    0.83
Assets Over $1 Billion(7)                    12.27    11.16    1.03    8.70    5.08       0.98    7.80     0.29  309.73    0.91
Assets $500 Million-$1 Billion(5)            16.90    15.59    0.62    4.96    3.33       0.67    5.04     0.27  239.52    1.27
Assets $250-$500 Million(8)                  12.01    11.61    0.57    4.72    2.42       0.59    4.83     0.31  303.47    0.79
Assets less than $250 Million(8)             14.90    14.55    0.67    4.25    3.03       0.75    5.14     0.87  202.63    0.84
Goodwill Companies(11)                       10.16     8.48    0.70    7.15    4.43       0.69    7.03     0.72  189.20    0.92
Non-Goodwill Companies(17)                   15.89    15.71    0.77    4.97    2.98       0.80    5.10     0.34  307.14    0.92
MHC Institutions(28)                         13.74    13.00    0.74    5.79    3.53       0.76    5.82     0.49  262.21    0.92
MHC Converted Last 3 Months(1)               16.26    16.26    0.78    4.77    4.09       0.69    4.26     0.00    0.00    0.87

                                                        Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                      24.04  160.15   21.54  171.60   23.29         0.41    2.60   40.24
BIF-Insured Thrifts(7)                        22.51  159.39   21.42  176.78   24.72         0.52    2.67   40.63
AMEX Traded Companies(2)                      24.57  115.72   21.02  115.72   27.23         0.09    1.07   26.47
NASDAQ Listed OTC Companies(26)               23.26  163.94   21.55  178.33   23.34         0.48    2.76   42.69
Mid-Atlantic Companies(18)                    24.52  171.94   20.10  187.14   24.40         0.40    2.44   45.92
Mid-West Companies(5)                         22.49  133.82   18.25  146.41   20.36         0.58    3.47   53.02
New England Companies(3)                      20.24  136.05   23.40  142.95   24.95         0.67    3.42    0.00
South-East Companies(2)                         NM   157.87   35.77  166.52   29.80         0.16    1.07    0.00
Thrift Strategy(27)                           24.00  160.64   21.91  173.49   23.61         0.40    2.47   40.38
Diversified Strategy(1)                       13.92  143.60   12.37  164.30   27.16         1.36    6.18    0.00
Companies Issuing Dividends(26)               23.35  161.66   20.42  175.26   23.59         0.48    2.86   47.11
Companies Without Dividends(2)                24.43  140.81   33.49  149.45   27.36         0.00    0.00    0.00
Equity/Assets 6-12%(15)                       20.96  172.39   16.96  194.54   20.68         0.43    2.43   42.43
Equity/Assets >12%(13)                        25.58  147.46   26.05  151.68   26.28         0.46    2.81   36.68
Market Value Below $20 Million(1)             24.71  114.91   23.08  114.91   27.10         0.18    2.14   52.94
Holding Company Structure(25)                 24.00  162.92   21.25  175.17   24.41         0.43    2.58   43.48
Assets Over $1 Billion(7)                     20.33  168.89   20.33  195.93   22.46         0.61    3.08   48.44
Assets $500 Million-$1 Billion(5)             23.97  154.00   26.17  167.58   22.68         0.17    0.83   19.19
Assets $250-$500 Million(8)                   26.69  181.90   21.22  187.46   28.77         0.43    2.60   44.44
Assets less than $250 Million(8)              26.08  135.51   20.27  141.15   23.09         0.45    3.20   52.49
Goodwill Companies(11)                        20.91  149.77   15.23  183.01   22.12         0.49    2.81   40.39
Non-Goodwill Companies(17)                    25.63  166.02   25.27  167.17   25.54         0.42    2.51   40.37
MHC Institutions(28)                          23.41  159.93   21.51  173.11   23.83         0.44    2.62   40.38
MHC Converted Last 3 Months(1)                24.43  116.52   18.95  116.52   27.36         0.00    0.00    0.00

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2001 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)
NYSE Traded Companies
BBX   BankAtlantic Bancorp of FL              7.81     6.96    0.61   10.28    5.11       0.62   10.46      0.79  117.23    1.55
CF    Charter One Fin., Inc. of OH            7.85     7.04    1.39   18.55    7.12       1.27   16.97      0.57  110.27    0.93
CFB   Commercial Federal Corp. of NE          5.75     4.24    0.19    2.98    2.13       0.60    9.23      1.10   69.81    1.20
DSL   Downey Financial Corp. of CA            6.52     6.49    0.97   15.99    8.02       0.87   14.35      0.70   46.49    0.37
FED   FirstFed Financial Corp. of CA          6.80     6.62    1.08   17.13   10.72       1.07   17.00      0.24  666.58    1.80
FBC   Flagstar Bancorp, Inc of MI             4.25     4.25    0.94   25.91   15.18      -0.64  -17.50      1.83   26.86    0.91
GSB   Golden State Bancorp of CA              4.09     3.00    0.64   17.40    9.87       0.56   15.10       NA      NA     1.24
GDW   Golden West Fin. Corp. of CA            7.25     7.25    1.31   19.04    7.37       1.28   18.67      0.60   72.33    0.64
GPT   GreenPoint Fin. Corp. of NY*           11.52     7.50    1.66   13.46    6.67       0.17    1.36      1.05   53.69    1.09
OCN   Ocwen Financial Corp. of FL            23.14    22.69   -0.58   -3.27   -2.40      -2.16  -12.28       NA      NA     3.53
SOV   Sovereign Bancorp, Inc. of PA           6.15     2.21    0.12    1.97    1.25       0.57    9.62      0.75   98.52    1.27
SIB   Staten Island Bancorp of NY*            9.85     8.87    1.15   10.94    5.20       0.42    4.02      0.39   75.78    0.60
WES   Westcorp of Irvine CA                   5.31     5.31    0.73   12.14    9.93       0.71   11.86      0.27  548.12    2.09

AMEX Traded Companies
ANA   Acadiana Bancshares, Inc of LA          8.36     8.36    0.77    9.00    8.35       0.59    6.88       NA      NA     1.00
ANE   Alliance Bncp of New Eng of CT*         5.82     5.81    0.93   17.15   11.74       0.92   17.03      0.53  183.22    1.45
BYS   Bay State Bancorp, Inc. of MA          10.50    10.50    0.89    8.17    6.87       0.92    8.49      0.01     NA     0.99
BHL   Berkshire Hills Bancorp of MA*         13.98    12.86    0.95    6.30    6.61       0.93    6.12      0.82  127.99    1.33
BFD   BostonFed Bancorp, Inc. of MA           6.28     5.05    0.68   10.53    8.77       0.22    3.44      0.07     NA     1.10
CNY   Carver Bancorp, Inc. of NY              7.38     7.27    0.15    2.08    2.48       0.01    0.15      0.52  168.21    1.21
EFC   EFC Bancorp, Inc of Elgin IL           10.35    10.35    0.66    5.91    6.09       0.65    5.85      0.18  175.39    0.40
FCB   Falmouth Bancorp, Inc. of MA*          11.47    11.47    1.01    7.98    7.33       0.89    7.03       NA      NA     0.83
FAB   FirstFed America Bancorp of MA          6.85     6.79    0.62    9.40    8.94       0.53    8.11      0.03     NA     1.46
GAF   GA Financial Corp., Inc. of PA         11.39    11.34    0.59    5.59    5.69       0.62    5.83      0.23  141.11    0.67
GOV   Gouverneur Bcp MHC of NY(42.4)         20.09    20.09    0.98    4.74    4.05       0.89    4.32      0.79   99.70    1.16
KNK   Kankakee Bancorp, Inc. of IL            8.45     7.50    0.67    7.89    7.34       0.59    6.94      0.47  103.75    0.60
KYF   Kentucky First Bancorp of KY           16.42    16.42    1.00    5.93    6.20       1.00    5.93      0.61  101.68    1.03
NBN   Northeast Bancorp of Auburn ME*         7.37     7.16    0.81   11.65   10.19       0.76   10.97      0.67  132.07    1.01
NEP   Northeast PA Fin. Corp of PA            9.38     7.85    0.64    6.38    5.82       0.56    5.60      0.64   86.93    0.90
PFB   PFF Bancorp, Inc. of Pomona CA          9.17     9.12    1.04   11.94    8.05       1.07   12.24      0.34  320.35    1.30
SZB   SouthFirst Bancshares of AL             9.45     9.07   -0.27   -2.82   -4.38      -0.20   -2.06      0.66  157.80    1.54
SRN   Southern Banc Company of AL            18.05    18.01    0.49    2.83    4.21       0.46    2.66      0.13  100.00    0.33
TSH   Teche Hlding Cp of Franklin LA         11.14    11.14    0.92    8.58    8.32       0.91    8.48      0.20  362.83    0.89
WSB   Washington SB, FSB of Bowie MD         10.37    10.37    0.89    8.57    8.94       0.56    5.40       NA      NA     0.86
WFD   Westfield Finl MHC of MA (47.)*        16.26    16.26    0.78    4.77    4.09       0.69    4.26       NA      NA     0.87
WFI   Winton Financial Corp. of OH            7.75     7.70    0.82   10.92    9.17       0.62    8.16      0.68   36.97    0.28
WRO   Woronoco Bancorp, Inc of MA            10.76    10.66    0.61    5.48    5.57       0.56    5.05      0.05  826.97    0.63

NASDAQ Listed OTC Companies
AMFC  AMB Fin. Corp. of Munster IN            8.16     8.16    0.60    7.31    9.50       0.51    6.24      0.85   61.80    0.64
ASBP  ASB Financial Corp. of OH              10.31    10.31    0.83    8.05    7.15       0.77    7.51      0.43  118.44    0.68
ABBK  Abington Bancorp of MA*                 5.28     4.98    0.64   13.40    9.90       0.43    9.02      0.12  491.86    1.11
AABC  Access Anytime Bancorp of NM            7.31     6.21    0.37    4.85    5.23       0.25    3.28      0.70   69.22    0.60
AFBC  Advance Fin. Bancorp of WV              8.81     8.81    0.75    7.79    9.51       0.59    6.12      1.55   32.08    0.61
ALLB  Alliance Bank MHC of PA (20.0)          9.45     9.45    0.78    8.54    2.77       0.78    8.54      1.17   52.22    1.07
AHCI  Ambanc Holding Co., Inc. of NY(8)*     11.62    10.66    0.56    5.02    4.04       0.59    5.31      0.52  164.67    1.21
ASBI  Ameriana Bancorp of IN                  8.39     8.08    0.63    7.91    7.79       0.57    7.09      0.65   52.11    0.47
AMFH  American Fin. Holdings of CT*          21.11    21.11    1.55    6.31    5.33       1.34    5.44      0.19  294.32    0.87
ABCW  Anchor BanCorp Wisconsin of WI          7.16     7.16    0.94   13.52    7.51       0.82   11.79      0.20  390.04    0.98
ASFC  Astoria Financial Corp. of NY           6.61     5.77    0.95   14.50    8.00       0.98   14.94      0.16  221.89    0.68
BCSB  BCSB Bankcorp MHC of MD (36.0)         10.93    10.93    0.03    0.27    0.20       0.03    0.27      0.10  419.03    0.58

                                                        Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
BBX   BankAtlantic Bancorp of FL               19.55  150.21   11.74  168.72   19.21         0.12    1.10   21.43
CF    Charter One Fin., Inc. of OH             14.04  228.30   17.91  254.44   15.35         0.80    2.69   37.74
CFB   Commercial Federal Corp. of NE             NM   156.92    9.02  212.65   15.14         0.32    1.31   61.54
DSL   Downey Financial Corp. of CA             12.47  185.82   12.11  186.73   13.90         0.36    0.78    9.76
FED   FirstFed Financial Corp. of CA            9.33  144.13    9.80  148.07    9.40         0.00    0.00    0.00
FBC   Flagstar Bancorp, Inc of MI               6.59  142.75    6.07  142.75     NM          0.28    1.42    9.36
GSB   Golden State Bancorp of CA               10.14  162.33    6.64  221.22   11.68         0.40    1.38   13.94
GDW   Golden West Fin. Corp. of CA             13.56  236.18   17.13  236.18   13.83         0.29    0.46    6.26
GPT   GreenPoint Fin. Corp. of NY*             15.00  188.82   21.75  290.09     NM          1.00    2.32   34.84
OCN   Ocwen Financial Corp. of FL                NM   140.11   32.42  142.92     NM          0.00    0.00     NM
SOV   Sovereign Bancorp, Inc. of PA              NM   149.82    9.21     NM    16.38         0.10    0.78   62.50
SIB   Staten Island Bancorp of NY*             19.21  213.98   21.08  237.75     NM          0.36    1.91   36.73
WES   Westcorp of Irvine CA                    10.08  118.57    6.30  118.65   10.31         0.44    2.52   25.43

AMEX Traded Companies
ANA   Acadiana Bancshares, Inc of LA           11.97  112.11    9.37  112.11   15.66         0.60    2.41   28.85
ANE   Alliance Bncp of New Eng of CT*           8.52  129.69    7.55  129.97    8.58         0.30    2.48   21.13
BYS   Bay State Bancorp, Inc. of MA            14.56  120.44   12.64  120.44   14.02         0.72    1.89   27.59
BHL   Berkshire Hills Bancorp of MA*           15.12  100.52   14.05  109.28   15.56         0.48    2.25   34.04
BFD   BostonFed Bancorp, Inc. of MA            11.40  116.63    7.32  144.97     NM          0.60    2.49   28.44
CNY   Carver Bancorp, Inc. of NY                 NM    79.63    5.88   80.89     NM          0.00    0.00    0.00
EFC   EFC Bancorp, Inc of Elgin IL             16.41   95.79    9.91   95.79   16.60         0.51    3.61   59.30
FCB   Falmouth Bancorp, Inc. of MA*            13.65  115.09   13.20  115.09   15.49         0.48    2.31   31.58
FAB   FirstFed America Bancorp of MA           11.18   97.61    6.69   98.53   12.96         0.56    2.98   33.33
GAF   GA Financial Corp., Inc. of PA           17.58   92.37   10.52   92.73   16.87         0.72    4.31     NM
GOV   Gouverneur Bcp MHC of NY(42.4)           24.71  114.91   23.08  114.91   27.10         0.18    2.14   52.94
KNK   Kankakee Bancorp, Inc. of IL             13.62  104.10    8.80  117.21   15.49         0.48    1.37   18.68
KYF   Kentucky First Bancorp of KY             16.13   92.92   15.26   92.92   16.13         0.64    5.02     NM
NBN   Northeast Bancorp of Auburn ME*           9.82  109.80    8.09  113.03   10.43         0.25    1.86   18.25
NEP   Northeast PA Fin. Corp of PA             17.19  108.71   10.19  129.82   19.59         0.44    2.61   44.90
PFB   PFF Bancorp, Inc. of Pomona CA           12.42  139.18   12.76  139.92   12.11         0.32    1.11   13.73
SZB   SouthFirst Bancshares of AL                NM    67.76    6.40   70.55     NM          0.60    5.48     NM
SRN   Southern Banc Company of AL              23.75   64.41   11.62   64.55   25.33         0.35    3.07   72.92
TSH   Teche Hlding Cp of Franklin LA           12.02  100.65   11.22  100.65   12.15         0.50    2.30   27.62
WSB   Washington SB, FSB of Bowie MD           11.19   95.87    9.95   95.87   17.76         0.10    1.66   18.52
WFD   Westfield Finl MHC of MA (47.)*          24.43  116.52   18.95  116.52   27.36         0.00    0.00    0.00
WFI   Winton Financial Corp. of OH             10.91  114.75    8.89  115.45   14.60         0.37    3.90   42.53
WRO   Woronoco Bancorp, Inc of MA              17.96   98.61   10.61   99.52   19.47         0.44    2.38   42.72

NASDAQ Listed OTC Companies
AMFC  AMB Fin. Corp. of Munster IN             10.53   75.76    6.18   75.76   12.35         0.24    2.40   25.26
ASBP  ASB Financial Corp. of OH                13.99  109.18   11.26  109.18   15.00         0.48    4.64   64.86
ABBK  Abington Bancorp of MA*                  10.10  117.27    6.19  124.31   15.00         0.40    2.54   25.64
AABC  Access Anytime Bancorp of NM             19.13   88.54    6.47  104.22   28.33         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV               10.52   77.55    6.83   77.55   13.40         0.48    3.38   35.56
ALLB  Alliance Bank MHC of PA (20.0)             NM   286.20   27.04  286.20     NM          0.36    1.23   44.44
AHCI  Ambanc Holding Co., Inc. of NY(8)*       24.74  123.82   14.38  134.92   23.39         0.68    3.16     NM
ASBI  Ameriana Bancorp of IN                   12.83   99.78    8.37  103.58   14.32         0.64    4.71   60.38
AMFH  American Fin. Holdings of CT*            18.75  136.01   28.72  136.01   21.74         0.72    2.78   52.17
ABCW  Anchor BanCorp Wisconsin of WI           13.32  177.02   12.68  177.02   15.28         0.33    1.86   24.81
ASFC  Astoria Financial Corp. of NY            12.50  178.35   11.79  204.37   12.13         0.68    2.34   29.31
BCSB  BCSB Bankcorp MHC of MD (36.0)             NM   137.36   15.01  137.36     NM          0.50    5.00     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
BKMU  Bank Mutual Cp MHC of WI(49.6)         10.36     8.30    0.74    7.24    5.47       0.68    6.67     0.20  211.92    0.65
BKUNA BankUnited Fin. Corp. of FL             5.68     5.14    0.38    7.94    4.68       0.32    6.65     0.60   50.51    0.45
BFSB  Bedford Bancshares, Inc. of VA         10.88    10.88    1.17   10.10    8.16       1.17   10.10     0.28  161.35    0.53
BFFC  Big Foot Financial Corp. of IL         12.38    12.38    0.48    3.65    4.58       0.57    4.33     0.09  148.51    0.17
BRBI  Blue River Bancshares of IN             9.32     7.68   -0.57   -6.13  -12.36      -0.56   -6.02     3.20   49.49    2.16
BYFC  Broadway Financial Corp. of CA          7.69     7.69    0.32    4.00    4.72       0.38    4.86     0.58  144.92    1.15
BRKL  Brookline Bncp MHC of MA(43.4)*        26.26    26.26    1.82    6.70    4.47       2.00    7.37     0.14  962.23    1.76
CBES  CBES Bancorp, Inc. of MO               10.06    10.06   -0.43   -4.60   -5.72      -0.62   -6.53     9.14   23.05    3.03
CITZ  CFS Bancorp, Inc of Munster IN         10.77    10.77    0.76    6.59    6.78       0.82    7.09     0.86   54.64    0.83
CKFB  CKF Bancorp of Danville KY              8.83     8.03    0.93    7.81    8.47       0.93    7.81     1.60   19.91    0.36
CAFI  Camco Fin Corp of Cambridge OH          8.30     8.00    0.78    9.92    8.79       0.64    8.17     0.82   40.17    0.39
CFFN  Capitol Fd Fn MHC of KS (35.1)         12.14    12.14    0.93    7.70    4.44       0.93    7.70     0.09   62.89    0.09
CAVB  Cavalry Bancorp, Inc. of TN            11.40    11.40    0.98    8.65    4.51       0.64    5.66     0.12  831.66    1.47
CEBK  Central Bncrp of Somerville MA*         9.06     8.51    0.59    6.67    5.72       0.49    5.63      NA      NA     1.01
CHFN  Charter Fincl MHC of GA (20.0)         29.09    26.33    0.13    0.43    0.26       0.46    1.58     0.31  182.57    2.13
CFSL  Chesterfield Financial of IL           22.23    22.06    0.86    4.92    3.82       0.86    4.92      NA      NA     0.96
CTZN  Citizens First Bancorp of MI           16.76    16.76    0.47    3.11    2.56       1.01    6.65     0.41  293.90    1.56
CFSB  Citizens First Fin Corp. of IL          9.21     9.21    0.64    6.94    7.86       0.49    5.33     2.34   27.99    0.76
CBSA  Coastal Bancorp of Houston TX           4.29     3.54    0.63   16.67   10.86       0.64   16.77     0.93   55.39    0.80
CFCP  Coastal Fin. Corp. of SC                7.50     7.50    1.20   17.76    9.26       1.13   16.73     0.96   97.93    1.44
CMSB  Commonwealth Bancorp Inc of PA          8.99     7.51    0.75    8.57    5.63       0.75    8.57     0.63  122.50    0.99
CFFC  Community Fin. Corp. of VA             10.49    10.46    0.86    8.75    8.61       0.90    9.11     1.19   53.24    0.75
CIBI  Community Inv. Bncp, Inc of OH         10.34    10.34    0.98    9.96   10.26       0.98    9.96      NA      NA     0.55
CMSV  Community Svgs Bcshrs of FL(8)         12.38    12.38    0.55    4.59    3.23       0.59    4.89     0.36  128.30    0.63
SBMC  Connecticut Bancshares of CT*           9.60     8.21    0.75    5.30    3.74       0.92    6.53     0.25  250.02    1.11
COOP  Cooperative Bancshares of NC            7.44     7.44    0.55    7.33    6.95       0.65    8.68     0.70   76.05    0.65
CRZY  Crazy Woman Creek Bncorp of WY         19.71    19.31    0.31    1.53    1.81       0.32    1.59     0.17  259.66    0.83
DCOM  Dime Community Bancshars of NY*         8.54     6.52    1.05   12.57    5.68       1.04   12.41     0.25  226.14    0.78
DFBS  Dutchfork Bancshares Inc of SC         13.64    13.64    1.48    9.80   12.57       0.55    3.63     0.18  138.34    0.86
ESBF  ESB Financial Corp. of PA               6.60     6.01    0.58    9.76    9.33       0.58    9.76     0.30  137.77    0.95
EBSI  Eagle Bancshares of Tucker GA           7.20     7.20   -0.07   -1.15   -1.00       0.03    0.43     1.09   76.48    1.36
ESBK  Elmira Svgs Bank, FSB of NY*            7.02     6.74    0.76   11.40    9.12       0.71   10.69     1.07   66.21    0.91
EFBC  Empire Federal Bancorp of MT           19.55    19.55    0.86    3.91    5.26       0.69    3.13     1.75   15.81    0.48
EQSB  Equitable Bank of Wheaton MD            5.64     5.64    0.49    9.03    6.50       0.46    8.52      NA      NA      NA
EVRT  Evertrust Fin. Grp, Inc. of WA*        15.13    15.13    0.92    4.74    6.07       0.91    4.69     0.35  365.32    1.49
FFDF  FFD Financial Corp of Dover OH         12.60    12.60    0.91    7.19    7.71       0.82    6.49     0.09  544.83    0.57
FFLC  FFLC Bancorp of Leesburg FL             7.86     7.86    0.78    9.54    7.90       0.78    9.54     0.28  184.89    0.62
FFWC  FFW Corporation of Wabash IN            9.38     8.88    0.95   10.22   11.29       0.92    9.90     0.97   68.21    1.03
FMCO  FMS Fin Corp. of Burlington NJ          5.32     5.32    0.57   10.22    8.04       0.57   10.22     0.36  120.92    1.28
FFHH  FSF Financial Corp. of MN               8.86     8.31    0.80    9.16    8.79       0.44    5.09     0.65   50.05    0.45
FDTR  Federal Trust Corp of FL                6.10     6.10    0.40    6.52    6.18       0.21    3.42     1.48   42.10    0.70
FBCI  Fidelity Bancorp of Chicago IL          7.39     7.39    0.75   10.67    8.20       0.67    9.43     0.10  182.57    0.29
FSBI  Fidelity Bancorp, Inc. of PA            6.35     6.02    0.65   10.87   10.93       0.61   10.16     0.48  107.85    0.89
FFFL  Fidelity Bankshares, Inc of FL          8.38     8.27    0.31    4.93    2.25       0.31    5.06      NA      NA     0.41
FFED  Fidelity Fed. Bancorp of IN(8)          6.50     5.93    0.13    2.33    1.59      -0.43   -7.56     2.33   53.27    1.89
FLBC  Finger Lakes Bancorp Inc of NY         10.80    10.80    0.43    4.25    3.85       0.31    3.14     0.33  131.29    0.85
FBTC  First BancTrust Corp of IL             14.81    14.81    0.92    6.21    7.68       0.65    4.36      NA      NA     1.55
FBEI  First Bancorp of Indiana of IN         16.68    15.43    0.70    3.59    4.79       0.42    2.14     0.12  310.36    0.64
FBSI  First Bancshares, Inc. of MO           11.03    10.75    0.84    7.29    8.50       0.84    7.29      NA      NA     0.37
FBBC  First Bell Bancorp, Inc. of PA          7.85     7.85    0.69    9.21    8.36       0.66    8.83     0.06  171.93    0.20
FCAP  First Capital, Inc. of IN              12.10    12.06    1.18    9.58    8.51       1.13    9.18     0.26  154.06    0.56
FDEF  First Defiance Fin. Corp of OH         10.00     8.74    1.11   11.54   10.75       0.64    6.64     0.24  392.50    1.82
FESX  First Essex Bancorp, Inc of MA*         7.59     6.53    1.04   14.65    8.25       0.99   13.91     0.40  195.88    1.24
FFBH  First Fed. Bancshares of AR            10.39    10.39    0.72    6.74    6.78       0.67    6.31     0.38   25.90    0.14
FTFC  First Fed. Capital Corp. of WI          6.10     5.68    1.05   16.89    8.69       0.68   11.06     0.23  146.18    0.46
FFKY  First Fed. Fin. Corp. of KY             9.17     7.68    1.00   11.17    8.43       0.96   10.75     0.54   91.31    0.56

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
BKMU  Bank Mutual Cp MHC of WI(49.6)          18.30  118.30   12.25  147.57   19.88         0.28    1.74   31.82
BKUNA BankUnited Fin. Corp. of FL             21.36  132.97    7.56  146.93   25.50         0.00    0.00    0.00
BFSB  Bedford Bancshares, Inc. of VA          12.26  122.57   13.33  122.57   12.26         0.44    3.18   38.94
BFFC  Big Foot Financial Corp. of IL          21.81   82.32   10.19   82.32   18.40         0.24    1.57   34.29
BRBI  Blue River Bancshares of IN               NM    50.55    4.71   61.30     NM          0.00    0.00     NM
BYFC  Broadway Financial Corp. of CA          21.17   82.57    6.35   82.57   17.40         0.20    1.57   33.33
BRKL  Brookline Bncp MHC of MA(43.4)*         22.37  148.02   38.87  148.02   20.34         0.64    4.09     NM
CBES  CBES Bancorp, Inc. of MO                  NM    81.32    8.18   81.32     NM          0.32    2.32     NM
CITZ  CFS Bancorp, Inc of Munster IN          14.74  108.57   11.69  108.57   13.70         0.36    2.65   39.13
CKFB  CKF Bancorp of Danville KY              11.81   90.79    8.02   99.88   11.81         0.70    4.20   49.65
CAFI  Camco Fin Corp of Cambridge OH          11.37  108.26    8.98  112.33   13.82         0.48    3.74   42.48
CFFN  Capitol Fd Fn MHC of KS (35.1)          22.52  167.48   20.34  167.48   22.52         0.72    3.30   74.23
CAVB  Cavalry Bancorp, Inc. of TN             22.18  181.55   20.70  181.55     NM          0.20    1.64   36.36
CEBK  Central Bncrp of Somerville MA*         17.48  115.30   10.45  122.82   20.74         0.40    1.50   26.14
CHFN  Charter Fincl MHC of GA (20.0)            NM   165.09   48.03  182.38     NM          0.00    0.00    0.00
CFSL  Chesterfield Financial of IL            26.15   95.61   21.26   96.37   26.15         0.00    0.00    0.00
CTZN  Citizens First Bancorp of MI              NM   103.51   17.35  103.51   18.26         0.32    1.90   74.42
CFSB  Citizens First Fin Corp. of IL          12.72   87.93    8.10   87.93   16.57         0.24    1.37   17.39
CBSA  Coastal Bancorp of Houston TX            9.20  140.08    6.01  170.09    9.15         0.48    1.57   14.41
CFCP  Coastal Fin. Corp. of SC                10.80  175.70   13.17  175.70   11.46         0.20    2.13   22.99
CMSB  Commonwealth Bancorp Inc of PA          17.77  152.44   13.71  182.50   17.77         0.56    2.52   44.80
CFFC  Community Fin. Corp. of VA              11.62  100.52   10.54  100.79   11.17         0.32    2.78   32.32
CIBI  Community Inv. Bncp, Inc of OH           9.75   93.57    9.67   93.57    9.75         0.30    3.08   30.00
CMSV  Community Svgs Bcshrs of FL(8)            NM   138.88   17.19  138.88   29.02         0.44    2.33   72.13
SBMC  Connecticut Bancshares of CT*           26.75  139.97   13.44  163.68   21.72         0.52    1.80   48.15
COOP  Cooperative Bancshares of NC            14.39  100.94    7.51  100.94   12.16         0.20    1.69   24.39
CRZY  Crazy Woman Creek Bncorp of WY            NM    83.62   16.48   85.37     NM          0.48    3.34     NM
DCOM  Dime Community Bancshars of NY*         17.60  209.37   17.88  274.22   17.82         0.60    2.07   36.36
DFBS  Dutchfork Bancshares Inc of SC           7.96   79.91   10.90   79.91   21.47         0.00    0.00    0.00
ESBF  ESB Financial Corp. of PA               10.71   92.92    6.13  101.94   10.71         0.40    3.81   40.82
EBSI  Eagle Bancshares of Tucker GA             NM   108.16    7.79  108.16     NM          0.00    0.00     NM
ESBK  Elmira Svgs Bank, FSB of NY*            10.97  115.95    8.14  120.89   11.70         0.72    2.76   30.25
EFBC  Empire Federal Bancorp of MT            19.03   74.09   14.48   74.09   23.78         0.46    3.22   61.33
EQSB  Equitable Bank of Wheaton MD            15.40  132.35    7.47  132.35   16.32         0.00    0.00    0.00
EVRT  Evertrust Fin. Grp, Inc. of WA*         16.47   96.50   14.60   96.50   16.63         0.44    2.62   43.14
FFDF  FFD Financial Corp of Dover OH          12.97   93.42   11.77   93.42   14.36         0.38    3.15   40.86
FFLC  FFLC Bancorp of Leesburg FL             12.65  115.95    9.11  115.95   12.65         0.56    2.73   34.57
FFWC  FFW Corporation of Wabash IN             8.85   86.77    8.14   91.63    9.14         0.56    4.03   35.67
FMCO  FMS Fin Corp. of Burlington NJ          12.43  120.89    6.43  120.89   12.43         0.12    1.30   16.22
FFHH  FSF Financial Corp. of MN               11.38  101.37    8.98  108.09   20.49         1.00    5.42   61.73
FDTR  Federal Trust Corp of FL                16.19  101.49    6.19  101.49     NM          0.00    0.00    0.00
FBCI  Fidelity Bancorp of Chicago IL          12.20  120.25    8.88  120.25   13.80         0.52    1.77   21.58
FSBI  Fidelity Bancorp, Inc. of PA             9.15   93.73    5.96   99.00    9.80         0.48    2.87   26.23
FFFL  Fidelity Bankshares, Inc of FL            NM   154.50   12.95  156.59     NM          0.40    2.31     NM
FFED  Fidelity Fed. Bancorp of IN(8)            NM   129.23    8.40  141.57     NM          0.00    0.00    0.00
FLBC  Finger Lakes Bancorp Inc of NY          25.95   97.23   10.50   97.23     NM          0.24    2.20   57.14
FBTC  First BancTrust Corp of IL              13.02   79.61   11.79   79.61   18.55         0.00    0.00    0.00
FBEI  First Bancorp of Indiana of IN          20.88   80.59   13.45   87.11     NM          0.30    2.14   44.78
FBSI  First Bancshares, Inc. of MO            11.76   83.92    9.25   86.08   11.76         0.16    1.33   15.69
FBBC  First Bell Bancorp, Inc. of PA          11.96  103.04    8.09  103.04   12.47         0.48    3.29   39.34
FCAP  First Capital, Inc. of IN               11.75  107.31   12.98  107.63   12.26         0.52    3.69   43.33
FDEF  First Defiance Fin. Corp of OH           9.30  102.30   10.23  116.96   16.16         0.52    3.25   30.23
FESX  First Essex Bancorp, Inc of MA*         12.12  159.10   12.07  184.95   12.77         0.88    3.35   40.55
FFBH  First Fed. Bancshares of AR             14.74  102.28   10.62  102.28   15.74         0.44    1.89   27.85
FTFC  First Fed. Capital Corp. of WI          11.51  184.33   11.24  197.78   17.58         0.48    3.00   34.53
FFKY  First Fed. Fin. Corp. of KY             11.87  128.22   11.75  153.02   12.33         0.72    3.79   45.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset  Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
FFBI  First Federal Bancshares of IL         19.07    19.07    0.85    4.45    5.53       0.80    4.17     0.40   50.99    0.45
FFSX  First Federal Bankshares of IA         10.98     8.04    0.42    3.98    5.51       0.18    1.72     1.01   85.67    1.29
FFBZ  First Federal Bncrp, Inc of OH          8.51     8.51    1.02   12.66   11.51       0.94   11.68     0.33  207.10    0.78
FFCH  First Fin. Holdings Inc. of SC          6.75     6.28    0.98   15.23    6.74       0.90   14.05     0.63  109.13    0.83
FFHS  First Franklin Corp. of OH              8.16     8.16    0.45    5.67    7.55       0.38    4.85     0.48   83.92    0.53
FGHC  First Georgia Hold., Inc of GA          8.01     7.79    0.82   10.48    6.84       0.82   10.48     1.82   54.00    1.27
FFSL  First Independence Corp. of KS          9.28     9.28    1.02   11.06   11.05       1.02   11.06     1.81   26.21    0.54
FKAN  First Kansas Fin. Corp. of KS          11.44    11.40    0.51    4.41    5.36       0.56    4.82     0.09  200.74    0.45
FKFS  First Keystone Fin., Inc of PA          6.26     6.26    0.51    8.40    8.43       0.49    8.06     0.65   68.39    0.87
CASH  First Midwest Fin., Inc. of IA          8.36     7.71    0.37    4.53    5.72       0.38    4.65     0.49  150.72    1.15
FMSB  First Mutual Bncshrs Inc of WA*         7.65     7.65    1.06   14.50   10.82       0.80   10.92     0.32  323.48    1.28
FNFG  First Niagara MHC of NY (38.3)*         9.42     6.43    0.80    8.18    4.41       0.79    8.07      NA      NA     1.00
FNFI  First Niles Fin., Inc. of OH           19.36    19.36    1.17    5.37    5.06       1.01    4.63     1.50   47.89    1.77
FPFC  First Place Fin. Corp. of OH           11.83    10.55    0.61    4.97    3.72       0.73    5.95     1.00   62.22    1.02
FSFF  First SecurityFed Fin of IL            17.42    17.39    1.58    8.29    7.23       1.57    8.23     0.40  158.25    0.94
FSLA  First Sentinal Bancorp of NJ           11.22    10.95    1.22   10.85    6.09       1.22   10.85     0.11  570.21    1.04
FBNW  FirstBank NW Corp. of ID                9.54     9.54    0.76    7.80    8.17       0.43    4.41     0.54  133.63    1.45
FFDB  FirstFed Bancorp, Inc. of AL           10.01     9.46    0.75    6.64    8.91       0.75    6.64     1.99   17.75    0.57
FFBK  FloridaFirst Bancorp of FL             14.21    14.21    0.82    5.79    5.38       0.79    5.60     0.19  295.47    0.76
FFIC  Flushing Fin. Corp. of NY*              9.32     9.04    1.03   10.99    6.12       1.02   10.89     0.18  253.59    0.61
FKKY  Frankfort First Bancorp of KY          12.13    12.13    1.03    8.47    7.36       1.03    8.47     0.61   11.18    0.07
GUPB  GFSB Bancorp, Inc of Gallup NM          7.87     7.87    0.89   11.76   11.70       0.87   11.53      NA      NA      NA
GSLA  GS Financial Corp. of LA               18.13    18.13    0.77    3.78    5.51       0.61    3.00     0.22   98.38    0.55
GBNK  Gaston Fed Bnp MHC of NC(42.1)         15.61    15.61    0.60    3.85    2.48       0.81    5.20     0.16  367.45    0.93
GCFC  Grand Central Fin. Corp. of OH         13.90    13.90    0.38    2.92    2.96       0.42    3.21     0.34   68.14    0.39
GTPS  Great American Bancorp of IL           11.05    11.05    0.68    5.63    6.17       0.66    5.50     0.11  524.34    0.69
PEDE  Great Pee Dee Bancorp of SC            20.74    19.33    0.83    3.66    4.37       0.83    3.66     1.02   51.98    0.62
GAFC  Greater Atlant. Fin Corp of VA          5.71     5.37   -0.15   -2.44   -2.62      -1.01  -16.48     0.14  160.08    0.49
GCBC  Green Co Bcrp MHC of NY (42.8)         13.24    13.24    0.61    4.40    3.43       0.59    4.24     0.35  134.58    0.77
GFED  Guaranty Fed Bancshares of MO          13.12    13.12    0.88    6.69    5.70       0.79    6.04     1.06   68.48    0.85
HCBB  HCB Bancshares, Inc. of AR             11.25    11.18    0.29    2.67    3.33       0.29    2.67     0.77   68.94    1.10
HFFC  HF Financial Corp. of SD                7.18     6.44    0.61    8.95   10.55       0.57    8.31     0.90   97.60    1.25
HFBA  HFB Financial Corp of KY                9.40     9.30    0.69    7.45    8.14       0.62    6.73      NA      NA     0.53
HMNF  HMN Financial, Inc. of MN              10.02     9.39    0.90    9.45    9.39       0.63    6.64     0.32  149.20    0.68
HARB  Harbor Florida Bancshrs of FL          12.81    12.62    1.43   10.83    5.42       1.36   10.29      NA      NA     0.94
HARL  Harleysville Svgs Fin Cp of PA          6.14     6.14    0.74   11.95    8.93       0.72   11.54     0.05  683.22    0.70
HFFB  Harrodsburg 1st Fin Bcrp of KY         16.34    16.07    0.55    2.91    4.51       0.55    2.91     0.16  185.14    0.39
HTHR  Hawthorne Fin. Corp. of CA              6.22     6.22    0.80   13.22   12.14       0.81   13.32     2.01   79.99    1.72
HMLK  Hemlock Fed. Fin. Corp. of IL           7.18     6.64    0.74   10.45    8.12       0.65    9.21     0.14  238.67    0.62
HFWA  Heritage Financial Corp of WA          13.41    12.26    1.09    7.73    6.78       0.90    6.41     0.61  161.62    1.16
HCBC  High Country Bancorp of CO              9.06     9.06    0.90    8.76    9.06       0.67    6.49     1.13   72.83    1.01
HIFS  Hingham Inst. for Sav. of MA*           8.77     8.77    1.40   16.00    9.50       1.37   15.67     0.12  538.90    0.86
HCFC  Home City Fin. Corp. of OH              8.09     7.83    0.73    8.09   11.06       0.61    6.74     1.11   32.20    0.45
HOMF  Home Fed Bancorp of Seymour IN          8.55     8.38    1.10   13.48   10.86       0.94   11.46     1.07   62.55    0.87
HWEN  Home Financial Bancorp of IN            8.82     8.82    0.70    7.07    8.95       0.59    6.03     2.09   28.07    0.75
HLFC  Home Loan Financial Corp of OH         15.66    15.66    1.17    7.16    7.91       1.16    7.08     0.24  154.28    0.45
HSTD  Homestead Bancorp, Inc. of LA          10.27    10.27    0.48    4.44    6.35       0.42    3.84     0.25  111.51    0.43
HFBC  HopFed Bancorp of KY                   16.29    16.29    0.65    3.49    3.82       1.11    6.00     0.26  121.89    0.55
HZFS  Horizon Fin. Serv. Corp. of IA          9.80     9.80    0.73    7.75    9.15       0.68    7.21     1.85   21.72    0.54
HRZB  Horizon Financial Corp. of WA*         13.30    13.23    1.19    9.00    8.05       1.14    8.65     0.15  472.03    0.95
HCBK  Hudson Cty Bcp MHC of NJ(38.7)*        11.85    11.85    1.26    9.02    4.11       1.26    9.02      NA      NA     0.40
HRBT  Hudson River Bancorp Inc of NY         11.50     9.40    1.07    7.38    4.43       1.05    7.23     0.91  168.82    1.98
ITLA  ITLA Capital Corp of CA*                9.42     9.41    1.29   13.53   14.45       1.29   13.53     2.47   69.52    1.88
ICBC  Independence Comm Bnk Cp of NY         11.30     8.72    1.03    8.98    4.86       1.03    8.91     0.66  150.72    1.34
IFSB  Independence FSB of DC                  8.87     8.45    0.06    0.73    1.41      -0.06   -0.67     0.90   21.43    0.55
IPSW  Ipswich Bancshares, Inc. of MA*         5.02     5.02    0.93   17.68   10.61       0.89   16.92     0.07  928.96    0.98

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------   -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
FFBI  First Federal Bancshares of IL          18.09   79.85   15.23   79.85   19.32         0.32    1.88   34.04
FFSX  First Federal Bankshares of IA          18.16   73.89    8.12  100.91     NM          0.32    2.63   47.76
FFBZ  First Federal Bncrp, Inc of OH           8.69  104.69    8.90  104.69    9.42         0.18    2.69   23.38
FFCH  First Fin. Holdings Inc. of SC          14.83  212.72   14.35  228.32   16.07         0.68    2.73   40.48
FFHS  First Franklin Corp. of OH              13.24   72.74    5.94   72.74   15.48         0.30    2.98   39.47
FGHC  First Georgia Hold., Inc of GA          14.62  149.02   11.94  153.23   14.62         0.10    2.63   38.46
FFSL  First Independence Corp. of KS           9.05   98.55    9.15   98.55    9.05         0.50    3.50   31.65
FKAN  First Kansas Fin. Corp. of KS           18.67   82.60    9.45   82.94   17.07         0.20    1.43   26.67
FKFS  First Keystone Fin., Inc of PA          11.86   95.35    5.97   95.35   12.37         0.36    2.51   29.75
CASH  First Midwest Fin., Inc. of IA          17.47   75.99    6.35   82.36   17.03         0.52    3.87   67.53
FMSB  First Mutual Bncshrs Inc of WA*          9.24  124.68    9.53  124.68   12.26         0.28    2.08   19.18
FNFG  First Niagara MHC of NY (38.3)*         22.66  177.58   16.72  260.17   22.95         0.40    2.23   50.63
FNFI  First Niles Fin., Inc. of OH            19.77  106.64   20.65  106.64   22.95         0.48    3.74   73.85
FPFC  First Place Fin. Corp. of OH            26.89  127.03   15.02  142.36   22.47         0.50    3.05     NM
FSFF  First SecurityFed Fin of IL             13.83  121.06   21.09  121.27   13.93         0.52    2.51   34.67
FSLA  First Sentinal Bancorp of NJ            16.41  172.74   19.38  177.04   16.41         0.30    2.34   38.46
FBNW  FirstBank NW Corp. of ID                12.24   94.01    8.97   94.01   21.65         0.48    2.70   33.10
FFDB  FirstFed Bancorp, Inc. of AL            11.23   80.30    8.04   84.99   11.23         0.28    4.38   49.12
FFBK  FloridaFirst Bancorp of FL              18.59  100.00   14.21  100.00   19.21         0.20    1.17   21.74
FFIC  Flushing Fin. Corp. of NY*              16.35  173.65   16.18  178.95   16.50         0.32    1.88   30.77
FKKY  Frankfort First Bancorp of KY           13.59  114.69   13.91  114.69   13.59         1.12    6.70     NM
GUPB  GFSB Bancorp, Inc of Gallup NM           8.55   94.12    7.41   94.12    8.72         0.40    3.16   27.03
GSLA  GS Financial Corp. of LA                18.16   71.90   13.04   71.90   22.83         0.36    2.39   43.37
GBNK  Gaston Fed Bnp MHC of NC(42.1)            NM   150.66   23.52  150.66   29.80         0.32    2.15     NM
GCFC  Grand Central Fin. Corp. of OH            NM    97.21   13.51   97.21     NM          0.36    3.56     NM
GTPS  Great American Bancorp of IL            16.20   96.61   10.68   96.61   16.60         0.44    2.17   35.20
PEDE  Great Pee Dee Bancorp of SC             22.87   83.67   17.35   89.74   22.87         0.50    4.21     NM
GAFC  Greater Atlant. Fin Corp of VA            NM    92.33    5.27   98.19     NM          0.00    0.00     NM
GCBC  Green Co Bcrp MHC of NY (42.8)          29.17  125.20   16.58  125.20     NM          0.56    3.56     NM
GFED  Guaranty Fed Bancshares of MO           17.55  117.47   15.41  117.47   19.45         0.50    3.47   60.98
HCBB  HCB Bancshares, Inc. of AR                NM    78.38    8.82   78.87     NM          0.28    2.03   60.87
HFFC  HF Financial Corp. of SD                 9.48   80.89    5.81   90.25   10.22         0.44    3.71   35.20
HFBA  HFB Financial Corp of KY                12.28   86.37    8.12   87.34   13.59         0.38    2.71   33.33
HMNF  HMN Financial, Inc. of MN               10.66   95.61    9.58  102.05   15.15         0.56    3.62   38.62
HARB  Harbor Florida Bancshrs of FL           18.46  198.07   25.37  201.09   19.43         0.45    2.44   45.00
HARL  Harleysville Svgs Fin Cp of PA          11.20  127.94    7.85  127.94   11.60         0.52    2.65   29.71
HFFB  Harrodsburg 1st Fin Bcrp of KY          22.20   68.19   11.14   69.32   22.20         0.60    5.30     NM
HTHR  Hawthorne Fin. Corp. of CA               8.24  101.38    6.30  101.38    8.17         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL           12.32  123.90    8.90  134.05   13.98         0.60    2.41   29.70
HFWA  Heritage Financial Corp of WA           14.76  117.48   15.75  128.45   17.79         0.44    3.64   53.66
HCBC  High Country Bancorp of CO              11.04  102.60    9.30  102.60   14.91         0.50    2.94   32.47
HIFS  Hingham Inst. for Sav. of MA*           10.52  156.73   13.75  156.73   10.74         0.60    2.38   25.00
HCFC  Home City Fin. Corp. of OH               9.04   73.11    5.92   75.61   10.85         0.44    4.06   36.67
HOMF  Home Fed Bancorp of Seymour IN           9.21  117.68   10.06  119.98   10.82         0.55    2.79   25.70
HWEN  Home Financial Bancorp of IN            11.18   85.97    7.59   85.97   13.10         0.12    3.16   35.29
HLFC  Home Loan Financial Corp of OH          12.65   91.33   14.30   91.33   12.80         0.48    4.47   56.47
HSTD  Homestead Bancorp, Inc. of LA           15.75   70.75    7.27   70.75   18.22         0.24    2.58   40.68
HFBC  HopFed Bancorp of KY                    26.19   93.06   15.16   93.06   15.22         0.44    3.91     NM
HZFS  Horizon Fin. Serv. Corp. of IA          10.93   81.17    7.95   81.17   11.75         0.18    1.91   20.93
HRZB  Horizon Financial Corp. of WA*          12.43  110.18   14.66  110.77   12.94         0.48    3.82   47.52
HCBK  Hudson Cty Bcp MHC of NJ(38.7)*         24.31  235.03   27.86  235.03   24.31         0.60    1.97   48.00
HRBT  Hudson River Bancorp Inc of NY          22.60  159.65   18.37  195.34   23.04         0.40    1.70   38.46
ITLA  ITLA Capital Corp of CA*                 6.92   92.95    8.75   93.03    6.92         0.00    0.00    0.00
ICBC  Independence Comm Bnk Cp of NY          20.56  177.15   20.02  229.61   20.72         0.44    1.70   34.92
IFSB  Independence FSB of DC                    NM    51.65    4.58   54.22     NM          0.30    3.24     NM
IPSW  Ipswich Bancshares, Inc. of MA*          9.43  168.58    8.46  168.58    9.85         0.48    3.64   34.29

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)      (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
JXVL  Jacksonville Bancorp Inc of TX         10.25    10.25    1.20   11.02    9.68       1.19   10.97     0.29  124.83    0.51
JXSB  Jcksnville SB MHC of IL (45.6)          8.81     7.37   -0.01   -0.09   -0.09       0.77    8.66     3.02   16.89    0.73
KFBI  Klamath First Bancorp of OR             7.78     4.78    0.69    6.75    8.17       0.37    3.59     0.05     NA     1.16
LSBX  LSB Corp of No. Andover MA*            12.24    12.24    0.83    6.74    6.59       0.82    6.66     0.31  287.50    1.62
LSBI  LSB Fin. Corp. of Lafayette IN          7.98     7.98    0.75    9.64    9.28       0.66    8.52     1.13   33.71    0.45
LARL  Laurel Capital Group Inc of PA         10.27    10.27    1.40   14.15    9.49       1.46   14.77     0.31  219.85    1.00
LFED  Leeds Fed Bksr MHC of MD(27.3)(8)      12.99    12.99    0.74    5.34    1.86       0.74    5.34     0.67   27.73    0.32
LXMO  Lexington B&L Fin. Corp. of MO         11.52    10.89    0.52    4.24    6.08       0.47    3.81     0.64   89.44    0.98
LIBB  Liberty Bancrp MHC of NJ(36.7)          9.14     9.14    0.28    2.78    1.57       0.28    2.78     0.11  230.00    0.41
LFCO  Life Financial Corp of CA(8)            3.63     3.63   -1.82  -47.84     NM       -1.97     NM      7.01   24.59    2.20
LNCB  Lincoln Bancorp of IN                  17.58    17.17    0.78    4.35    4.44       0.69    3.88     0.42  118.82    0.74
LOGN  Logansport Fin. Corp. of IN            13.09    13.09    1.02    7.88    7.34       1.02    7.88     1.35   54.46    0.90
MAFB  MAF Bancorp, Inc. of IL                 7.80     6.55    1.06   14.02    8.02       0.97   12.87     0.37   95.29    0.44
MFBC  MFB Corp. of Mishawaka IN               8.32     8.32    0.47    5.74    6.78       0.31    3.78     0.67  166.38    1.49
MSBF  MSB Financial, Inc of MI               16.67    16.67    1.58   10.06   10.82       1.27    8.11     1.71   37.69    0.72
MASB  MassBank Corp. of Reading MA*          11.88    11.76    1.15    9.91    8.29       0.85    7.35     0.06  461.84    0.80
MTXC  Matrix Bancorp, Inc. of CO              4.37     4.37    0.36    8.47    7.76       0.46   10.76     2.22   27.44    4.70
MFLR  Mayflower Co-Op. Bank of MA*            8.35     8.27    0.80    9.62    7.26       0.74    8.85      NA      NA     1.30
MDBK  Medford Bancorp, Inc. of MA*            8.13     8.00    1.07   13.66    7.94       1.19   15.29     0.07  725.41    1.04
METF  Metropolitan Fin. Corp. of OH           2.91     2.74   -0.12   -4.12   -8.57      -0.44  -15.64     1.90   57.49    1.63
MBBC  Monterey Bay Bancorp of CA              9.24     8.92    0.66    7.26    5.96       0.63    6.96     0.18  667.40    1.39
MFSF  MutualFirst Fin. Inc. of IN            14.34    14.20    1.05    6.65    7.15       0.98    6.18     0.92   77.17    0.83
MYST  Mystic Fin., Inc of Medford MA*         8.75     8.75    0.39    3.87    4.60       0.56    5.53      NA      NA     0.84
NASB  NASB Fin, Inc. of Grandview MO          9.83     9.71    1.62   18.37   11.50       0.77    8.71     1.90   31.55    0.72
NHTB  NH Thrift Bancshares of NH              5.81     3.30    0.49    8.36    7.50       0.43    7.32     0.27  332.43    1.24
NYCB  New York Community Bcrp of NY*         11.20     3.66    1.27   15.82    2.25       1.25   15.56     0.16  274.47    0.76
NMIL  Newmil Bancorp, Inc. of CT*             8.53     7.01    0.99   11.26    7.49       1.01   11.45     0.30  303.65    1.57
NBSI  North Bancshares of Chicago IL          9.35     9.35    0.35    3.72    3.42       0.34    3.63      NA      NA     0.31
FFFD  North Central Bancshares of IA          9.59     8.25    1.11   11.73   11.11       1.11   11.73     0.42  181.48    0.90
NEIB  Northeast Indiana Bncrp of IN          11.05    11.05    0.70    6.41    7.78       0.67    6.17     2.86   27.08    1.05
NWSB  Northwest Bcrp MHC of PA(25.4)          7.24     5.59    0.81   11.23    5.49       0.73   10.18     0.52  100.53    0.72
OCFC  OceanFirst Fin. Corp of NJ              8.46     8.36    1.01   11.04    6.38       0.83    9.08     0.36  157.19    0.77
ONFC  Oneida Fincl MHC of NY (43.1)          12.83    11.42    0.86    6.67    3.91       0.78    6.03     0.09  565.67    1.00
OTFC  Oregon Trail Fin. Corp. of OR          13.96    13.93    0.86    5.98    5.84       0.97    6.72     0.07  933.59    0.82
PBNC  PFS Bancorp Inc of IN                  21.11    21.11    0.73    3.46    4.46       0.83    3.92     0.75   66.73    0.71
PHSB  PHSB Financial Corp of PA              16.87    16.87    0.78    4.63    5.39       0.78    4.63     0.19  268.91    1.09
PVFC  PVF Capital Corp. of OH                 7.31     7.31    0.98   14.29   11.43       0.86   12.50     0.96   55.53    0.63
PBCI  Pamrapo Bancorp, Inc. of NJ             8.87     8.87    0.93    9.83    6.77       0.93    9.83     0.65   58.07    0.54
PFED  Park Bancorp of Chicago IL             11.22    11.22    0.71    6.12    7.16       0.62    5.36     0.23   84.89    0.40
PVSA  Parkvale Financial Corp of PA           6.92     6.90    1.05   15.17   11.27       1.03   14.86     0.52  183.00    1.18
PBHC  Pathfinder BC MHC of NY (39.3)*         9.46     8.44    0.65    7.09    4.38       0.46    5.01     0.98   67.42    1.01
PFSB  PennFed Fin. Services of NJ             6.17     5.82    0.73   11.30    7.23       0.71   11.04     0.11  224.34    0.34
PBKB  People's Bancshares, Inc of MA(8)*      4.09     3.95    0.45   13.21    6.02      -0.14   -4.04     0.62   70.85    1.20
PFDC  Peoples Bancorp of Auburn IN           12.11    11.44    1.00    8.17    8.07       0.97    7.99     0.50   79.62    0.47
PBCT  Peoples Bank, MHC of CT (40.7)*         8.62     7.53    0.87   10.86    7.18       0.44    5.57     0.51  211.09    1.76
PCBI  Peoples Community Bcrp. of OH           9.32     8.61    0.62    6.27    4.92      -0.10     NM      0.19  467.69    0.96
PFFC  Peoples Financial Corp. of OH(8)        9.53     9.53    0.45    4.50    3.13       0.22    2.25     0.19  117.73    0.25
PSFC  Peoples Sidney Fin. Corp of OH         12.50    12.50    0.54    4.20    4.47       0.48    3.77     0.93   53.06    0.55
PHFC  Pittsburgh Home Fin Corp of PA          5.46     5.42    0.05    0.94    1.23       0.07    1.41     0.76   81.83    0.92
PFSL  Pocahontas Bancorp, Inc. of AR          9.22     6.34    0.33    3.28    3.12       0.65    6.45     1.59   36.94    0.80
PORT  Port Fin. Corp of Brighton MA          11.78    11.78    0.78    5.46    4.65       0.75    5.25     0.01     NA     1.20
PTRS  Potters Financial Corp. of OH(8)        9.02     9.02    1.10   13.16    7.52       1.14   13.72     0.74  168.32    1.68
PRBC  Prestige Bancorp, Inc. of PA            6.11     6.11   -1.01  -16.78  -22.56      -1.18  -19.55     3.46   48.74    2.28
PFNC  Progress Financial Corp. of PA          5.99     5.71    0.16    2.76    3.21      -0.07   -1.22     1.01  119.82    1.92
PBCP  Provident Bcp MHC of NY (45.2)         11.65    11.65    0.86    7.70    3.39       0.82    7.37     0.27  382.36    1.48
PROV  Provident Fin. Holdings of CA           9.13     9.13    0.83    9.83    9.19       0.33    3.84     0.39  147.28    0.97

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
JXVL  Jacksonville Bancorp Inc of TX          10.33  111.22   11.40  111.22   10.38         0.50    2.29   23.70
JXSB  Jcksnville SB MHC of IL (45.6)            NM   108.29    9.54  129.36   12.37         0.30    2.61     NM
KFBI  Klamath First Bancorp of OR             12.24   80.96    6.30  131.79   22.98         0.52    3.97   48.60
LSBX  LSB Corp of No. Andover MA*             15.19  100.57   12.31  100.57   15.38         0.44    3.58   54.32
LSBI  LSB Fin. Corp. of Lafayette IN          10.78   99.70    7.96   99.70   12.21         0.40    2.41   25.97
LARL  Laurel Capital Group Inc of PA          10.54  142.34   14.61  142.34   10.10         0.72    3.69   38.92
LFED  Leeds Fed Bksr MHC of MD(27.3)(8)         NM   280.28   36.40  280.28     NM          0.60    1.89     NM
LXMO  Lexington B&L Fin. Corp. of MO          16.46   68.67    7.91   72.63   18.31         0.30    2.31   37.97
LIBB  Liberty Bancrp MHC of NJ(36.7)            NM   182.54   16.68  182.54     NM          0.12    0.70   44.44
LFCO  Life Financial Corp of CA(8)              NM    47.43    1.72   47.43     NM          0.00    0.00     NM
LNCB  Lincoln Bancorp of IN                   22.50  100.73   17.71  103.16   25.23         0.40    2.40   54.05
LOGN  Logansport Fin. Corp. of IN             13.62  103.03   13.48  103.03   13.62         0.48    2.82   38.40
MAFB  MAF Bancorp, Inc. of IL                 12.46  167.46   13.06  199.54   13.58         0.60    1.97   24.59
MFBC  MFB Corp. of Mishawaka IN               14.76   82.07    6.83   82.07   22.45         0.42    1.99   29.37
MSBF  MSB Financial, Inc of MI                 9.24   89.29   14.89   89.29   11.46         0.40    3.64   33.61
MASB  MassBank Corp. of Reading MA*           12.07  114.35   13.58  115.45   16.28         1.32    3.14   37.93
MTXC  Matrix Bancorp, Inc. of CO              12.88  106.31    4.64  106.31   10.14         0.00    0.00    0.00
MFLR  Mayflower Co-Op. Bank of MA*            13.77  132.53   11.06  133.82   14.97         0.60    4.36   60.00
MDBK  Medford Bancorp, Inc. of MA*            12.59  158.11   12.85  160.62   11.25         0.60    2.58   32.43
METF  Metropolitan Fin. Corp. of OH             NM    49.56    1.44   52.53     NM          0.00    0.00     NM
MBBC  Monterey Bay Bancorp of CA              16.77  114.02   10.53  118.04   17.50         0.00    0.00    0.00
MFSF  MutualFirst Fin. Inc. of IN             13.98   97.95   14.05   98.94   15.05         0.32    2.03   28.32
MYST  Mystic Fin., Inc of Medford MA*         21.75   90.29    7.90   90.29   15.20         0.32    2.26   49.23
NASB  NASB Fin, Inc. of Grandview MO           8.70  148.71   14.62  150.59   18.35         0.60    3.59   31.25
NHTB  NH Thrift Bancshares of NH              13.33  107.32    6.23  189.01   15.23         0.64    4.00   53.33
NYCB  New York Community Bcrp of NY*            NM   282.40   31.62     NM      NM          0.64    2.32     NM
NMIL  Newmil Bancorp, Inc. of CT*             13.35  135.89   11.59  165.27   13.13         0.50    3.17   42.37
NBSI  North Bancshares of Chicago IL          29.27  104.62    9.78  104.62   30.00         0.44    3.67     NM
FFFD  North Central Bancshares of IA           9.00  105.39   10.10  122.46    9.00         0.60    2.76   24.90
NEIB  Northeast Indiana Bncrp of IN           12.85   82.14    9.07   82.14   13.35         0.48    3.49   44.86
NWSB  Northwest Bcrp MHC of PA(25.4)          18.20  192.24   13.91  248.93   20.09         0.24    2.06   37.50
OCFC  OceanFirst Fin. Corp of NJ              15.68  179.30   15.17  181.51   19.06         0.96    3.62   56.80
ONFC  Oneida Fincl MHC of NY (43.1)           25.60  164.25   21.08  184.55   28.29         0.76    3.53     NM
OTFC  Oregon Trail Fin. Corp. of OR           17.12  104.85   14.63  105.03   15.25         0.40    2.20   37.74
PBNC  PFS Bancorp Inc of IN                   22.42   77.52   16.37   77.52   19.78         0.00    0.00    0.00
PHSB  PHSB Financial Corp of PA               18.54   85.90   14.49   85.90   18.54         0.32    2.50   46.38
PVFC  PVF Capital Corp. of OH                  8.75  118.39    8.66  118.39   10.00         0.30    2.68   23.44
PBCI  Pamrapo Bancorp, Inc. of NJ             14.77  144.08   12.78  144.08   14.77         1.44    5.51     NM
PFED  Park Bancorp of Chicago IL              13.97   85.59    9.60   85.59   15.97         0.48    2.53   35.29
PVSA  Parkvale Financial Corp of PA            8.87  128.50    8.90  128.88    9.05         0.72    3.27   29.03
PBHC  Pathfinder BC MHC of NY (39.3)*         22.84  153.18   14.49  171.63     NM          0.28    2.11   48.28
PFSB  PennFed Fin. Services of NJ             13.83  154.32    9.52  163.50   14.17         0.24    1.03   14.20
PBKB  People's Bancshares, Inc of MA(8)*      16.60  190.33    7.79  197.08     NM          0.00    0.00    0.00
PFDC  Peoples Bancorp of Auburn IN            12.39  100.24   12.14  106.14   12.67         0.60    3.61   44.78
PBCT  Peoples Bank, MHC of CT (40.7)*         13.92  143.60   12.37  164.30   27.16         1.36    6.18     NM
PCBI  Peoples Community Bcrp. of OH           20.33  122.42   11.41  132.52     NM          0.00    0.00    0.00
PFFC  Peoples Financial Corp. of OH(8)          NM   144.25   13.74  144.25     NM          0.24    1.97   63.16
PSFC  Peoples Sidney Fin. Corp of OH          22.35   93.88   11.73   93.88   24.95         0.36    3.36     NM
PHFC  Pittsburgh Home Fin Corp of PA            NM    74.09    4.04   74.67     NM          0.36    3.17     NM
PFSL  Pocahontas Bancorp, Inc. of AR            NM   102.71    9.47  149.42   16.27         0.28    2.73     NM
PORT  Port Fin. Corp of Brighton MA           21.51  131.39   15.48  131.39   22.38         0.40    1.44   31.01
PTRS  Potters Financial Corp. of OH(8)        13.30  165.41   14.92  165.41   12.76         0.48    2.19   29.09
PRBC  Prestige Bancorp, Inc. of PA              NM    75.37    4.60   75.37     NM          0.00    0.00     NM
PFNC  Progress Financial Corp. of PA            NM    82.98    4.97   87.05     NM          0.00    0.00    0.00
PBCP  Provident Bcp MHC of NY (45.2)          29.47  214.31   24.96  214.31     NM          0.40    1.46   43.01
PROV  Provident Fin. Holdings of CA           10.89  102.39    9.35  102.43   27.84         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of February 1, 2002

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------   -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
PLSK  Pulaski Bncp MHC of NJ (41.8)(8)       10.50    10.50    0.43    4.23    1.67       0.53    5.16     0.29  182.58    0.90
PULB  Pulaski Fin Cp of St. Louis MO         10.74    10.74    1.10   10.18    5.99       0.68    6.29     0.82   77.84    0.90
QCBC  Quaker City Bancorp, Inc of CA          8.25     8.21    1.28   16.53   10.16       1.26   16.27     0.14  587.39    0.97
RIVR  River Valley Bancorp of IN              9.40     9.38    1.06   10.47    9.09       0.90    8.93     0.60  166.46    1.16
RVSB  Riverview Bancorp, Inc. of WA          12.43    12.23    1.01    7.96    7.00       0.80    6.30     0.45  113.63    0.82
ROME  Rome Bncp Inc MHC of NY (41.6)*        14.60    14.60    0.78    5.04    3.70       0.80    5.20     0.24  240.00    0.84
RSLN  Roslyn Bancorp, Inc. of NY*             7.46     7.45    1.32   17.54    5.86       1.35   17.99     0.15  322.88    1.05
SCFS  Seacoast Fin Serv Corp of MA*           9.11     8.05    0.95    9.57    6.33       0.94    9.49     0.38  228.45    1.11
SFBI  Security Financial Bcrp of IN          18.27    18.27    0.62    3.28    3.16       0.59    3.13      NA      NA     1.29
SKBO  Skibo Fin Corp MHC of PA(39.4)         16.23    16.23    0.54    3.26    1.99       0.54    3.26     0.03  801.89    0.85
SOBI  Sobieski Bancorp of S. Bend IN         10.09    10.09    0.52    4.90    7.06       0.44    4.08     1.39   28.42    0.55
SFFS  Sound Fed Bp MHC of NY (41.1)          10.61     8.11    0.72    6.95    5.56       0.72    6.95     0.24  153.63    0.61
SSFC  South Street Fin. Corp. of NC*         11.07    11.07    0.45    3.79    4.06       0.45    3.79     0.30   66.41    0.26
SMBC  Southern Missouri Bncrp of MO           9.42     7.98    0.69    6.92    7.89       0.69    6.92     0.60  103.06    0.80
STFR  St. Francis Cap. Corp. of WI            7.27     6.67    0.76   12.07    8.76       0.57    9.04     0.49  108.93    0.94
SFFC  StateFed Financial Corp. of IA         13.83    13.83    0.46    3.07    3.71       0.59    3.96     1.72   21.33    0.43
STSA  Sterling Financial Corp. of WA          5.74     4.18    0.55   10.15    8.63       0.55   10.15     0.56  112.17    0.92
SUFI  Superior Financial Corp of AR           7.55     4.12    0.77   11.03    9.55       0.72   10.34     0.51  140.28    1.11
THRD  TF Fin. Corp. of Newtown PA             8.11     7.36    0.78    9.74    9.41       0.84   10.42     0.49   55.40    0.54
THTL  Thistle Group Holdings of PA           12.18    11.09    0.62    5.15    6.40       0.49    4.04     0.46   63.22    0.82
TSBK  Timberland Bancorp, Inc. of WA         18.59    18.59    1.46    7.53    7.73       1.40    7.22     1.32   59.84    0.99
TRYF  Troy Financial Corp of Troy NY         14.18    11.49    0.81    5.42    3.37       0.91    6.07     0.30  407.88    1.88
USAB  USABancshares.com, Inc. of PA(8)*       1.50     1.48   -3.45     NM      NM       -2.53     NM      0.58  127.36    1.23
UCBC  Union Community Bancorp of IN          25.72    25.72    1.45    5.16    6.12       1.41    5.04     0.24  162.94    0.42
UFBS  Union Fin Bancshares Inc of SC          8.78     6.51    0.51    5.86    6.36       0.43    4.94     0.36  108.76    0.68
UCFC  United Community Fin. of OH            13.62    12.21    0.85    4.83    4.86       0.85    4.83     0.71   74.61    0.73
UPFC  United PanAm Fin. Corp of CA(8)        11.35    11.35    1.17    8.77    8.33       1.17    8.77     0.14     NA     6.61
UTBI  United Tenn. Bancshares of TN          13.60    12.65    0.91    6.79    7.43       0.93    6.89     0.69   98.45    0.97
WHGB  WHG Bancshrs of Lutherville MD         10.29    10.26    0.25    2.52    2.42       0.25    2.52     0.18  135.10    0.37
WSFS  WSFS Financial Corp. of DE*             5.24     5.18    0.80   14.76    9.13       0.54   10.06     0.59  194.65    2.11
WVFC  WVS Financial Corp. of PA               8.07     8.07    1.24   17.42   10.99       1.24   17.42     1.35   55.89    1.52
WRNB  Warren Bancorp of Peabody MA*           8.62     8.62    1.54   17.89    9.33       1.47   17.14     0.22  461.86    1.35
WSBI  Warwick Community Bncrp of NY*          9.07     8.72    0.69    6.84    4.65       0.64    6.29     0.39  108.91    0.68
WFSL  Washington Federal, Inc. of WA         12.44    11.93    1.63   13.90    6.90       1.61   13.69     0.68   40.96    0.47
WAYN  Wayne Svgs Bks MHC of OH(47.5)(8)       7.82     7.74    0.51    6.29    3.10       0.44    5.48     0.90   25.19    0.29
WYPT  Waypoint Financial Corp of PA           9.46     9.19    0.42    4.78    3.22       0.64    7.26     0.49   90.31    0.90
WCFB  Wbstr Cty Fed MHC of IA (38.4)         21.87    21.87    1.17    5.30    3.75       1.17    5.30     0.71   57.93    0.53
WBST  Webster Financial Corp. of CT           8.76     5.95    1.11   13.92    7.89       1.09   13.60     0.57  146.54    1.42
WEFC  Wells Fin. Corp. of Wells MN           10.14    10.14    1.24   12.45   12.07       0.98    9.82     0.57   70.73    0.50
WEBK  West Essex Bp MHC of NJ (40.2)         14.09    13.09    0.86    6.22    3.60       0.85    6.12     0.20  186.46    0.77
WOFC  Western Ohio Fin. Corp. of OH          12.62    12.62    0.54    4.46    5.55       0.49    4.07     0.92   51.75    0.58
WGBC  Willow Grv Bcp MHC of PA(43.0)(8)       9.91     9.72    0.02    0.24    0.15      -0.03   -0.32     0.75   95.46    0.99
YFCB  Yonkers Fin Corp of Yonkers NY(8)       7.45     7.45    0.70    9.75    5.94       0.57    7.98     0.10  362.68    0.51

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
PLSK  Pulaski Bncp MHC of NJ (41.8)(8)          NM   248.65   26.12  248.65     NM          0.40    1.24   74.07
PULB  Pulaski Fin Cp of St. Louis MO          16.68  169.44   18.20  169.44   26.99         0.30    1.63   27.27
QCBC  Quaker City Bancorp, Inc of CA           9.84  147.84   12.20  148.61   10.00         0.00    0.00    0.00
RIVR  River Valley Bancorp of IN              11.00  114.00   10.72  114.21   12.89         0.60    2.42   26.67
RVSB  Riverview Bancorp, Inc. of WA           14.29  110.42   13.73  112.24   18.07         0.44    3.58   51.16
ROME  Rome Bncp Inc MHC of NY (41.6)*         27.03  141.80   20.70  141.80   26.21         0.36    2.08   56.25
RSLN  Roslyn Bancorp, Inc. of NY*             17.07  282.06   21.05  282.46   16.64         0.48    2.40   41.03
SCFS  Seacoast Fin Serv Corp of MA*           15.79  145.87   13.29  165.14   15.93         0.40    2.22   35.09
SFBI  Security Financial Bcrp of IN             NM   104.54   19.10  104.54     NM          0.00    0.00    0.00
SKBO  Skibo Fin Corp MHC of PA(39.4)            NM   163.94   26.60  163.94     NM          0.48    3.68     NM
SOBI  Sobieski Bancorp of S. Bend IN          14.16   67.96    6.86   67.96   17.03         0.32    2.38   33.68
SFFS  Sound Fed Bp MHC of NY (41.1)           18.00  120.10   12.74  157.10   18.00         0.28    1.87   33.73
SSFC  South Street Fin. Corp. of NC*          24.66   94.08   10.42   94.08   24.66         0.40    5.59     NM
SMBC  Southern Missouri Bncrp of MO           12.67   86.82    8.18  102.53   12.67         0.50    3.01   38.17
STFR  St. Francis Cap. Corp. of WI            11.41  127.65    9.29  139.24   15.24         0.60    2.70   30.77
SFFC  StateFed Financial Corp. of IA          26.97   92.51   12.79   92.51   20.92         0.40    3.90     NM
STSA  Sterling Financial Corp. of WA          11.59  102.68    5.89  141.05   11.59         0.00    0.00    0.00
SUFI  Superior Financial Corp of AR           10.48  106.90    8.07  195.75   11.17         0.40    2.63   27.59
THRD  TF Fin. Corp. of Newtown PA             10.62  101.76    8.25  112.13    9.93         0.60    2.81   29.85
THTL  Thistle Group Holdings of PA            15.62   77.54    9.44   85.15   19.90         0.32    3.15   49.23
TSBK  Timberland Bancorp, Inc. of WA          12.93   97.96   18.21   97.96   13.50         0.44    2.86   36.97
TRYF  Troy Financial Corp of Troy NY          29.65  163.06   23.13  201.33   26.49         0.48    1.76   52.17
USAB  USABancshares.com, Inc. of PA(8)*         NM    44.16    0.66   44.74     NM          0.00    0.00     NM
UCBC  Union Community Bancorp of IN           16.33   89.15   22.93   89.15   16.72         0.60    4.22   68.97
UFBS  Union Fin Bancshares Inc of SC          15.71   86.82    7.62  117.02   18.64         0.40    3.64   57.14
UCFC  United Community Fin. of OH             20.57   99.45   13.54  110.94   20.57         0.30    4.17     NM
UPFC  United PanAm Fin. Corp of CA(8)         12.00  101.27   11.49  101.27   12.00         0.00    0.00    0.00
UTBI  United Tenn. Bancshares of TN           13.46   88.41   12.02   95.02   13.26         0.30    3.28   44.12
WHGB  WHG Bancshrs of Lutherville MD            NM   100.76   10.37  101.07     NM          0.36    2.72     NM
WSFS  WSFS Financial Corp. of DE*             10.96  161.20    8.44  162.88   16.07         0.16    0.93   10.19
WVFC  WVS Financial Corp. of PA                9.10  151.12   12.19  151.12    9.10         0.64    3.95   35.96
WRNB  Warren Bancorp of Peabody MA*           10.72  179.86   15.51  179.86   11.19         0.46    4.52   48.42
WSBI  Warwick Community Bncrp of NY*          21.50  143.52   13.02  149.31   23.37         0.40    1.86   40.00
WFSL  Washington Federal, Inc. of WA          14.50  188.09   23.40  196.14   14.73         0.96    3.38   48.98
WAYN  Wayne Svgs Bks MHC of OH(47.5)(8)         NM   201.41   15.75  203.67     NM          0.68    3.40     NM
WYPT  Waypoint Financial Corp of PA             NM   124.00   11.73  127.67   20.46         0.40    2.57     NM
WCFB  Wbstr Cty Fed MHC of IA (38.4)          26.67  141.22   30.89  141.22   26.67         1.00    6.25     NM
WBST  Webster Financial Corp. of CT           12.67  159.72   13.98  235.02   12.97         0.68    2.06   26.15
WEFC  Wells Fin. Corp. of Wells MN             8.28  100.26   10.16  100.26   10.51         0.72    3.68   30.51
WEBK  West Essex Bp MHC of NJ (40.2)          27.78  170.40   24.01  183.44   28.23         0.52    2.97     NM
WOFC  Western Ohio Fin. Corp. of OH           18.01   79.17    9.99   79.17   19.73         1.00    5.39     NM
WGBC  Willow Grv Bcp MHC of PA(43.0)(8)         NM   153.05   15.17  156.10     NM          0.52    2.65     NM
YFCB  Yonkers Fin Corp of Yonkers NY(8)       16.84  150.79   11.24  150.79   20.57         0.40    1.39   23.39

                                    EXHIBIT 2

                            Pro Forma Analysis Sheet

RP Financial, LC.
-----------------
Financial Services Industry Consultants

                            PRO FORMA ANALYSIS SHEET
                           Willow Grove Bancorp, Inc.

Valuation Midpoint Pricing Multiples   Symbol  Subject (1)          Peer Group              Pennsylvania Cos.        All Public
------------------------------------   ------  -----------  -------------------------     -------------------- -----------------
                                                               Mean           Median       Mean        Median      Mean     Median
                                                            ---------         -------     -------      -------    -------   -------
Price-earnings multiple             =   P/E        27.93x      13.94x          14.56x      12.91x      11.53x     15.18x    13.77x
Price-core earnings multiple        =   P/CE       18.56x      14.83x          14.77x      14.04x      12.42x     16.27x    15.35x
Price-book ratio                    =   P/B        81.71%     117.02%         114.35%     108.42%      101.76%    119.74%   108.71%
Price-tangible book ratio           =   P/TB       82.65%     123.46%         120.44%     111.25%      103.04%    127.11%   115.09%
Price-assets ratio                  =   P/A        12.43%      11.49%          11.59%       8.99%       8.90%     12.42%    11.26%

Valuation Parameters
Pre-Conversion Earnings (Y)                 $2,798,000                  ESOP Stock Purchases (E)             8.00% (4)
Pre-Conversion Core Earnings                $4,339,000                  Cost of ESOP Borrowings (S)          0.00%
Pre-Conversion Book Value (B)              $62,967,000                  ESOP Amortization (T)               15.00 years
Pre-Conv. Tang. Book Value (B)             $61,786,000                  Stock Programs Amount (M)            4.00%
Pre-Conversion Assets (A)                 $643,753,000                  Stock Programs Vesting (N)           5.00 years (4)
Reinvestment Rate (2)(R)                         1.64%                  Percentage Sold (PCT)               56.94%
Est. Conversion Expenses (3)(X)                  2.88%                  Fixed Expenses                    $850,000
Tax rate (TAX)                                  34.00%                  Variable Expenses                    1.25%
Price/Share                                     $10.00                  Insider Purchases               $1,000,000

Calculation of Pro Forma Value After Conversion
1. V=                              P/E * (Y)                              V=  $85,183,322
       -----------------------------------------------------------------
           1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2. V=                               P/B * B                               V=  $85,183,322
       -----------------------------------------------------------------
                           1 - P/B * PCT * (1-X-E-M)

3. V=                               P/A * A                               V=  $85,183,322
       -----------------------------------------------------------------
                           1 - P/A * PCT * (1-X-E-M)

                                                                               Full            Full
                                                Gross        Exchange       Conversion      Conversion     2nd Step      Exchange
Conclusion and Range of Value                  Proceeds        Ratio          Value           Shares        Shares        Shares
-----------------------------                -----------     --------      ------------     ----------     ---------    ----------
Minimum                                      $41,225,000      1.46553       $72,405,824      7,240,582    4,122,500      3,118,082
Midpoint                                     $48,500,000      1.72415       $85,183,322      8,518,332    4,850,000      3,668,332
Maximum                                      $55,775,000      1.98278       $97,960,820      9,796,082    5,577,500      4,218,582
Supermaximum                                 $64,141,250      2.28019      $112,654,943     11,265,494    6,414,125      4,851,369

----------
(1)   Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 2.49 percent, and a tax rate of 34 percent.
(3)   Estimated offering expenses at midpoint of the offering.
(4) ESOP amortizes over 15 years, stock programs amortize over 5 years, amortization expenses tax effected at 34 percent.

                                    EXHIBIT 3

                     Pro Forma Effect of Conversion Proceeds

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Willow Grove Bancorp, Inc.
                           At the Minimum of the Range

1.   Conversion Proceeds
       Full Conversion Value                                                      $72,405,824
       Exchange Ratio                                                                 1.46553

       Offering Proceeds                                                          $41,225,000
        Less: Estimated Offering Expenses                                           1,311,588
                                                                                  -----------
       Net Conversion Proceeds                                                    $39,913,413

2.   Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds                                                      $39,913,413
         Less: Non-Cash Stock Purchases (1)                                         4,947,000
                                                                                  -----------
     Net Proceeds Reinvested                                                      $34,966,413
     Estimated net incremental rate of return                                           1.64%
                                                                                        -----
     Earnings Increase                                                               $574,638
         Less: Estimated cost of ESOP borrowings                                            0
         Less: Amortization of ESOP borrowings                                        145,112
         Less: Stock Programs Vesting (2)                                             217,668
                                                                                     --------
     Net Earnings Increase                                                           $211,858

                                                                      Net
                                                       Before       Earnings        After
3.   Pro Forma Earnings                              Conversion     Increase      Conversion
                                                    ------------   -----------   ------------
     12 Months ended December 31, 2001 (reported)     $2,798,000      $211,858     $3,009,858
     12 Months ended December 31, 2001 (core)         $4,339,000      $211,858     $4,550,858

                                                       Before       Net Cash        After
4.   Pro Forma Net Worth                             Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                               $62,967,000   $34,966,413    $97,933,413
     December 31, 2001 (Tangible)                    $61,786,000   $34,966,413    $96,752,413

                                                       Before       Net Cash        After
5.   Pro Forma Assets                                Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                              $643,753,000   $34,966,413   $678,719,413

(1) Includes ESOP stock purchases equal to 8.0 percent of the second step offering and stock program purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings amortized over 15 years, amortization expense tax-effected at a 34% rate.
(4) Stock programs amortized over 5 years, and amortization expense is tax effected at 34 percent.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Willow Grove Bancorp, Inc.
                          At the Midpoint of the Range

1.   Conversion Proceeds
       Full Conversion Value                                                      $85,183,322
       Exchange Ratio                                                                 1.72415

       Offering Proceeds                                                          $48,500,000
        Less: Estimated Offering Expenses                                           1,395,250
                                                                                  -----------
       Net Conversion Proceeds                                                    $47,104,750

2.   Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds                                                      $47,104,750
         Less: Non-Cash Stock Purchases (1)                                         5,820,000
                                                                                  -----------
     Net Proceeds Reinvested                                                      $41,284,750
     Estimated net incremental rate of return                                           1.64%
                                                                                        -----
     Earnings Increase                                                               $678,474
         Less: Estimated cost of ESOP borrowings                                            0
         Less: Amortization of ESOP borrowings                                        170,720
         Less: Stock Programs Vesting (2)                                             256,080
                                                                                  -----------
     Net Earnings Increase                                                           $251,674

                                                                      Net
                                                       Before       Earnings        After
3.   Pro Forma Earnings                              Conversion     Increase      Conversion
                                                    ------------   -----------   ------------
     12 Months ended December 31, 2001 (reported)     $2,798,000      $251,674     $3,049,674
     12 Months ended December 31, 2001 (core)         $4,339,000      $251,674     $4,590,674

                                                       Before       Net Cash        After
4.   Pro Forma Net Worth                             Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                               $62,967,000   $41,284,750   $104,251,750
     December 31, 2001 (Tangible)                    $61,786,000   $41,284,750   $103,070,750

                                                       Before       Net Cash        After
5.   Pro Forma Assets                                Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                              $643,753,000   $41,284,750   $685,037,750

(1) Includes ESOP stock purchases equal to 8.0 percent of the second step offering and stock program purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings amortized over 15 years, amortization expense tax-effected at a 34% rate.
(4) Stock programs amortized over 5 years, and amortization expense is tax effected at 34 percent.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Willow Grove Bancorp, Inc.
                           At the Maximum of the Range

1.   Conversion Proceeds
       Full Conversion Value                                                      $97,960,820
       Exchange Ratio                                                                 1.98278

       Offering Proceeds                                                          $55,775,000
        Less: Estimated Offering Expenses                                           1,478,913
                                                                                  -----------
       Net Conversion Proceeds                                                    $54,296,088

2.   Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds                                                      $54,296,088
         Less: Non-Cash Stock Purchases (1)                                         6,693,000
                                                                                  -----------
     Net Proceeds Reinvested                                                      $47,603,088
     Estimated net incremental rate of return                                           1.64%
                                                                                        -----
     Earnings Increase                                                               $782,309
         Less: Estimated cost of ESOP borrowings                                            0
         Less: Amortization of ESOP borrowings                                        196,328
         Less: Stock Programs Vesting (2)                                             294,492
                                                                                  -----------
     Net Earnings Increase                                                           $291,489

                                                                      Net
                                                       Before       Earnings        After
3.   Pro Forma Earnings                              Conversion     Increase      Conversion
                                                    ------------   -----------   ------------
     12 Months ended December 31, 2001 (reported)     $2,798,000      $291,489     $3,089,489
     12 Months ended December 31, 2001 (core)         $4,339,000      $291,489     $4,630,489

                                                       Before       Net Cash        After
4.   Pro Forma Net Worth                             Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                               $62,967,000   $47,603,088   $110,570,088
     December 31, 2001 (Tangible)                    $61,786,000   $47,603,088   $109,389,088

                                                       Before       Net Cash        After
5.   Pro Forma Assets                                Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                              $643,753,000   $47,603,088   $691,356,088

(1) Includes ESOP stock purchases equal to 8.0 percent of the second step offering and stock program purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings amortized over 15 years, amortization expense tax-effected at a 34% rate.
(4) Stock programs amortized over 5 years, and amortization expense is tax effected at 34 percent.

                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Willow Grove Bancorp, Inc.
                            At the Supermaximum Value

1.   Conversion Proceeds
       Full Conversion Value                                                     $112,654,943
       Exchange Ratio                                                                 2.28019

       Offering Proceeds                                                          $64,141,250
       Less: Estimated Offering Expenses                                            1,575,124
                                                                                 ------------
       Net Conversion Proceeds                                                    $62,566,126

2.   Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds                                                      $62,566,126
     Less: Non-Cash Stock Purchases (1)                                             7,696,950
                                                                                 ------------
     Net Proceeds Reinvested                                                      $54,869,176
     Estimated net incremental rate of return                                           1.64%
                                                                                        -----
     Earnings Increase                                                               $901,720
         Less: Estimated cost of ESOP borrowings                                            0
         Less: Amortization of ESOP borrowings                                        225,777
         Less: Stock Programs Vesting (2)                                             338,666
                                                                                 ------------
     Net Earnings Increase                                                           $337,277

                                                                      Net
                                                       Before       Earnings        After
3.   Pro Forma Earnings                              Conversion     Increase      Conversion
                                                    ------------   -----------   ------------
     12 Months ended December 31, 2001 (reported)     $2,798,000      $337,277     $3,135,277
     12 Months ended December 31, 2001 (core)         $4,339,000      $337,277     $4,676,277

                                                       Before       Net Cash        After
4.   Pro Forma Net Worth                             Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                               $62,967,000   $54,869,176   $117,836,176
     December 31, 2001 (Tangible)                    $61,786,000   $54,869,176   $116,655,176

                                                       Before       Net Cash        After
5.   Pro Forma Assets                                Conversion     Proceeds      Conversion
                                                    ------------   -----------   ------------
     December 31, 2001                              $643,753,000   $54,869,176   $698,622,176

(1) Includes ESOP stock purchases equal to 8.0 percent of the second step offering and stock program purchases equal to 4.0 percent of the second step offering.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings amortized over 15 years, amortization expense tax-effected at a 34% rate.
(4) Stock programs amortized over 5 years, and amortization expense is tax effected at 34 percent.

                                    EXHIBIT 4

                          Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching and/or diversification strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

      Ronald S. Riggins, Managing Director (21)
      William E. Pommerening, Managing Director (17)
      Gregory E. Dunn, Senior Vice President (19)
      James P. Hennessey, Senior Vice President (16)
      James J. Oren, Senior Vice President (14)

--------------------------------------------------------------------------------

Washington Headquarters
Rosslyn Center                                         Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                      Fax No.: (703) 528-1788
Arlington, VA  22209                                Website: www.rpfinancial.com